Exhibit 2.1
DESCRIPTION OF REGISTERED SECURITIES OF BBVA
This exhibit describes each class of securities of BBVA that was registered under Section 12 of the Exchange Act as of December 31, 2024. For purposes of this exhibit, except as otherwise expressly provided or unless the context requires otherwise, all terms used but not defined in this exhibit which are defined in BBVA’s annual report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), shall have the meanings assigned to them in the Annual Report.
DESCRIPTION OF BBVA ORDINARY SHARES
The following summary describes the material considerations concerning the capital stock of BBVA and briefly describes the material provisions of BBVA’s bylaws (estatutos) and relevant Spanish law. This summary does not include all the provisions of such bylaws and is qualified in its entirety by reference to the detailed provisions thereof. A copy of BBVA’s bylaws is incorporated as Exhibit 1.1 to the Annual Report.
General

All rights and obligations of BBVA’s shareholders are contained in BBVA’s bylaws and in Spanish law. In addition, pursuant to Royal Decree 84/2015 of February 13, implementing Law 10/2014, amendments of the bylaws of a bank are subject to notice or prior authorization of the Bank of Spain. Other requirements to amend our bylaws are discussed under “—Attendance and Voting at Shareholders’ Meeting”.
As of December 31, 2024, BBVA’s paid in share capital was €2,824,009,877.85, represented by a single class of 5,763,285,465 ordinary shares, each with par value of €0.49 per share and all having the same rights.
Our shareholders have delegated to the Board of Directors the authority to issue up to 3,333,943,290 new ordinary shares (equal to half of BBVA’s share capital on March 18, 2022, the date of the authorization). The Board of Directors is authorized to exclude preemptive rights, in whole or in part, pursuant to the applicable provisions of the Spanish Companies Act. The power to exclude preemptive rights is limited, such that the nominal amount of any share capital increases resolved or effectively carried out with the exclusion of preemptive subscription rights in use of this authority and those that may be resolved or carried out to cover the conversion of convertible issuances that may equally be made with the exclusion of preemptive subscription rights in use of the authority described below may not exceed the nominal maximum overall amount of 10% of the Bank’s share capital at the date of the authorization (equal to 666,788,658 new ordinary shares). The Board’s authorization to issue new ordinary shares expires on March 18, 2027.
In addition, our shareholders have delegated to the Board of Directors on March 18, 2022, for a period of five years, the authority to issue securities convertible into newly issued ordinary shares other than contingent convertible securities (“CoCos”) up to the maximum overall amount of six billion euros (€6,000,000,000) or its equivalent in any other currency, delegating in turn the power to exclude preemptive subscription rights. However, this power is limited, such that the nominal amount of any share capital increases resolved or effectively carried out to cover the conversion of convertible issuances that may equally be made with the exclusion of preemptive subscription rights in use of this authority and those capital increases that may be resolved or carried out with the exclusion of preemptive subscription rights in use of the authority described above may not exceed the nominal maximum overall amount of 10% of the Bank’s share capital at the date of the authorization (equal to 666,788,658 new ordinary shares). The Board’s authorization to issue securities convertible into newly issued ordinary shares other than CoCos expires on March 18, 2027.

Finally, our shareholders have delegated to the Board of Directors on April 20, 2021, for a period of five years, the authority to issue securities convertible into newly issued ordinary shares whose conversion is contingent and which is intended to meet regulatory requirements for their eligibility as capital instruments, in accordance with the solvency regulations applicable from time to time (CoCos), up to the maximum overall amount of eight billion euros (€8,000,000,000) or its equivalent in any other currency. The Board of Directors is authorized to exclude preemptive rights, in whole or in part, pursuant to the applicable provisions of the Spanish Companies Act. The Board of Directors’ authorization to issue securities convertible into newly issued ordinary shares expires on April 20, 2026.
At the annual general shareholders’ meeting of BBVA, to be held on March 21, 2025, on second call, BBVA shareholders will vote on a proposal to approve a reduction of BBVA’s share capital by up to 10% of BBVA’s share capital as of the date of such resolution, corresponding to 576,328,546 ordinary shares, with a nominal value of €0.49 each, subject to obtaining, where appropriate, the corresponding regulatory authorizations.
Non-residents of Spain may hold and vote ordinary shares subject to the general restrictions set forth below. See “—Exchange Controls and Restrictions on Foreign Investments” and “—Restrictions on Acquisitions of Ordinary Shares”.
Registry and Company’s Objects and Purpose

BBVA is registered with the Commercial Registry of Bizkaia (Spain). Its registration number at the Commercial Registry of Bizkaia is volume 2,083, Company section folio 1, sheet BI-17-A, 1st entry. Its corporate purpose is to carry out all kinds of activities, operations, acts, contracts and services within the banking business or directly or indirectly related to it, which are permitted or not prohibited by the provisions in force and supplementary activities. Its corporate purpose also includes the acquisition, possession, use and disposal of securities, public offering of acquisition and sale of securities, as well as all types of holdings in any entity or company. BBVA’s corporate purpose is contained in Article 3 of BBVA’s Bylaws.
Attendance and Voting at Shareholders’ Meetings
Each ordinary share entitles the shareholder to one vote. Ordinary shares that are not paid up in full are not entitled to vote, or to receive distributions of dividends or preemptive subscription rights. As of the date of this Annual Report, all ordinary shares were fully paid up.
Any ordinary share may be voted by proxy. Any shareholder who is entitled to attend a general shareholders’ meeting may be represented at such general shareholders’ meeting by another person, who need not necessarily be a shareholder. Proxies are valid for ordinary (also referred to as “annual”) general shareholders’ meetings and extraordinary general shareholders’ meetings and, except with respect to general powers of attorney, must be granted specifically with respect to each general shareholders’ meeting. A single shareholder may not be represented at a general shareholders’ meeting by more than one proxy, except under the circumstances provided in the law for intermediary entities. Our bylaws do not contain provisions related to cumulative voting.
Shareholders’ Meetings
Pursuant to BBVA’s bylaws and to the Spanish Companies Act, general meetings of shareholders of BBVA may be ordinary or extraordinary.
Pursuant to the Spanish Companies Act, ordinary general shareholders’ meetings shall necessarily be held within the first six months of each fiscal year, at which shareholders are requested to approve the annual accounts of the previous fiscal year, the corporate management for the previous fiscal year and the application of BBVA’s net income or loss. Other matters may also be voted on by shareholders during the ordinary general shareholders’ meetings if such items are included on the agenda or are allowed by law. Any other meetings of shareholders are considered to be extraordinary general shareholders’ meetings. Extraordinary general shareholders’ meetings may be called from time to time by the BBVA Board of Directors at its discretion. The BBVA Board of Directors will call extraordinary general shareholders’ meetings when (i) it believes such meetings to be necessary or advisable for BBVA’s interests, (ii) required by law or BBVA’s bylaws, or (iii) requested by shareholders representing at least 3% of BBVA’s share capital.

Shareholders representing at least 3% of the share capital of BBVA have the right to request the publication of a supplemental notice including one or more additional agenda items to the ordinary general shareholders’ meeting and to add new resolution proposals to the agenda of any general shareholders’ meeting, within the first five days following the publication of the agenda.
A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, is considered valid even if no notice of such meeting was given, and, with unanimous agreement, shareholders may consider any matter at such a meeting.
Convening Notice
According to BBVA’s bylaws and the Spanish Companies Act, notices of all BBVA general shareholders’ meetings must be published (i) in the Official Gazette of the Commercial Registry (Boletín Oficial del Registro Mercantil) or in a widely circulated newspaper in Spain, (ii) on BBVA’s webpage and (iii) on the webpage of the CNMV, at least one month prior to the date of the meeting or with the minimum prior notice period required by the Spanish Companies Act from time to time. The notice must indicate the date, time and place of the meeting on the first convening and all the matters to be considered at the meeting, along with other information required by the Spanish Companies Act. The notice may also include the date on which the meeting should be held on the second convening. At least twenty-four hours must elapse between the meeting on the first convening and the meeting on the second convening.
Place of Meeting
Notwithstanding legal provisions relating to universal General Meetings and in accordance with BBVA's bylaws, general shareholders’ meetings must be held in Bilbao, Spain, where BBVA has its registered office, on the date indicated in the convening notice. A universal shareholders’ meeting, at which 100% of the share capital is present or duly represented, may take place anywhere in the world.
Right of Attendance
The owners of 500 or more ordinary shares which are duly registered in the book-entry record for ordinary shares at least five days prior to the date of the general shareholders’ meeting and who continue to hold such shares until the date of the meeting are entitled to attend. The holders of fewer than 500 ordinary shares may aggregate their shares by proxy to represent at least 500 ordinary shares and appoint a representative for the meeting.
Quorums
Under BBVA’s bylaws and the Spanish Companies Act, except as set forth below, general shareholders’ meetings will be duly constituted on the first convening if BBVA shareholders holding at least 25% of the voting share capital are present or represented by proxy. On the second convening of a general shareholders’ meeting, there is no quorum requirement.
Notwithstanding the above, according to the Spanish Companies Act certain special events require a quorum of shareholders, present or represented by proxy, holding at least 50% of the voting share capital on first convening of the general shareholders’ meeting and no less than 25% of the voting share capital on the second convening of the general shareholders’ meeting. Those special events include the adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or suppression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (vi) the transfer of the registered office abroad.
Additionally, BBVA’s bylaws also require the presence, in person or represented by proxy, of two-thirds of the voting share capital on first convening or 60% of the voting share capital on the second convening, at general shareholders’ meetings in order to adopt resolutions that concern: (i) the change of the corporate purpose; (ii) the transformation of BBVA’s legal status; (iii) a full spin-off; (iv) the dissolution of BBVA; or (v) the amendment of the second paragraph of Article 25 of BBVA’s bylaws, which establishes this stricter quorum requirement.

Under Spanish law, the rights of shareholders may only be changed by an amendment to the bylaws that complies with the requirements described herein and under “—Attendance and Voting at Shareholders’ Meetings”.
Adoption of Resolutions and Majorities
Subject to the higher vote requirements described in the following paragraphs, the adoption of resolutions requires a simple majority vote at the general shareholders’ meeting, meaning that a resolution is adopted when the favorable votes exceed the votes against the adoption of the resolution.
The adoption of resolutions concerning the following: (i) increases or decreases in capital; (ii) in general, any modification of the bylaws; (iii) issuances of bonds (not applicable to BBVA except with respect to convertible bonds); (iv) limitation or supression of the preemptive rights to subscribe for new shares; (v) transformations, mergers, spin-offs and assignments of assets and liabilities; and (vi) the transfer of the registered office abroad, shall require the favorable vote of (a) a majority of the share capital present or represented at the meeting if such share capital present or represented exceeds 50% of the total share capital, or (b) if the share capital present or represented by proxy on the second convening constitutes less than 50% but more than 25% of the total share capital, the approval of two-thirds of the share capital present or represented by proxy at such meeting. In addition, the adoption of resolutions that require special quorums according to our bylaws require a favorable vote of a majority of the share capital present or represented.
Validly adopted resolutions are binding on all the shareholders, including those who were absent, dissented or abstained from voting.
Any resolution adopted at the general shareholders’ meeting that is contrary to Spanish law, to the bylaws or to the general shareholders’ meeting regulations, or that are deemed detrimental to BBVA’s interests to the benefit of one or more shareholders or third parties can be contested. Any director, any third party who proves a legitimate interest, and any shareholder who acquired such status before the resolution was adopted, as long as they represent at least 0.1% of the share capital of BBVA, may contest corporate resolutions. If the resolution is contrary to public order, it can be contested by any director, third party or any shareholder, even if he or she acquired such status after the resolution was adopted.
Appointment of Directors
Pursuant to our bylaws, our board of directors includes a minimum of 5 and a maximum of 15 directors who are elected by the general shareholders’ meeting (other than as described in the following paragraph regarding co-opted directors). Directors are appointed for a term of three years, and may be re-elected one or more times for successive terms not exceeding three years.
Under the Spanish Companies Act, in the event of a vacancy on the BBVA Board of Directors, a shareholder or group of shareholders that owns an aggregate number of ordinary shares equal to or greater than the result of dividing the total capital stock by the number of directors on the BBVA Board of Directors, has the right to appoint a corresponding proportion of the directors (rounded down to the nearest whole number) to the Board of Directors. Shareholders who exercise the right to appoint directors in accordance with the above may not vote on the appointment of other directors to the BBVA Board of Directors. Under the Spanish Companies Act, the BBVA Board of Directors may also designate directors by interim appointment to fill vacancies (co-option). If a director has been co-opted, such director will have a term of office ending on the first general shareholders’ meeting held following such co-option. The general shareholders’ meeting may then ratify such director’s appointment for the term of office remaining of the director whose vacancy has been covered through co-option, or appoint such director for the term of office established under our bylaws (currently, three years).
Under Spanish law, any new directors shall comply with the suitability criteria set forth in, among other applicable legislation, Law 10/2014, Royal Decree 84/2015, of February 13 and Bank of Spain Circular 2/2016, of February 2.
Preemptive Rights

Pursuant to the Spanish Companies Act, shareholders have preemptive rights to subscribe for (i) new ordinary shares issued in the context of a capital increase involving cash contributions (except where the capital increase is due to the conversion of convertible securities into BBVA ordinary shares, the absorption of another company, or the absorption of all or part of the assets of another company by means of a spin-off of such company) and (ii) securities which are convertible into BBVA ordinary shares. These preemptive rights may be completely or partially excluded in certain circumstances in accordance with the Spanish Companies Act, following a resolution passed at the general shareholders’ meeting (which may, for example, authorize the Board of Directors to exclude preemptive rights). BBVA reserves the right to propose to the general shareholders’ meeting that such preemptive rights be completely or partially excluded in any future issuance of new ordinary shares or securities which are convertible into BBVA ordinary shares.
Dividends and Distributions

Shareholders have the right to participate in the distribution of corporate earnings. Pursuant to our bylaws, dividends may be paid in cash or in kind.
Once the requirements under Spanish law and our bylaws are satisfied, dividends may be distributed and charged to the year’s profit or unrestricted reserves, provided that the value of BBVA’s total net assets is not, or as a result of such dividend would not be, less than BBVA’s share capital. In addition, BBVA must take into account any applicable capital adequacy requirements and any recommendations on payment of dividends, and any other required authorization or restriction that may be applicable. Capital adequacy requirements are applied on both a consolidated and individual basis. See “Item 4. Information on the Company— Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” and “Item 5. Operating and Financial Review and Prospects—Liquidity and Capital Resources—Capital” of our Annual Report.
On November 18, 2021, BBVA communicated that its Board of Directors agreed to establish a dividend policy consisting of an annual distribution of between 40% and 50% of the consolidated ordinary profit of each year, compared to the previous policy of distributing between 35% and 40%. This policy will be implemented through the distribution of an interim dividend for the year and a final dividend, with the possibility of combining cash distributions with share buybacks, all subject to the relevant authorizations and approvals applicable at any given time. For additional information, see “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Dividends” and “Item 8. Financial Information—Consolidated Statements and Other Financial Information—Dividends” of our Annual Report.
“Final” dividends for a year are proposed by the Board of Directors to be approved by the annual general shareholders’ meeting following the end of the year to which they relate. Additionally, the Board of Directors may approve the payment of “interim” dividends on account of the year’s end profits following the fulfillment of certain requirements under Spanish law, which payment is endorsed by the annual general shareholders’ meeting. Interim and final dividends are payable to shareholders of record on the record date for the dividend payment. Any unclaimed cash dividends revert to BBVA five years after declaration.
In addition, upon a liquidation, shareholders have the right to participate in the distribution of any net assets.
Form and Transfer

Ordinary shares are registered in book-entry form and are indivisible. Joint holders must nominate one person to exercise their rights as shareholders, though joint holders are jointly and severally (solidariamente) liable for all obligations arising from their status as shareholders.
Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. Unipersonal (“Iberclear”), which manages the clearance and settlement system of the Spanish Stock Exchanges, maintains the central registry of ordinary shares which reflects (i) one or several proprietary accounts which show the balances of the participating entities’ (entidades participantes) proprietary accounts; (ii) one or several general third-party accounts that show the overall balances that the participating entities hold for third parties; (iii) individual accounts opened in the name of the owner, either an individual or legal person; and (iv) individual special accounts of financial intermediaries which use the optional procedure of settlement of orders. Each participating entity, in turn, maintains the detail records of the owners of the shares held in their general third-party accounts.

Transfers of ordinary shares quoted on the Spanish Stock Exchanges must be made by book-entry registry or delivery of evidence of title to the buyer, through or with the participation of a member of the Spanish Stock Exchanges that is an authorized broker or dealer. Transfers of ordinary shares may also be subject to certain fees and expenses.
Reporting Requirements
As our ordinary shares are listed on the Spanish Stock Exchanges, the acquisition or disposition of ordinary shares by shareholders must be reported within four business days of the acquisition or disposition to BBVA and the CNMV where:
•in the case of an acquisition, the acquisition results in that person or group holding 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights; or
•in the case of a disposal, the disposition reduces shares held by a person or group below a threshold of 3% (or 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%) of BBVA’s total voting rights.
The reporting requirements apply not only to the purchase or transfer of shares, but also to those transactions in which, without a purchase or transfer, the proportion of voting rights of an individual or legal entity reaches, exceeds or falls below the threshold that triggers the obligation to report as a consequence of a change in the total number of voting rights of BBVA on the basis of the information reported to the CNMV and disclosed by it.
Regardless of the actual ownership of the shares, any individual or legal entity with a right to acquire, transfer or exercise voting rights granted by the shares, and any individual or legal entity who owns, acquires or transfers, whether directly or indirectly, other securities or financial instruments which grant a right to acquire shares with voting rights, will also have an obligation to notify the company and the CNMV of the holding of a significant stake in accordance with applicable Spanish regulations. In addition, cash settled instruments creating long positions on underlying listed shares (such as BBVA’s) shall be disclosed if the specified shareholding thresholds are reached or exceeded. Cash holdings and holdings derived from financial instruments shall be aggregated for disclosure purposes. A disclosure exemption for shareholding positions held by financial entities in their trading books as a result of the securities administration and custody services rendered by such financial entities is available pursuant to Article 33.2 of the Spanish Royal Decree 1362/2007. In the event that the individual or legal entity entering into the relevant transaction is a non-Spanish resident, notice must also be given to the Spanish Registry of Foreign Investments (Registro de Inversiones Exteriores) of the Ministry of Industry, Trade and Tourism (Ministerio de Industria, Comercio y Turismo). See “—Exchange Controls and Restrictions on Foreign Investment” for additional information, including on certain temporary measures which have been adopted in connection with foreign direct investments.
In the case of individuals or legal entities resident in jurisdictions designated as tax havens or in countries or territories levying no taxes or with which Spain has no effective exchange of tax information, the threshold that triggers the obligation to disclose the acquisition or disposition of shares is reduced to 1% (and successive multiples of 1%).
Additionally, since BBVA is a credit entity, any person who intends to acquire a significant participation in BBVA’s share capital must comply with certain obligations imposed by the Bank of Spain. See “—Restrictions on Acquisitions of Ordinary Shares”.
Requirements Applicable to Purchases by BBVA and its Directors and Senior Managers

Acquisition of Own Shares
Article 77.1 of CRR establishes that a credit institution (such as BBVA) shall obtain the prior permission from its competent authority (the ECB in the case of BBVA) in order to repurchase its own shares.

Additionally, BBVA is required to report to the CNMV any acquisition by BBVA or any of its affiliates, of BBVA’s own shares which, together with all other acquisitions since the last notification, reaches or exceeds 1% of BBVA’s share capital (irrespective of whether any own shares have been sold in the same period). In such circumstances, the notification must be made within four stock exchange business days and include the number of shares acquired since the last notification (detailed by transaction), the number of shares sold (detailed by transaction) and the resulting net holding of treasury shares.
On January 30, 2025, and in relation with the shareholders ordinary distribution for 2024, BBVA announced its intention to execute a 993 million euro share buy-back program, subject to obtaining the corresponding regulatory authorizations and to the communication of the specific terms and conditions of the share buy-back program before its execution.
Acquisition of Shares by BBVA Directors and Senior Managers
Each member of the BBVA Board of Directors, as well as persons closely associated to them, shall notify BBVA and the CNMV of every transaction conducted on their own account relating to BBVA shares or debt instruments issued by BBVA or to derivatives or other financial instruments linked thereto, according to Article 19 of Regulation (EU) n.º 596/2014, of the European Parliament and of the Council, of April 16, 2014, on market abuse, within three business days after the date of the transaction.
Senior managers of BBVA, as well as persons closely associated to them, are also subject to the abovementioned reporting rules.
Net Short Positions

In accordance with Regulation (EU) No. 236/2012 of the European Parliament and of the Council of March 14, 2012 on short selling and certain aspects of credit default swaps (as further supplemented by several delegated regulations regulating technical aspects necessary for its effective enforceability and to ensure compliance with its provisions), net short positions on shares listed on the Spanish Stock Exchanges (including BBVA shares) equal to, or in excess of, 0.2% of the relevant entity’s share capital and any increases or reductions thereof by 0.1% are required to be disclosed to the CNMV. If the net short position reaches 0.5%, and also at every 0.1% above that, the CNMV will disclose the net short position to the public.
In response to COVID-19, on March 16, 2020, the European Securities and Markets Authority (“ESMA”) lowered the aforementioned threshold from 0.2% to 0.1%, requiring net short position holders to report positions of 0.1% and above. This measure was renewed on September 18, 2020 and on December 17, 2020 until March 19, 2021. The European Commission adopted the decision to permanently lower the threshold from 0.2% to 0.1% on September 27, 2021, which decision was published in the Official Journal on January 11, 2022. Additionally, in line with other European supervisors, on March 16, 2020, the CNMV banned net short positions in shares admitted to trading to Spanish trading venues for which the CNMV is the competent authority as well as to all related instruments relevant for the calculation of the net short position. The CNMV ban became ineffective on May 18, 2020.
The notification or disclosure mentioned above shall be made not later than at 15:30 (CET) on the trading day following the day when the relevant threshold was reached, exceeded or fallen below.
Notification is mandatory even if the same position has already been notified to the CNMV in compliance with transparency obligations previously in force.
The information to be disclosed is set out in Table 1 of Annex I of Delegated Regulation 826/2012, according to the format approved as Annex II of such Regulation. The information will be published, where appropriate, on a web page operated or supervised by the CNMV.

Moreover, pursuant to Regulation 236/2012, where the CNMV considers that (i) there are adverse events or developments that constitute a serious threat to financial stability or to market confidence (for example, serious financial, monetary or budgetary problems, which may lead to financial instability or unusual volatility causing significant downward spirals in any financial instrument); and (ii) the measure is necessary and will not be disproportionately detrimental to the efficiency of financial markets in view of the advantages sought, it may, following consultation with the ESMA, take any one or more of the following measures:
•impose additional notification obligations by either (a) reducing the thresholds for the notification of net short positions in relation to one or several specific financial instruments; and/or (b) requesting the parties involved in the lending of a specific financial instrument to notify any change in the fees requested for such lending; and
•restrict short selling activity by either prohibiting or imposing conditions on short selling.
In addition, according to Regulation 236/2012, where the price of a financial instrument has fallen significantly during a single day in relation to the closing price on the previous trading day (10.0% or more in the case of a liquid share such as a BBVA share), the CNMV may prohibit or restrict short selling of financial instruments for a period not exceeding the end of the trading day following the trading day on which the fall in price occurs.
Finally, Regulation 236/2012 also vests powers to ESMA in order to take measures similar to the ones described above in exceptional circumstances, when the purpose of these measures is to deal with a threat affecting several European Union member states and the competent authorities of these member states have not taken adequate measures to address it.
Change of Control Provisions and Tender Offers
Certain antitrust regulations may delay, defer or prevent a change of control of BBVA in the event of a merger, acquisition or corporate restructuring. In Spain, the application of both Spanish and European antitrust regulations requires that prior notice of domestic or cross-border merger transactions be given in order to obtain a “non-opposition” ruling from antitrust authorities.
Spanish regulation of takeover bids may also delay, defer or prevent a change of control of BBVA or any of its subsidiaries in the event of a merger, acquisition or corporate restructuring. Act 6/2023, of 17 March, on the Securities Markets and Investment Services and Royal Decree 1066/2007 set forth the Spanish rules governing takeover bids. In particular:
•a bidder must make a tender offer in respect of 100% of the issued share capital of a target company if:
◦it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry 30% or more of the voting rights of the target company if this threshold is reached by an acquiring shareholder due to a variation of the total number of voting rights of a target company which has issued loyalty shares in the terms described in article 527 ter et seq. of the Spanish Companies Act, the acquiring shareholder is entitled not to make such tender offer in case it sells the shares necessary to fall below such 30% threshold in the subsequent three months, such acquiring shareholder waives its loyalty voting rights exceeding such 30% threshold or obtains a waiver issued by the CNMV;
◦it acquires an interest in shares which (taken together with shares in which persons acting in concert with it are interested) carry less than 30% of the voting rights but enable the bidder to appoint a majority of the members of the target company’s board of directors; or

◦it held 30% or more but less than 50% of the voting rights of the target company on the date the law came into force, and subsequently:
▪acquires, within 12 months, an additional interest in shares which carries 5% or more of such voting rights;
▪acquires an additional interest in shares so that the bidder’s aggregate interest carries 50% or more of such voting rights; or
▪acquires an additional interest in shares which enables the bidder to appoint a majority of the members of the target company’s board of directors;
•if a bidder’s actions do not fall into the categories described above, such acquisition may qualify as an “a priori” or partial tender offer (i.e., in respect of less than 100% of the issued share capital of a target company), in which case such bidder would not be required to make a tender offer in respect of 100% of the issued share capital of a target company;
•the board of directors of a target company is exempt from the rule prohibiting certain board interference with a tender offer (the “passivity rule”), provided that (i) it has been authorized by the general shareholders’ meeting to take action or enter into a transaction which could disrupt the offer, or (ii) it has been released from the passivity rule by the general shareholders’ meeting vis-à-vis bidders that are not domiciled in Spain and whose boards of directors are not subject to an equivalent passivity rule;
•defensive measures included in a listed company’s bylaws and transfer and voting restrictions included in agreements among a listed company’s shareholders will remain in place whenever the company is the target of a tender offer unless the general shareholders’ meeting resolves otherwise (in which case any shareholders whose rights are diluted or otherwise adversely affected may be entitled to compensation); and
•if, as a result of a tender offer in respect of 100% of the issued share capital of a target company, the bidder acquires an interest in shares representing at least 90% of the voting rights of the target company and the offer has been accepted by investors representing at least 90% of the voting rights of the target company (provided such voting rights are distinct from those already held by the bidder), the bidder may force the holders of the remaining share capital of the company to sell their shares. The minority holders shall also have the right to force the bidder to acquire their shares under these same circumstances.
As further described below in “—Restrictions on Acquisitions of Ordinary Shares”, since BBVA is a bank, it is necessary to obtain approval from the Bank of Spain in order to acquire a number of shares considered to be a significant participation under Law 10/2014. Also, any agreement that contemplates BBVA’s merger with another credit entity requires the authorization of the Ministry of Economic Affairs and Digital Transformation (Ministerio de Asuntos Económicos y Transformación Digital). This could delay, defer or prevent a change of control of BBVA or any of its subsidiaries that are credit entities in the event of a merger.
Exchange Controls and Restrictions on Foreign Investments

Exchange Controls
In 1991, Spain adopted the EU Standards for free movement of capital and services. As a result, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation as to amount, subject to applicable taxes. See “Item 10. Additional Information—Taxation” of the Annual Report.

Pursuant to Royal Decree 664/1999, of April 23 (repealed by RD 571/2023), on the Applicable rules to Foreign Investments, foreign investors may freely invest in shares of Spanish companies except in the case they fall within the scope of article 7 bis of Law 19/2003, enacted in March 2020, Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17 (as amended by article 62 of Royal Decree-Law 20/2022, of December 27), or—only with respect to investments in the defense sector—article 11 of Royal Decree 664/1999, of April 23. For information on certain additional regulation applicable to foreign direct investments, see “—Restrictions on Foreign Investments” below. Likewise, Royal Decree 664/1999, of April 23, and Law 19/2003, on exchange controls and foreign transactions, required notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy Affairs and Digital Transformation for administrative statistical and economical purposes. Shares in listed Spanish companies acquired or held by foreign investors needed to be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant Iberclear member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV regarding significant stakes, notice must be given directly by the foreign investor to the relevant authorities.
The Spanish Government approved Royal Decree 571/2023, of July 4, on foreign investments (the “New Spanish FDI Regulations”), which repeals Royal Decree 664/1999 and develops Law 19/2003. The New Spanish FDI Regulations came into force on September 1, 2023, and their provisions apply to FDI (as defined below) filings submitted from that date onwards (ongoing FDI filings as of such date are governed by the former regulations). Royal Decree 571/2023 was further developed by Order ECM 57/2024, of January 29, setting forth the templates for the declarations in foreign investments.
These new Spanish FDI Regulations set out: (i) post-closing notification obligations for foreign investments in Spain for statistical purposes; (ii) post-closing notification obligations for Spanish investments in foreign countries for statistical purposes; and (iii) most significantly, amended and developed rules for Spanish FDIs screening mechanisms (“Screening Mechanisms”), under which the closing of specific FDIs requires prior authorization through both EU-law based general FDI screening, regulated in article 7 bis of Law 19/2003 (“General FDI Screening Mechanism”), and sector-specific screening (which applies to activities directly related to Spanish National Defense, the acquisition of real estate for diplomatic purposes by non-EU Member States and investments in activities directly related to weapons, cartridges, pyrotechnic items and civil use explosives or other material to be used by the State Security Forces and Bodies), which is a new mechanism.
These Screening Mechanisms do not prohibit foreign investments in Spain; rather, they are mandatory authorization procedures to be carried out prior to closing specific transactions. In particular, the General FDI Screening Mechanism brings the Spanish screening framework in line with that set out in the European Union laws, in particular, Regulation (EU) 2019/452, which allows Member States to adopt mechanisms to screen FDIs in the European Union. The banking activity itself is not expressly mentioned in the FDI sectors subject to the General FDI Screening Mechanism, which are the following: Critical infrastructure, Critical and dual-use technologies, Key technologies for industrial leadership and training, technologies developed pursuant to projects or programs of particular interest to Spain, Supply of critical inputs, sectors with access to or control to sensitive information and Media.
Moreover, investments by foreigners domiciled in enumerated tax haven jurisdictions, under Royal Decree 1080/1991, are subject to special reporting requirements.
Restrictions on Foreign Investments
Exchange controls and foreign investments are regulated under Law 19/2003, of July 4 (“Law 19/2003”), as amended pursuant to Royal Decree-Law 8/2020, of March 17, Royal Decree-Law 11/2020, of March 31, Royal Decree-Law 34/2020, of November 17, Royal Decree-Law 20/2022, of December 27, and Royal Decree-Law 9/2024, of December 23. Foreign investments are generally liberalized unless they fall within the scope of article 7 bis of Law 19/2003, enacted in March 2020, Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17, or —only with respect to investments in the defense sector— article 11 of Royal Decree 664/1999, of April 23 (repealed by RD 571/2023).

Article 7 bis of Law 19/2003 establishes a screening mechanism for certain investments made by non-EU and non-EFTA residents (“foreign investors”), based on public order, public health and public security reasons (the “Screening Mechanism”). The Screening Mechanism aligns part of the Spanish foreign investment legal framework with Regulation (EU) 2019/452 of March 19, 2019 establishing a framework for the screening of foreign direct investments into the European Union. Certain provisions of Regulation (EU) 2019/452—such as the list of sectors affecting public order and public security or the definition of state-owned enterprises and other similar investors—are mirrored in the regulations establishing the Screening Mechanism.
In addition, and according to Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17 (as amended first by article 4 of Royal Decree-Law 27/2021, of November 23, and subsequently by article 1 and article 62 of Royal Decree-Law 20/2022, of December 27), effective November 19, 2020 and until December 31, 2024 (a proposed further extension until December 31, 2026, as set forth in article 1 of Royal Decree-Law 9/2024, of December 23, has not yet been approved by the Spanish Congress), the following persons will also be deemed to be foreign investors, provided they invest in listed companies or the investment value exceeds 500 million euros—for investments in private – non listed – companies:
•EU and EFTA residents in countries other than Spain, and
•Spanish residents beneficially owned by EU or EFTA residents in countries other than Spain, that is, those in which a EU or EFTA resident other than in Spain ultimately owns or controls more than 25% of the share capital or voting rights of, or otherwise exercises control over, the Spanish resident.
Foreign direct investments (“FDI”) are:
•investments that result in a foreign investor reaching a stake of at least 10% of the share capital of a Spanish company; and
•any corporate transaction, business action or legal transaction which enables effective participation in the management or control of a Spanish company.
Not all foreign direct investments are subject to the Screening Mechanism. Investors are subject to the Screening Mechanism only if they qualify as FDI and the investment is made in one of the critical sectors mentioned in article 7 bis of Law 19/2003, is made pursuant to what is foreseen in Sole Transitional Provision of Royal Decree-Law 34/2020, of November 17, or—only where the investor is a Non-UE or non-EFTA investor—by investors that meet certain subjective criteria regardless of the business of the target.
Foreign direct investments by the following “foreign investors” are also subject to the Screening Mechanism, regardless of the business of the target:
•Investors directly or indirectly controlled by the government, including state bodies or armed forces, of a non EU/EFTA country.
•Investors that have already made an investment affecting national security, public order or public health in another EU Member State, including an investment in any of the above-mentioned sectors.
•Investors subject to ongoing judicial or administrative proceedings for engaging in illegal or criminal activities.
Foreign direct investments by the following non-EU and non-EFTA investors are also subject to the Screening Mechanism, regardless of the business of the target:
•Investors directly or indirectly controlled by a non-EU and non-EFTA government, including state bodies, armed forces or sovereign wealth funds; the possibility of exercising decisive influence as a result of an agreement or through the ownership of shares or interests in another person (directly or indirectly) is deemed to constitute “control” for these purposes.

•Investors that have already made an investment affecting national security, public order or public health in another EU Member State, including an investment in any of the above-mentioned sectors.
•If there is a serious risk that the investor engages in illegal or criminal activities affecting national security, public order or public health in Spain.
Foreign direct investments described above shall be subject to prior administrative authorization granted by the relevant Spanish Authority, in accordance with the administrative conditions established.
In addition to the above, pursuant to Council Regulation (EU) 833/2014, it shall be prohibited to sell euro denominated transferable securities issued after April 12, 2022, or securities denominated in any other currency and issued after August 6, 2023, or units in collective investment undertakings providing exposure to such securities, to any Russian national or natural person residing in Russia or any legal person, entity or body established in Russia. This restriction shall not apply to nationals of a Member State or a country member of the European Economic Area or of Switzerland, or natural persons having a temporary or permanent residence permit in a Member State, in a country member of the European Economic Area or in Switzerland.
Further, pursuant to Council Regulation (EC) No 765/2006, it shall be prohibited to sell transferable securities denominated in any official currency of a Member State issued after April 12, 2022 or units in collective investment undertakings providing exposure to such securities, to any Belarusian national or natural person residing in Belarus or any legal person, entity or body established in Belarus. Such prohibition shall not apply to nationals of a Member State or natural persons having a temporary or permanent residence permit in a Member State.
See also “—Restrictions on Acquisitions of Ordinary Shares” below.
Restrictions on Acquisitions of Ordinary Shares

BBVA’s bylaws do not provide any restrictions on the ownership of ordinary shares. Because BBVA is a Spanish bank, however, the acquisition or disposition of a significant participation of BBVA shares is subject to certain restrictions. Such restrictions may impede a potential acquirer’s ability to acquire BBVA shares and gain control of BBVA. See also “—Exchange Controls and Restrictions on Foreign Investments”.
Pursuant to Law 10/2014, any individual or corporation, acting alone or in concert with others, intending to directly or indirectly acquire a significant holding in a Spanish financial institution (as defined in Article 16 of Law 10/2014) or to directly or indirectly increase its holding in such way that either the percentage of voting rights or of capital owned were equal to or more than any of the thresholds of 20%, 30% or 50%, or by virtue of the acquisition, might take control over the financial institution, must first notify the Bank of Spain. For the purpose of Law 10/2014, a significant participation is considered to be 10% of the outstanding share capital or voting rights of a financial institution or a lower percentage if such holding allows for the exercise of a significant influence. Secondary legislation will specify when “significant influence” exists; in any case, according to Royal Decree 84/2015, of February 13, the capacity to appoint or dismiss a Board member will be considered “significant influence”.
The Bank of Spain will be responsible for evaluating the proposed transaction, in accordance with the terms established by Law 10/2014 (as stated in Article 18.1 of Law 10/2014) with a view to guaranteeing the sound and prudent operation of the target financial institution. The Bank of Spain will then submit a proposal to the European Central Bank, which will be in charge of deciding upon the proposed transaction in the term of 60 business days after the date on which the notification was received.
Any acquisition made without such prior notification, or conducted before 60 business days have elapsed since the date of such notification, or made in circumstances where the European Central Bank has objected, will produce the following results:
•the acquired shares will have no voting rights;
•if considered appropriate, the target bank may be taken over by the relevant regulator or its directors replaced in accordance with Title III of Law 10/2014; and
•a sanction may be imposed under Title IV of Law 10/2014.

Any individual or institution that intends to sell its significant participation in a bank or reduce its participation below the above-mentioned percentages, or which, because of such sale, will lose control of the entity, must give prior notice to the Bank of Spain, indicating the amount it intends to sell and the period in which the transaction is to be executed. Non-compliance with this requirement may result in sanctions.
Furthermore, pursuant to Law 10/2014, any natural or legal person, or such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Bank of Spain and the relevant Spanish bank, indicating the size of the acquired holding.
Lastly, Law 19/2003, of July 4, on the legal regime of capital circulation and overseas economic transactions (Ley 19/2003, de 4 de julio, sobre régimen jurídico de los movimientos de capitales y de las transacciones económicas con el exterior), as amended, among others, pursuant to Royal Decree-law 8/2020, of March 17, Royal Decree-law 11/2020, of March 31, Royal Decree-law 34/2020, of November 17 and Royal Decree-law 20/2022 of December 27, stipulates the suspension of the liberalization regime of foreign direct investment in Spain for investments made by non-residents in the EU or in the European Free Trade Association in Spanish entities of certain sectors, where the resulting stake of the relevant investor is at least 10% of the share capital of the corresponding Spanish entity, or whereby as a consequence of the relevant transaction the investor effectively participates in the management or control of the relevant Spanish entity. This suspension applies to investments made in certain sectors (the banking and finance sector not being specifically included), to investments whereby the foreign investor is directly or indirectly controlled by a third-country government or public body, as well as if the Spanish government considers that the relevant investment may affect public safety, public order or public health, and is subject to certain limitations and simplifications. This suspension implies that none of the aforementioned investments may be made without Spanish governmental authorization, and will apply until the Spanish Council of Ministers lifts such suspension. Moreover, Royal Decree-law 20/2022, of December 27, has extended the regime of suspension of liberalization of certain foreign direct investments in Spain regulated in paragraphs 2 and 5 of Article 7 bis of Law 19/2003, of July 4, 2003, until December 31, 2024, to foreign direct investments in companies listed in Spain, or in unlisted companies if the value of the investment in Spain exceeds €500 million, made by residents of other countries of the European Union and the European Free Trade Association (EFTA).
Shareholders’ Agreements

Act 6/2023, of 17 March, on the Securities Markets and Investment Services, as amended (the “Spanish Securities Market Act”) and the Spanish Companies Act require parties to disclose certain types of shareholders’ agreements that affect the exercise of voting rights at a general shareholders’ meeting or contain restrictions or conditions on the transferability of shares or bonds that are convertible or exchangeable into shares. If any shareholders enter into such agreements with respect to BBVA’s shares, they must disclose the execution, amendment or extension of such agreements to BBVA and the CNMV and file such agreements with the appropriate Commercial Registry. Failure to comply with these disclosure obligations renders any such shareholders’ agreement unenforceable and constitutes a material infringement of the Spanish Securities Market Act. In particular, a shareholders’ agreement will have no effect with respect to the regulation of the right to vote in general shareholders’ meetings and restrictions or conditions on the free transferability of shares and bonds convertible into shares until such time as the aforementioned disclosure and filing are made.
Upon request by the interested parties, the CNMV may waive the requirement to disclose and file a shareholder’s agreement when making the shareholders’ agreement public could cause harm to the affected company.
Payment of Taxes

Holders of ordinary shares are responsible for any taxes or other governmental charges payable on their ordinary shares, including any taxes payable on transfer. The paying agent or the transfer agent, as the case may be, may, and upon instruction from BBVA, will:
•refuse to effect any registration of transfer of such ordinary shares or any split-up or combination thereof until such payment is made; or

•withhold or deduct from any distributions on such ordinary shares or sell for the account of the holder thereof any part or all of such ordinary shares (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its reasonable expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such ordinary shares remaining liable for any deficiency.
Exercise of Spanish Bail-in Power and Other Resolution Tools

Our ordinary shares (including those represented by ADSs) may be subject to the exercise of the Spanish Bail-in Power by the Spanish Resolution Authority, which may include and result in any of the following, or some combination thereof, among others: (i) the cancellation of such securities; (ii) the transfer of such securities to creditors of BBVA; (iii) the conversion of other securities or obligations of BBVA into ordinary shares of BBVA thereby diluting the shareholding of the holders of ordinary shares; and (iv) the variation of the terms of such securities or the rights of the holders thereunder, including to give effect to the exercise of the Spanish Bail-in Power by the Spanish Resolution Authority. See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation— Capital Requirements, MREL and Resolution” in our Annual Report.
Non-Voting, Redeemable and Privileged Shares

Our bylaws authorize us to issue ordinary, non-voting, redeemable and privileged shares. As of the date of the filing of the Annual Report, we have no non-voting, redeemable or privileged shares outstanding. The provisions of our bylaws relating to such shares are described below.
Privileged Shares
BBVA may issue shares that confer some privilege over ordinary shares under legally established terms and conditions, complying with the formalities prescribed for amending our bylaws.
Redeemable Shares
BBVA may issue shares that are redeemable at our or the holders’ request, or both, for a nominal amount no greater than one quarter of our share capital. Redemption of any such shares may only occur according to the terms set forth when they are issued. If the redemption right was attributed exclusively to us, we may not enforce it until three years have elapsed since the issue. Redeemable shares must be fully paid up at the time of their subscription.
The redemption of redeemable shares must be charged to earnings or to free reserves or be made with the proceeds of a new share issuance made under a resolution from the general shareholders’ meeting or, as the case may be, from the Board of Directors, for the purpose of financing the redemption transaction. If the redemption of these shares is charged to earnings or to free reserves, the Company must set up a reserve for the amount of the nominal value of the shares redeemed. If the redemption is not charged to earnings or free reserves or made with the proceeds of the issuance of new shares, it may only be carried out under the requirements established for the reduction of share capital by refunding contributions.
Non-Voting Shares
BBVA may issue shares with no voting rights within legally established limits. Holders of such shares are entitled to receive a minimum fixed or variable annual dividend, as resolved by the general shareholders’ meeting and/or the Board of Directors at the time of deciding to issue the shares. In addition, the right of non-voting shares to accumulate unpaid dividends whenever funds to pay dividends are not available, any preemptive subscription rights associated with non-voting shares, and the ability of holders of non-voting shares to recover voting rights must be established at the time of deciding to issue the shares. Once the minimum dividend has been agreed upon, holders of non-voting shares will be entitled to the same dividend as holders of ordinary shares.

Certain Other Provisions Regarding Shareholders’ Rights
Our bylaws do not contain any provisions relating to sinking funds or potential liability of shareholders to further capital calls by us.
Certain Powers of the Board of Directors

Provisions regarding directors are generally contained in our bylaws. In addition, our board regulations govern the internal procedures and operation of the Board of Directors and its committees and directors’ rights and duties as described in their respective charters.
The board regulations prohibit a director from deliberating or voting on resolutions or decisions in which they or a related party may have a direct or indirect conflict of interest (unless such decisions are related to the appointment or removal of positions on the management body). The board regulations require that directors resign from their position upon reaching 75 years of age, and must submit their resignation at the first meeting of the Board of Directors to be held after the general shareholders’ meeting approving the accounts for the financial year in which they reach said age. Directors are not required to hold shares of BBVA in order to be appointed as such.
Information about directors’ compensation, including remuneration in shares, is included under “Item 6. Directors, Senior Management and Employees—Compensation” in our Annual Report.

DESCRIPTION OF BBVA AMERICAN DEPOSITARY SHARES
The depositary, The Bank of New York Mellon (the “Depositary”), registers and delivers BBVA ADSs. Each BBVA ADS represents an ownership interest in one ordinary share. The ordinary shares will be deposited with BBVA, The Bank of New York Mellon’s custodian in Spain. Each BBVA ADS will also represent securities, cash or other property deposited with The Bank of New York Mellon but not distributed to BBVA ADS holders. The Bank of New York Mellon’s corporate trust office is located at 240 Greenwich Street, New York, NY 10286.
BBVA ADSs may be held either (A) directly (i) by having an American Depositary Receipt, also referred to as a BBVA ADR, which is a certificate evidencing a specific number of BBVA ADSs, registered in the holder’s name, or (ii) by having BBVA ADSs registered in the holder’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in BBVA ADSs through a broker or other financial institution. If a person holds BBVA ADSs directly, such person is an ADS registered holder. The information provided in this section “Description of BBVA American Depositary Shares” describes the rights and procedures for ADS registered holders. Persons who hold BBVA ADSs indirectly must rely on the procedures of their broker or other financial institution to assert the rights of BBVA ADS registered holders described herein.
The DRS is a system administered by The Depository Trust Company (“DTC”) pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the Depositary to the registered holders of uncertificated ADSs.
BBVA ADS holders are not BBVA shareholders and do not have shareholder rights. Because The Bank of New York Mellon will actually hold the underlying ordinary shares, holders must rely on The Bank of New York Mellon to exercise the rights of a shareholder. The obligations of The Bank of New York Mellon are set out in the Deposit Agreement. The Deposit Agreement and the BBVA ADSs are governed by New York law.
The following is a summary of certain material terms of the Deposit Agreement. The Deposit Agreement is included as Exhibit 1 to BBVA’s Registration Statement on Form F-6 filed with the SEC on November 5, 2007.
Deposit and Withdrawal of Deposited Securities
The Depositary has agreed that upon the execution in favor of the Depositary or its nominee and delivery to the custodian or Depositary (if to the Depositary, then at the expense and risk of the depositor) of either (i) a certificate of title which has been executed by a Spanish stockbroker and, if required, certificates representing such shares to the custodian together with any documents and payments required under the Deposit Agreement or (ii) any other evidence of ownership of shares as recognized under the laws of Spain from time to time, and acceptable to the custodian, the Depositary will have for delivery at the Depositary’s corporate trust office to or upon the order of the person specified by the depositor at the address set forth above, upon payment of the fees, charges and taxes provided in the Deposit Agreement, registered in the name of such person or persons as specified by the depositor, the number of BBVA ADSs issuable in respect of such deposit.
Upon surrender of BBVA ADSs at the Depositary’s corporate trust office, together with written instructions from the person or persons in whose name the BBVA ADSs are registered, and upon payment of such charges as are provided in the Deposit Agreement and subject to its terms, the Depositary will request the execution of evidence of ownership in favor of such persons designated in the written instrument and the delivery of such evidence of ownership (by book-entry transfer or physical delivery) of the deposited shares represented by the surrendered BBVA ADSs and any other property that the surrendered BBVA ADSs represent the right to receive. Such delivery is to take place at the office of the custodian or at the Depositary’s office as the person designated in the written instructions may request.
If a person presents for deposit shares with different distribution rights than other deposited shares, the Depositary must identify them separately until such time as the distribution rights are the same.

Dividends, Other Distributions and Rights
The Depositary has agreed to pay to holders of BBVA ADSs the cash dividends or other distributions it or the custodian receives on shares or other deposited securities after deducting its fees and expenses and according to applicable law. Holders of BBVA ADSs will receive these distributions in proportion to the number of shares their BBVA ADSs represent.
Cash
The Bank of New York Mellon will convert all cash dividends and other cash distributions in a foreign currency that it receives in respect of the deposited securities into U.S. dollars if in its judgment it can do so on a reasonable basis and can transfer the U.S. dollars to the United States.
Before making a distribution, any withholding taxes that must be paid will be deducted. The Bank of New York Mellon will distribute only whole U.S. dollars and cents. If the exchange rates fluctuate during a time when The Bank of New York Mellon cannot convert euros into U.S. dollars, holders of BBVA ADSs may lose some or all of the value of the distribution.
Ordinary Shares
If a distribution by BBVA consists of a dividend in, or free distribution of, ordinary shares, The Bank of New York Mellon may, or if BBVA requests, will, subject to the Deposit Agreement, distribute to the holders of outstanding BBVA ADSs, in proportion to their holdings, additional BBVA ADSs representing the number of ordinary shares received as such dividend or free distribution if BBVA furnishes it with evidence that it is legal to do so. The Bank of New York Mellon will only distribute whole BBVA ADSs. It will sell ordinary shares which would require it to deliver fractional BBVA ADSs and distribute the net proceeds thereof in the same way as it does with cash. If the additional BBVA ADSs are not so distributed, each BBVA ADS will represent the additional ordinary shares distributed in respect of the ordinary shares represented by such BBVA ADS prior to such dividend or free distribution.
Rights. If BBVA offers or causes to be offered to the holders of shares any rights to subscribe for additional shares or any rights of any other nature, The Bank of New York Mellon will either:
•make such rights available to holders of BBVA ADSs by means of warrants or otherwise, if The Bank of New York Mellon determines that it is lawful and feasible to do so; or
•if making such rights available is determined by The Bank of New York Mellon not to be lawful and feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments:
◦on a stock exchange on which such rights are listed;
◦on an over-the-counter market on which such rights are traded; or
◦with the written approval of BBVA, at a private sale,
at such place or places and upon such terms as The Bank of New York Mellon may deem proper, and allocate the proceeds of such sales for the account of the holders of the BBVA ADSs entitled to those proceeds, upon an averaged or other practicable basis without regard to any distinctions among such holders of BBVA ADSs due to exchange restrictions, or the date of delivery of any ADSs or otherwise.
The net proceeds allocated to the holders of BBVA ADSs so entitled will be distributed to the extent practicable in the case of a distribution in cash. The Bank of New York Mellon will not offer such rights to holders of BBVA ADSs having an address in the United States unless BBVA furnishes to The Bank of New York Mellon (i) evidence that a registration statement under the Securities Act is in effect or (ii) an opinion from U.S. counsel for BBVA, in a form satisfactory to The Bank of New York Mellon, to the effect that such distribution does not require registration under the provisions of the Securities Act.

Ordinary shares issuable upon exercise of preemptive rights must be registered under the Securities Act in order to be offered to holders of BBVA ADSs. If BBVA decided not to register those ordinary shares, the preemptive rights would not be distributed to holders of BBVA ADSs. Pursuant to the Deposit Agreement under which the BBVA ADSs are issued, however, the Depositary will use its best efforts to sell such rights that it receives and will distribute the proceeds of the sale to holders of BBVA ADSs.
Other Distributions
The Bank of New York Mellon will remit to holders of BBVA ADSs any other item of value BBVA distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, The Bank of New York Mellon may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution. The Bank of New York Mellon may sell, publicly or privately, what BBVA distributed and distribute the net proceeds in the same way as it does with cash.
The Bank of New York Mellon is not responsible if it decides that it is unlawful or impractical to make a distribution available to any BBVA ADS holders. BBVA has no obligations to register BBVA ADSs, ordinary shares, rights or other securities under the Securities Act. BBVA also has no obligation to take any other action to permit the distribution of BBVA ADSs, ordinary shares, rights or anything else to BBVA ADS holders. This means that holders of BBVA ADSs may not receive the distributions BBVA makes on its shares or any value for them if it is illegal or impractical for BBVA or The Bank of New York Mellon to make such distributions available to them.
Payment of Taxes
Holders of BBVA ADSs will be responsible for any taxes or other governmental charges payable on their BBVA ADSs or on the deposited securities underlying their BBVA ADSs, including any taxes payable on transfer. The Bank of New York Mellon may, and upon instruction from BBVA, will:
•refuse to effect any registration of transfer of such receipt or any split-up or combination thereof or any withdrawal of such deposited securities until such payment is made; or
•withhold or deduct from any distributions on such deposited securities or sell for the account of the holder thereof any part or all of such deposited securities (after attempting by reasonable means to notify such holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the holder of such receipt remaining liable for any deficiency.
Record Dates
The Bank of New York Mellon will fix a record date to establish which holders of BBVA ADSs are entitled to:
•receive a dividend, distributions or rights;
•receive the net proceeds of any sale;
•give instructions for the exercise of voting rights at any such meeting; and
•receive notice or solicitation to act in respect of any matter.
Voting of the Underlying Deposited Securities
BBVA has agreed in the Deposit Agreement that (i) the Depositary or its nominee, whichever is the registered holder of the ordinary shares represented by the BBVA ADSs, will have the same rights as any other registered holder of ordinary shares and (ii) consistent with BBVA’s bylaws, BBVA will observe the right of the Depositary, its nominee or registered holder of the ordinary shares to attend any ordinary or extraordinary general shareholders’ meeting and to vote or cause to be voted by proxy the ordinary shares with respect to the BBVA ADSs and that BBVA will not exercise any right it may have under its bylaws to reject or in any way impair such rights.

Once The Bank of New York Mellon receives notice in English of any matter affecting holders of ordinary shares, it will mail, as soon as practicable, such notice to the holders of BBVA ADSs. The notice will (i) contain the information in the notice of meeting, (ii) explain how holders as of a certain date may instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs and (iii) contain a statement as to the manner in which instructions may be given.
The record holders of BBVA ADSs can instruct The Bank of New York Mellon to vote the shares underlying their BBVA ADSs. The Bank of New York Mellon will try, insofar as practicable, to cause the ordinary shares so represented to be voted in accordance with any nondiscretionary written instructions of BBVA ADS record holders received.
In the event the BBVA ADS record holders do not provide written instructions by a specified date, The Bank of New York Mellon will deem the BBVA ADR holder to have instructed it to give discretionary proxy to a person designated by the BBVA Board of Directors. However, this proxy must not be given to such a person if the Board of Directors informs The Bank of New York Mellon, in writing, that the Board of Directors either does not wish the proxy to be given, that substantial opposition exists or that the matter at hand materially affects the rights of BBVA shareholders.
Facilities and Register
The Bank of New York Mellon will maintain at its transfer office:
•facilities for the delivery and surrender of ordinary shares;
•facilities for the withdrawal of ordinary shares;
•facilities for the execution and delivery, registration, registration of transfer, combination and split-up of BBVA ADSs and the withdrawal of deposited securities; and
•a register for the registration and transfer of BBVA ADSs which, at all reasonable times, shall be open for inspection by holders of BBVA ADSs.
Reports and Notices
The Bank of New York Mellon will, at BBVA’s expense:
•arrange for the custodian to provide The Bank of New York Mellon copies in English of any reports and other communications that are generally made available by BBVA to holders of ordinary shares; and
•arrange for the mailing of such copies to all holders of BBVA ADSs.
BBVA has delivered to The Bank of New York Mellon and the custodian a copy of the provisions of or governing ordinary shares. Promptly after any amendment, BBVA will deliver to The Bank of New York Mellon and the custodian a copy in English of such amended provisions. The Bank of New York Mellon may rely upon such copy for all the purposes of the Deposit Agreement.
The Bank of New York Mellon will, at BBVA’s expense, make available for inspection by BBVA ADS holders at the corporate trust office, the office of the custodian and at any other designated transfer office any reports and communications received from BBVA that are made generally available to holders of ordinary shares.
Amendment and Termination of the Deposit Agreement
The BBVA ADSs and the Deposit Agreement may at any time be amended by agreement between BBVA and The Bank of New York Mellon.

Any amendment that would impose or increase any charges (other than transmission and delivery charges incurred at the request of depositors of ordinary shares or holders of BBVA ADSs, transfer, brokerage, registration fees and charges in connection with conversion of currencies, and taxes and other governmental charges) or that will otherwise prejudice any substantial existing right of BBVA ADS holders will not become effective as to outstanding BBVA ADRs until three months have expired after notice of such amendment has been given to the holders of the BBVA ADRs.
In no event will any amendment impair the right of any BBVA ADS holder to surrender such BBVA ADSs and receive in return the ordinary shares and other property which those surrendered BBVA ADSs represent, except in order to comply with mandatory provisions of applicable law.
At BBVA’s direction, The Bank of New York Mellon will terminate the Deposit Agreement by giving notice of such termination to the record holders of BBVA ADSs at least 30 days prior to the date fixed in that notice for the termination. The Bank of New York Mellon may terminate the Deposit Agreement at any time commencing 90 days after delivery of a written resignation, provided that no successor Depositary has been appointed and no successor Depositary has accepted its appointment before the end of those 90 days.
After the date that has been fixed for termination, The Bank of New York Mellon and its agents will perform no further acts under the Deposit Agreement, other than:
•advise record holders of BBVA ADSs of such termination;
•receive and hold distributions on ordinary shares; and
•deliver ordinary shares and distributions in exchange for BBVA ADSs surrendered to The Bank of New York Mellon.
As soon as practicable after the expiration of six months from the date that has been fixed for termination, The Bank of New York Mellon will sell ordinary shares and other deposited securities and may hold the net proceeds of any such sale together with any other cash then held by it under the provisions of the Deposit Agreement, without liability for interest, for the pro rata benefit of the holders of BBVA ADRs that have not yet surrendered their BBVA ADRs.
Fees and Expenses
The fees payable under the Deposit Agreement, either directly or indirectly, by a holder of ADSs are set forth under “Item 12. Description of Securities Other than Equity Securities—American Depositary Shares” in our Annual Report.
The Depositary collects its fees for delivery and surrender of BBVA ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the Depositary may make payments to us to reimburse and/or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the BBVA ADS program. In performing its duties under the Deposit Agreement, the Depositary may use brokers, dealers or other service providers that are affiliates of the Depositary and that may earn or share fees or commissions.

Limitations on Obligations and Liability to BBVA ADS Holders
The Deposit Agreement expressly limits BBVA’s obligations and the obligations of The Bank of New York Mellon, and it limits BBVA’s liability and the liability of The Bank of New York Mellon. BBVA and The Bank of New York Mellon:
•are only obligated to take the actions specifically set forth in the Deposit Agreement without negligence or bad faith;
•are not liable for any action or inaction if either relies upon the advice of, or information from, legal counsel, accountants, any person presenting shares for deposit, any holder, or any other person believed to be competent to give such advice or information;
•are not liable if either is prevented or delayed by law or circumstances beyond their control from performing their obligations under the Deposit Agreement;
•are not liable if either exercises discretion permitted under the Deposit Agreement;
•have no obligation to become involved in a lawsuit or other proceeding related to the BBVA ADSs or the Deposit Agreement on behalf of holders of BBVA ADSs or on behalf of any other party; and
•may rely upon any documents they believe to be genuine and to have been signed or presented by the proper party.
The Bank of New York Mellon will not be liable for its failure to carry out any instructions to vote BBVA’s securities or for the effects of any such vote.
Other General Limitations on Liability to BBVA ADS Holders
Neither The Bank of New York Mellon, its agents, nor BBVA will incur any liability if prevented or delayed in performing its obligations under the Deposit Agreement by reason of:
•any present or future law;
•any act of God;
•a war;
•the threat of any civil or criminal penalty; or
•any other circumstances beyond their respective control.
The obligations and liabilities of BBVA and its agents and The Bank of New York Mellon and its agents under the Deposit Agreement are expressly limited to performing their respective obligations specifically set forth and undertaken by them to perform in the Deposit Agreement without negligence or bad faith.
In the Deposit Agreement, BBVA and The Bank of New York Mellon agree to indemnify each other under certain circumstances.
General
The Bank of New York Mellon will act as registrar of the BBVA ADSs or, upon BBVA’s request or approval, appoint a registrar or one or more co-registrars for registration of the BBVA ADRs evidencing the BBVA ADSs in accordance with the requirements of NYSE or of any other stock exchange on which the BBVA ADSs may be listed. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by The Bank of New York Mellon upon BBVA’s request or with BBVA’s approval.

Any transfer of the BBVA ADSs is registrable on the books of The Bank of New York Mellon. However, The Bank of New York Mellon may close the transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties or at BBVA’s request.
As a condition precedent to the execution and delivery, registration of transfer, split-up or combination of any BBVA ADS or the delivery of any distribution or the withdrawal of any ordinary shares or any property represented by the BBVA ADS, The Bank of New York Mellon or the custodian may, and upon BBVA’s instructions will, require from the BBVA ADR holder or the presenter of the BBVA ADS or the depositor of the ordinary shares:
•payment of a sum sufficient to pay or reimburse the custodian, The Bank of New York Mellon or BBVA for any tax or other governmental charge and any stock transfer or brokerage fee or any charges of the Depositary upon delivery of the BBVA ADS or upon surrender of the BBVA ADS, as set out in the Deposit Agreement;
•the production of proof satisfactory to The Bank of New York Mellon or custodian of:
◦identity or genuineness of any signature; and
◦citizenship, residence, exchange control approval, and legal or beneficial ownership;
•compliance with all applicable laws and regulations including the delivery of any forms required by Spanish law or custom in connection with the execution or delivery of evidence of ownership, with all applicable provisions of or governing the shares or any other deposited securities and with the terms of the Deposit Agreement; or
•other information deemed necessary or proper.
The delivery, registration of transfer, split-up or combination of BBVA ADSs, or the deposit or withdrawal of shares or other property represented by BBVA ADSs, in any particular instance or generally, may be suspended during any period when the BBVA ADSs register is closed, or when such action is deemed necessary or advisable by The Bank of New York Mellon or BBVA at any time or from time to time.
Holders have the right to cancel their BBVA ADSs and withdraw the underlying shares at any time except:
•when temporary delays arise because The Bank of New York Mellon or BBVA has closed its transfer books or the deposit of shares in connection with voting at a shareholders’ meeting or the payment of dividends;
•when BBVA ADS holders owe money to pay fees, taxes and similar charges; or
•when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to BBVA ADSs or to the withdrawal of shares or other deposited securities.
This right of withdrawal may not be limited by any other provision of the Deposit Agreement.
The Bank of New York Mellon, upon BBVA’s request or with BBVA’s approval, may appoint one or more co-transfer agents for the purpose of effecting registrations of transfers, combinations and split-ups of BBVA ADSs at designated transfer offices on behalf of The Bank of New York Mellon. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders of BBVA ADSs and will be entitled to protection and indemnity to the same extent as The Bank of New York Mellon.

Direct Registration System
In the Deposit Agreement, all parties to the Deposit Agreement acknowledge that the DRS and Profile Modification System (“Profile”) will apply to uncertificated BBVA ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the Depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register that transfer.
In connection with the arrangements and procedures relating to DRS and Profile, the parties to the Deposit Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant that is claiming to be acting on behalf of a BBVA ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code). In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through DRS and Profile and in accordance with the Deposit Agreement, will not constitute negligence or bad faith on the part of the Depositary.
Exercise of Spanish Bail-in Power and Other Resolution Tools
The ordinary shares of BBVA underlying the ADSs may be subject to the exercise of the Spanish Bail-in Power by the Spanish Resolution Authority. See “—Description of BBVA Ordinary Shares— Exercise of Spanish Bail-in Power and Other Resolution Tools.”

DESCRIPTION OF
$800,000,000 1.125% FIXED RATE SENIOR PREFERRED NOTES DUE 2025
Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.
BBVA’s $800,000,000 fixed rate senior preferred notes due 2025 (the “Notes”) were issued under the indenture (the “Base Indenture”) dated July 28, 2016 among BBVA, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented, with respect to the Notes, by the second supplemental indenture, dated September 18, 2020, among BBVA, The Bank of New York Mellon, London Branch, as Trustee, paying agent (the “Paying Agent”) and transfer agent, and The Bank of New York Mellon, as security registrar (the Base Indenture, as so amended and supplemented with respect to the Notes, the “Indenture”). The Notes were issued pursuant to the resolution of the board of directors of BBVA adopted on June 25, 2019. The second supplemental indenture amended and supplemented the Base Indenture in certain material respects. The Base Indenture is included as Exhibit 4.2 to BBVA’s Registration Statement on Form F-3 filed with the SEC on June 25, 2019, and the second supplemental indenture is included as Exhibit 4.11 to BBVA’s report on Form 6-K furnished to the SEC on September 18, 2020 and incorporated by reference into such Registration Statement. Holders of the Notes may also obtain a copy of the Indenture from the Trustee.
The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of the terms provided therein. Whenever this section refers to specific provisions of or terms defined in the Indenture we incorporate by reference into this section such specific provisions of or terms defined in the Indenture.
BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the Indenture, including future notes under the Base Indenture (as it may be amended and supplemented by the relevant supplemental indenture). BBVA is not prohibited under the Notes or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the Notes or the Indenture.
General
The Notes were issued in $800,000,000 aggregate principal amount and will mature at 100% of their principal amount on September 18, 2025 (the “Stated Maturity Date”). The Notes were issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter.
The Notes were issued in the form of one or more global certificates representing the Notes. DTC is the securities depositary for the Notes. Therefore, the Notes are issued only as registered securities registered in the name of Cede & Co. (DTC’s nominee), and BBVA has deposited with DTC one or more registered global certificates representing in aggregate the total number of the Notes. As long as DTC or its nominee is the registered holder of such global certificates representing the Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such global certificates for all purposes under the Indenture and the Notes. Except as described below, owners of beneficial interests in a Note represented by a global certificate are not entitled to have the Notes represented by such global certificates registered in their names, may not receive or be entitled to receive physical delivery of certificated Notes and are not considered the holders of such Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the Indenture. Beneficial interests in the Notes represented by such global certificates will be exchangeable for Notes represented by individual security certificates, or certificated Notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the Trustee only if: (i) DTC notifies BBVA in writing that it is unwilling, unable or ineligible to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by BBVA within 60 days after the date of such notice from DTC, (ii) BBVA notifies the Trustee in writing that it has reasonably elected to cause the issuance of definitive registered Notes or (iii) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes.

No Notes are entitled to the benefit of any sinking fund or similar custodial arrangement. All payments under the Notes are in U.S. dollars.
The Indenture provides that, in addition to the Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to the maximum aggregate principal amount. BBVA may from time to time, without the consent of the holders of the Notes, create and issue further securities having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue may be consolidated and form a single series with the outstanding Notes; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
Payment of Interest
The Notes bear interest from and including September 18, 2020 at an annual rate of 1.125%. BBVA must pay interest in arrears on the Notes semi-annually on September 18 and March 18 of each year (each, an “Interest Payment Date”), commencing on March 18, 2021 up to, and including, the Notes Stated Maturity Date or any date of earlier redemption.
Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date for the Notes, on each Interest Payment Date for Notes, BBVA must pay interest on the Notes for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, BBVA must pay interest for the period beginning on and including September 18, 2020 to but excluding March 18, 2021.
If any Interest Payment Date falls on a day that is not a Business Day (as defined in the Indenture), the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity Date or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on the Notes will be made on the next succeeding day that is a Business Day, and no interest on the Notes will accrue for the period from and after the Stated Maturity Date or date of earlier redemption.
Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day before the applicable Interest Payment Date (each such date, a “Regular Record Date”).
Payments of Additional Amounts
Any amounts to be paid by BBVA with respect to the Notes must be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA has agreed to pay to the holder of Notes such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount received by such holder of Notes under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such holder of Notes in the absence of such withholding or deduction. Notwithstanding the foregoing, the Indenture specifies certain situations for which no such Additional Amounts are payable with respect to any Note.
Any reference to payment of interest shall be deemed to include the payment of Additional Amounts to the extent payable in respect thereof.

Redemption
General
In the event of a redemption with respect to the Notes, the redemption price of such Notes will be 100% of their principal amount together with any accrued but unpaid payments of interest to, but excluding, the date of redemption (the “Redemption Price”).
If BBVA has elected to redeem Notes but prior to the payment of the Redemption Price to holders of Notes the Relevant Spanish Resolution Authority exercises its Spanish Bail-in Power with respect to such Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable thereon) will be due and payable.
Any redemption shall be in compliance with the Applicable Banking Regulations (as defined in the Indenture) and, if required, BBVA shall have obtained the prior consent of the Regulator (as defined in the Indenture).
Any notice of redemption shall be given not less than 30 nor more than 90 days prior to the redemption date.
If BBVA elects to redeem Notes, they will cease to accrue interest from the redemption date, unless BBVA fails to pay the Redemption Price on the payment date.
Early Redemption for Taxation or Listing Reasons
BBVA may redeem all or part of the Notes at the Redemption Price if, as a result of any change in or any amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after September 18, 2020 (the “Issue Date” of such Notes), (i) BBVA would become obligated to pay Additional Amounts in making any payments under such Notes, as described in the section entitled “—Payments of Additional Amounts” above, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on such Notes or the value of such deduction to BBVA would be reduced or (iii) the applicable tax treatment of such Notes would be materially affected; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Notes then due.
In addition, if the Notes had not been listed on an organized market in an OECD country by the date that is 45 days prior to the first Interest Payment Date, BBVA would have had the option to redeem all (but not less than all) of the Notes at the Redemption Price. The Notes were listed on the New York Stock Exchange as of such date.
Early Redemption for Eligible Liabilities Event
BBVA may, at its option, redeem all (but not less than all) the Notes at the Redemption Price if an Eligible Liabilities Event (as defined in the Indenture) occurs with respect to such Notes on or after the Issue Date of such Notes.

Ranking
The Notes constitute direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law (as defined in the Indenture) and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the Notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), and (b) claims against the insolvency estate (créditos contra la masa); (ii) pari passu without any preference or priority among themselves and with all other Senior Preferred Obligations; and (iii) senior to (a) any Senior Non-Preferred Obligations, and (b) all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any claim for principal in respect of the Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.
“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).
“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to any ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.
“Senior Preferred Obligations” means the obligations of BBVA with respect to (i) the payment of principal under the Notes, and (ii) all other ordinary claims, present and future, other than Senior Non-Preferred Obligations.
Upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the Notes with respect to claims for accrued but unpaid interest on the Notes and any Additional Amounts in respect thereof shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes shall accrue from the date of declaration of the insolvency of BBVA. Each holder and beneficial owner of Notes by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the Notes as provided in the Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Events of Default
“Event of Default”, wherever used with respect to the Notes, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in “—Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of the Notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the Notes). There are no other Events of Default under the Notes.
Notwithstanding any other provision in the Notes or the Indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other of the terms of the Notes or the Indenture. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes, will constitute an Event of Default or default under the Indenture or such Notes or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such Notes to any remedies, which are expressly waived. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then the principal of such outstanding Notes will be deemed to have been declared, and will become, immediately and automatically, due and payable. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Notes, such as the failure to pay interest or principal on the Notes) may give rise to such a declaration of acceleration.
At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes may by Act, rescind and annul such declaration and its consequences if:
    1.    BBVA has paid or deposited with the Trustee a sum of money sufficient to pay:
    (A)    all overdue installments of any interest on and Additional Amounts with respect to all Notes;
    (B)    the principal of and any premium on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Notes;
    (C)    to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Notes; and
    (D)    all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under the Indenture; and
    2.    the Event of Default with respect to the Notes shall have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Subject to the payment of certain amounts due to the Trustee (as set forth in prong 1.(D) in the second immediately preceding paragraph), the holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes may, by Act, waive any past default under the Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note.
No holder of any Note has the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes; (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture with respect to such Notes and such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Except as set forth in the immediately following paragraph, notwithstanding any other provision in the Indenture and the Notes, each holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, such Note on or after the respective due dates therefor specified in such Note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of the outstanding Notes may consent by Act, on behalf of the holders of all outstanding Notes, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
The Notes may be subject to the exercise of the Spanish Bail-in Power, and no holder of any Note shall have any claim against BBVA in connection with or arising out of any such exercise. No repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
Within 90 days after the occurrence of any default under the Indenture known to the Trustee with respect to the Notes, the Trustee shall transmit by mail to all holders of Notes entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Notes. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by holders of the Notes and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Substitution and Modification
Notwithstanding any other provision of the Notes or the Indenture, if an Eligible Liabilities Event occurs and is continuing with respect to the Notes, BBVA may substitute all (but not less than all) of the Notes or modify the terms of all (but not less than all) of the Notes, without the consent or approval of the holders or beneficial owners of the Notes, so that the Notes are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities, subject to: (i) having given not less than 30 nor more than 90 days’ notice to the holders of such Notes in accordance with the Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such Notes resulting from such modification or, if such Notes are substituted, any difference between the terms of the Notes and those of the Qualifying Securities by which such Notes are substituted, not being materially prejudicial to the interests of the holders of such Notes and BBVA having delivered an officer’s certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Notes, the Issue Date of the relevant Qualifying Securities by which the Notes are substituted or (b) in the case of a modification of the terms and conditions of the Notes, the date such modification becomes effective.
In the case of a modification of the terms and conditions of the Notes, any variation in the ranking of such Notes resulting from any such modification or, in the case of a substitution of the Notes, any difference between the ranking of the Notes and that of the Qualifying Securities by which the Notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such Notes where the ranking of the Notes or, if the Notes are substituted, of the Qualifying Securities by which the Notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Notes on their Issue Date.
If the Notes are substituted in accordance with the paragraphs set forth above, the Notes will cease to bear interest from (and including) the date of such substitution.
By its acquisition of any Note or any beneficial interest therein, each holder and beneficial owner of Notes, (i) acknowledges, accepts, consents to and agrees to be bound by the substitution of or modification to the terms of the Notes as set forth above and to grant to BBVA and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or BBVA for, agrees not to initiate a suit against the Trustee and/or BBVA in respect of, and agrees that neither the Trustee nor BBVA shall be liable for, any action that the Trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event.
Outstanding Notes
Among other provisions, in determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Notes or the Indenture, any Note owned by BBVA or any other obligor upon such Notes or any affiliate of BBVA or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.

Modifications and Waivers
Modification of the Indenture with Consent of Holders
With the consent, as evidenced in an Act or Acts, as the case may be, of the holders of not less than a majority in principal amount of the Notes outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the holders of the Notes under the Indenture and of waiving future compliance with respect to the Indenture and the Notes; provided, however, that no such supplemental indenture, without the consent of the holder of each Note outstanding immediately prior thereto affected thereby, shall:
•change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any such Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of the outstanding Notes may consent by Act, on behalf of the holders of all of the outstanding Notes, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;
•change any premium payable upon the redemption of such Notes or otherwise;
•change the obligation of BBVA to pay Additional Amounts;
•reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note (following an Event of Default) or the amount thereof provable in bankruptcy;
•change the redemption provisions;
•change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;
•impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;
•reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the Indenture or reduce the requirement for a quorum or voting;
•modify the provisions of the Indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend such Indenture or to give any such waiver and except to provide that additional provisions of the Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or
•change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including Additional Amounts), if any, thereon;
except in each case with respect to any modification or amendment of the Indenture or the Notes which is entered into pursuant to, and in accordance with, the provisions described below under “—Modification of the Indenture without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any Note affected will be required).

Subject to the payment of certain amounts due to the Trustee, the holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes may, by Act, waive any past default under the Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note.
Modification of the Indenture without Consent of Holders
BBVA and the Trustee may modify and amend the Indenture without the consent of the holders of the Notes to:
•evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in such Indenture and in any Notes;
•add to the covenants of BBVA for the benefit of the holders of Notes of all or any series or to surrender any right or power conferred upon BBVA under the Indenture, provided that such Notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;
•establish the form or terms of the securities of any new series;
•evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as is necessary to provide for or facilitate the administration of the trusts by more than one trustee under the Indenture;
•cure any ambiguity or correct or supplement any defect or inconsistency in such Indenture, or make any other provisions with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the holders of the Notes in any material respect;
•add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Notes;
•supplement any of the provisions of the Indenture to such extent as shall be necessary to permit the discharge of Notes, provided such action does not adversely affect the interests of any holders of Notes in any material respect;
•add any additional events of default for the benefit of the holders of Notes;
•secure any Notes, provided that no such Note ceases to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;
•delete, amend or supplement any provision of the Indenture provided such actions do not materially adversely affect the interests of the holders of Notes outstanding immediately prior thereto;
•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent necessary to effect, the substitution or modification of any Notes for the purposes of becoming again or remaining Qualifying Securities; or
•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Satisfaction and Discharge
Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of Notes that have not already been delivered to the Trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, interest, premium and any Additional Amounts to the date of such deposit. In addition, upon the exercise of the Spanish Bail-in Power with respect to the Notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Notes or such Notes otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such Notes and such Notes shall thereafter be deemed to be not outstanding.
The Notes will not be subject to legal defeasance or covenant defeasance, as each are described in the Indenture.
Consolidation, Merger and Conveyance of Assets; Assumption
Nothing contained in the Indenture or in any of the Notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the Indenture, and the performance of every covenant of the Indenture on the part of BBVA to be performed or observed.
In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the Notes without the consent of any holder of Notes, provided that certain conditions are satisfied, including that, immediately prior to such assumption, the successor person has ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor person) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).
In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the Notes permitted by the Indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under the Indenture with respect to any such Notes with the same effect as if such person had been named as BBVA in the Indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in the Indenture, shall be released from all liability as obligor and any other obligations and covenants under the Indenture and under any such Notes, as the case may be.
In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, Additional Amounts under the Notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the Notes in the circumstances described in the first paragraph of “—Redemption—Early Redemption for Taxation or Listing Reasons” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which it is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.

The Trustee
The Bank of New York Mellon, the Trustee currently appointed pursuant to the Indenture, has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286 and the Indenture is administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom or such other location as notified by the Trustee to BBVA from time to time. The Trustee and any trustee appointed pursuant to the Indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
BBVA’s obligation to indemnify the Trustee in accordance with the Indenture shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes.
By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes. Additionally, by its acquisition of any Notes, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, (i) the Trustee shall not be required to take any further directions from holders with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the provision of the Indenture which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes.
Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes, any Notes remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the Notes), then there shall at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the Trustee following the completion of the exercise of the Spanish Bail-in Power.
Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request of any holder of Notes, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees
The Trustee may resign or be removed by holders of a majority in principal amount of Notes at any time, effective upon the acceptance by a successor Trustee of the respective appointment. The Indenture provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Indenture.

Repayment of Funds
All monies paid by BBVA to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to BBVA for any payment which such holder may be entitled to collect.
Prescription
All claims against BBVA for payment of principal, premium, interest or Additional Amounts on or in respect of any Notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.
Governing Law
The Notes and the Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture and the authorization, issuance and execution of the Notes by BBVA shall be governed by and construed in accordance with the common laws of Spain. In addition, certain provisions of the Notes and the Indenture related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws of Spain.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, BBVA irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.
Notwithstanding any other provision of the Notes or the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any Bail-in Dispute and accordingly each of BBVA, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent and security registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent and security registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding any other term of the Notes, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Notes, by its acquisition of any Notes, each holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
“Amounts Due”, with respect to the Notes, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the Trustee pursuant to the Indenture.
By its acquisition of any Notes, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Event of Default with respect to the Notes or under the Indenture. By its acquisition of any Notes, each holder of Notes further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes. Additionally, by its acquisition of any Notes, each holder of Notes acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes: (i) the Trustee will not be required to take any further directions from the holders of Notes with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, so long as any Notes remain outstanding, there will at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of any Notes, each holder of Notes further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to such Notes as it may be imposed, without any further action or direction on the part of such holder of Notes.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes. BBVA will also deliver a copy of such notice to the Trustee for information purposes.
See “Item 3. Key Information—Risk Factors— Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation— Capital Requirements, MREL and Resolution” in our Annual Report.
Subsequent Holders’ Agreement
Holders of any Notes that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.
Purchases of the Notes
BBVA or any of its subsidiaries may at any time purchase the Notes at any price in the open market or otherwise (subject to such purchase being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator if required pursuant to such regulations). Purchased Notes may be held, resold or, at the option of BBVA, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations).
Maintenance of Tax Procedures
The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income (as defined below) under the Notes, and sets forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes, as applicable. In addition, BBVA has agreed to, so long as any principal amount of such Notes remains outstanding and insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision of a duly executed and completed Payment Statement in connection with each payment of income under such Notes or the collection of any other documentation concerning such Notes or the beneficial owners thereof that may be required under Spanish law for payments on such Notes not to be subject to Spanish withholding tax.
If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes (other than in the event of a Redemption for Failure to List), then the related payment will be subject to Spanish withholding tax,. If this were to occur, BBVA would not pay Additional Amounts.
Notices
All notices to holders of Notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Notes are in global form, any notice given to the holder of a Note shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

DESCRIPTION OF
$1,000,000,000 5.862% SENIOR NON-PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2026
$750,000,000 6.138% SENIOR NON-PREFERRED FIXED-TO-FIXED RATE NOTES DUE 2028
Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.
BBVA’s $1,000,000,000 5.862% senior non-preferred fixed-to-fixed rate notes due 2026 (the “2026 Notes”) and $750,000,000 6.138% senior non-preferred fixed-to-fixed rate notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) were issued under the indenture (the “Base Indenture”) dated June 25, 2019 among BBVA, as issuer, The Bank of New York Mellon, acting through its London Branch, as trustee (the “Trustee”), transfer agent and paying agent (the “Paying Agent”) and The Bank of New York Mellon, as security registrar, as amended and supplemented, with respect to the 2026 Notes, by the first supplemental indenture and, with respect to the 2028 Notes, by the second supplemental indenture, each dated September 14, 2022, among BBVA, as issuer, The Bank of New York Mellon, London Branch, as Trustee, Paying Agent, calculation agent (the “Calculation Agent”) and transfer agent, and The Bank of New York Mellon, as security registrar (the Base Indenture, as so amended and supplemented with respect to each series of Notes, the “Indenture”).
Each series of Notes was issued pursuant to the resolution of the board of directors of BBVA adopted on June 25, 2019.
The first supplemental indenture and the second supplemental indenture amended and supplemented the Base Indenture in certain material respects. The Base Indenture is included as Exhibit 4.7 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022 and the first supplemental indenture and the second supplemental indenture are included as Exhibits 4.8 and 4.9, respectively, to BBVA’s report on Form 6-K furnished to the SEC on September 14, 2022 and incorporated by reference into such Registration Statement. Holders of the Notes may also obtain a copy of the Indenture from the Trustee.
The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes of the relevant series and the Indenture, including the definitions of the terms provided therein. Whenever this section refers to specific provisions of or terms defined in the Indenture, we incorporate by reference into this section such specific provisions of or terms defined in the Indenture.
BBVA may issue future notes under other indentures or documentation which contain provisions different from those included in the Indenture, including future notes under the Base Indenture (as it may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Notes or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under such Notes or the Indenture.
General
The 2026 Notes were issued in $1,000,000,000 aggregate principal amount and, unless earlier redeemed by BBVA, will mature at 100% of their principal amount on September 14, 2026 (the “2026 Notes Stated Maturity Date”). The 2028 Notes were issued in $750,000,000 aggregate principal amount and, unless earlier redeemed by BBVA, will mature at 100% of their principal amount on September 14, 2028 (the “2028 Notes Stated Maturity Date”, and each of the 2026 Notes Stated Maturity Date and the 2028 Notes Stated Maturity Date, a “Stated Maturity Date”). Each series of Notes was issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter.
The 2026 Notes and the 2028 Notes constitute separate series of securities under the Base Indenture.
No series of Notes is entitled to the benefit of any sinking fund or similar custodial arrangement. All payments on or in respect of the Notes of any series are made in U.S. dollars.

The Notes of each series were issued in the form of one or more global certificates representing the Notes of the relevant series. DTC is the securities depositary for the Notes of each series. Therefore, the Notes of each series are issued only as registered securities registered in the name of Cede & Co. (DTC’s nominee), and BBVA has deposited with DTC one or more registered global certificates representing in aggregate the total number of the Notes of each series. As long as DTC or its nominee is the registered holder of such global certificates representing the Notes of a series, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes of such series represented by such global certificates for all purposes under the Indenture and the Notes of such series. Except as described below, owners of beneficial interests in a Note of a series represented by a global certificate are not entitled to have the Notes represented by such global certificates registered in their names, may not receive or be entitled to receive physical delivery of certificated Notes and are not considered the holders of such Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the Indenture. Beneficial interests in the Notes represented by such global certificates will be exchangeable for Notes represented by individual security certificates, or certificated Notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the Trustee only if: (i) DTC notifies BBVA in writing that it is unwilling, unable or ineligible to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by BBVA within 60 days after the date of such notice from DTC, (ii) BBVA notifies the Trustee in writing that it has reasonably elected to cause the issuance of definitive registered Notes or (iii) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes.
The Indenture provides that, in addition to the Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to the maximum aggregate principal amount. BBVA may from time to time, without the consent of the holders of the Notes of any series, create and issue further securities having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue may be consolidated and form a single series with the outstanding Notes of the relevant series; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).
Payment of Interest
The 2026 Notes bear interest (i) from (and including) the Issue Date (as defined below) to (but excluding) the 2026 Notes Reset Date (September 14, 2025) or any date of earlier redemption at a fixed rate of 5.862% per annum and (ii) thereafter, from (and including) the 2026 Notes Reset Date to (but excluding) the 2026 Notes Stated Maturity Date or any date of earlier redemption at a fixed rate per annum equal to the 1-year UST (as defined below), as determined by the Calculation Agent, plus 230 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards). BBVA must pay interest in arrears on the 2026 Notes semi-annually on March 14 and September 14 of each year, commencing on March 14, 2023 up to (and including) the 2026 Notes Stated Maturity Date or any date of earlier redemption (each a “2026 Notes Interest Payment Date”).
The 2028 Notes bear interest (i) from (and including) the Issue Date to (but excluding) the 2028 Notes Reset Date (September 14, 2027) or any date of earlier redemption at a fixed rate of 6.138% per annum and (ii) thereafter, from (and including) the 2028 Notes Reset Date to (but excluding) the 2028 Notes Stated Maturity Date or any date of earlier redemption at a fixed rate per annum equal to the 1-year UST, as determined by the Calculation Agent, plus 270 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards). BBVA must pay interest in arrears on the 2028 Notes semi-annually on March 14 and September 14 of each year, commencing on March 14, 2023 up to (and including) the 2028 Notes Stated Maturity Date or any date of earlier redemption (each a “2028 Notes Interest Payment Date”, and each 2026 Notes Interest Payment Date and 2028 Notes Interest Payment Date an “Interest Payment Date”).

For these purposes:
“1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.
“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year, published closest in time (but prior to) the relevant Reset Determination Date.
“2026 Notes Reset Date” means September 14, 2025.
“2028 Notes Reset Date” means September 14, 2027.
“Reset Date” means, with respect to the 2026 Notes, the 2026 Notes Reset Date and, with respect to the 2028 Notes, the 2028 Notes Reset Date.
“Reset Determination Date” means the second Business Day (as defined below) immediately preceding the relevant Reset Date.
Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, BBVA must pay interest on the Notes for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, BBVA must pay interest for the period beginning on (and including) the Issue Date to (but excluding) the first Interest Payment Date.
If any Interest Payment Date falls on a day that is not a Business Day (as defined in the Indenture), the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity Date or date of earlier redemption for either series of Notes falls on a day that is not a Business Day, payment of principal and interest on such Notes will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.
Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each such date a “Regular Record Date”).
Payments of Additional Amounts
Any amounts to be paid by BBVA with respect to the Notes must be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA has agreed to pay to the holder of Notes such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount received by such holder of Notes under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such holder of Notes in the absence of such withholding or deduction. Notwithstanding the foregoing, the Indenture specifies certain situations for which no such Additional Amounts are payable with respect to any Note.
Any reference to the payment of interest shall be deemed to include the payment of Additional Amounts to the extent payable in respect thereof.

Redemption
General
In the event of a redemption with respect to a series of Notes, the redemption price of such Notes will be 100% of their principal amount together with any accrued but unpaid interest, if any, thereon to, but excluding, the date of redemption (the “Redemption Price”).
If BBVA has elected to redeem Notes of a series but prior to the payment of the Redemption Price to holders of Notes the Relevant Spanish Resolution Authority (as defined in the Indenture) exercises its Spanish Bail-in Power (as defined in the Indenture) with respect to such Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable thereon) will be due and payable.
Any redemption shall be in compliance with the Applicable Banking Regulations (as defined in the Indenture) and, if required, BBVA shall have obtained the prior consent of the Regulator (as defined in the Indenture).
Any notice of redemption shall be given not less than 30 nor more than 90 days prior to the redemption date.
If BBVA elects to redeem Notes of a series, they will cease to accrue interest from the redemption date, unless BBVA fails to pay the Redemption Price on the payment date.
Early Redemption for Taxation Reasons
BBVA may redeem all or part of a series of Notes at the Redemption Price if, as a result of any change in or any amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after September 14, 2022 (the “Issue Date” of such Notes), (i) BBVA would become obligated to pay Additional Amounts in making any payments under such Notes, as described in the section entitled “—Payments of Additional Amounts” above, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain in respect of any interest to be paid on the next Interest Payment Date on such Notes or the value of such deduction to BBVA would be reduced or (iii) the applicable tax treatment of such Notes would be materially affected; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Notes then due.
Early Redemption for Eligible Liabilities Event
BBVA may, at its option, redeem all (but not less than all) of the Notes of a series at the Redemption Price if an Eligible Liabilities Event (as defined in the Indenture) occurs with respect to such Notes on or after the Issue Date of such Notes.
Optional Early Redemption (Issuer Call)
BBVA may, at its option, redeem all or part only of the Notes of a series at the Redemption Price on the relevant Reset Date for such series of Notes.

Status and Ranking of the Notes
The payment obligations of BBVA under the Notes of each series on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of BBVA, and upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law (as defined in the Indenture) and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015 (as defined in the Indenture)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), such payment obligations will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).
“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to (i) the payment of principal under the Notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.
“Senior Preferred Obligations” means the obligations of BBVA with respect to all ordinary claims, present and future, other than Senior Non-Preferred Obligations.
Claims of holders in respect of interest on the Notes accrued but unpaid as of the commencement of any insolvency proceeding in respect of BBVA shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.
Each holder of Notes by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the Notes of the relevant series as provided in the Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Events of Default
“Event of Default”, wherever used with respect to the Notes of a series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in “—Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of the Notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the Notes).
Notwithstanding anything to the contrary in the Notes or the Indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or any other of the terms of the Notes or the Indenture with respect to the Notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of a series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes, will constitute an Event of Default or default under the Indenture or such Notes or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such Notes to any remedies, which are expressly waived. See “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
If an Event of Default with respect to the Notes of a series at the time outstanding occurs and is continuing, then the principal of such outstanding Notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Notes) may give rise to such a declaration of acceleration.
At any time after such a declaration of acceleration with respect to the Notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes of such series may by Act, rescind and annul such declaration and its consequences if:
    1.    BBVA has paid or deposited with the Trustee a sum of money sufficient to pay:
    (A)    all overdue installments of any interest on and Additional Amounts with respect to all Notes of such series;
    (B)    the principal of and any premium on any Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Notes;
    (C)    to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Notes; and
    (D)    all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under the Indenture; and
    2.    the Event of Default with respect to the Notes of such series shall have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.
Subject to the payment of certain amounts due to the Trustee (as set forth in prong 1.(D) in the second immediately preceding paragraph), the holders of not less than a majority in principal amount of the outstanding Notes of a series on behalf of the holders of all the Notes of such series may, by Act, waive any past default under the Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
No holder of any Note of any series has the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series; (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture with respect to such Notes and such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of such series.
Except as set forth in the immediately following paragraph, notwithstanding anything to the contrary in the Indenture and the Notes of the relevant series, each holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, such Note on or after the respective due dates therefor specified in such Note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired or affected without the consent of such holder, except that holders of not less than 75% in principal amount of the outstanding Notes of such series may consent by Act, on behalf of the holders of all outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
The Notes of any series may be subject to the exercise of the Spanish Bail-in Power, and no holder of any Note shall have any claim against BBVA in connection with or arising out of any such exercise. No repayment or payment of Amounts Due on the Notes of any series will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
Within 90 days after the occurrence of any default under the Indenture known to the Trustee with respect to the Notes of a series, the Trustee shall transmit by mail to all holders of Notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by holders of the Notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Substitution and Modification
Notwithstanding anything to the contrary in the Notes or the Indenture, if an Eligible Liabilities Event occurs and is continuing with respect to any series of Notes, including as a result of any change in law or regulation or the application or official interpretation thereof, BBVA may substitute all (but not less than all) of the Notes of such series or modify the terms of all (but not less than all) of the Notes of such series, without the consent or approval of the holders or beneficial owners of the Notes, so that the Notes are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities (as defined in the Indenture), subject to: (i) having given not less than 30 nor more than 90 days’ notice to the holders of such Notes in accordance with the Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such Notes resulting from such modification or, if such Notes are substituted, any difference between the terms of the Notes and those of the Qualifying Securities by which such Notes are substituted, not being materially prejudicial to the interests of the holders of such Notes and BBVA having delivered an officer’s certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Notes, the Issue Date of the relevant Qualifying Securities by which the Notes are substituted or (b) in the case of a modification of the terms and conditions of the Notes, the date such modification becomes effective.
In the case of a modification of the terms and conditions of the Notes of a series, any variation in the ranking of such Notes resulting from any such modification or, in the case of a substitution of the Notes, any difference between the ranking of the Notes and that of the Qualifying Securities by which the Notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such Notes where the ranking of the Notes or, if the Notes are substituted, of the Qualifying Securities by which the Notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Notes of such series on their Issue Date.
If the Notes of a series are substituted in accordance with the paragraphs set forth above, the Notes of such series will cease to bear interest from (and including) the date of such substitution.
By its acquisition of any Note or any beneficial interest therein, each holder and beneficial owner of such Note, (i) acknowledges, accepts, consents to and agrees to be bound by the substitution of or modification to the terms of the Notes as set forth above and to grant to BBVA and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or BBVA for, agrees not to initiate a suit against the Trustee and/or BBVA in respect of, and agrees that neither the Trustee nor BBVA shall be liable for, any action that the Trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event.
Outstanding Notes
Among other provisions, in determining whether the holders of the requisite principal amount of outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Notes of such series or the Indenture, any Note of such series owned by BBVA or any other obligor upon such Notes or any affiliate of BBVA or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) of such series that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.

Modifications and Waivers
Modification of the Indenture with Consent of Holders
With the consent, as evidenced in an Act or Acts, as the case may be, of the holders of not less than a majority in principal amount of the Notes of each relevant series outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes of such series or of modifying in any manner the rights of the holders of the Notes of such series under the Indenture and of waiving future compliance with respect to the Indenture and the Notes of such series; provided, however, that no such supplemental indenture, without the consent of the holder of each Note outstanding immediately prior thereto affected thereby, shall:
•change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any such Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of the outstanding Notes of a series may consent by Act, on behalf of the holders of all of the outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;
•change any premium payable upon the redemption of such Notes or otherwise;
•change the obligation of BBVA to pay Additional Amounts;
•reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note (following an Event of Default) or the amount thereof provable in bankruptcy;
•change the redemption provisions;
•change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;
•impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;
•reduce the percentage in principal amount of outstanding Notes of a series the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the Indenture or reduce the requirement for a quorum or voting;
•modify the provisions of the Indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend the Indenture or to give any such waiver and except to provide that additional provisions of the Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or
•change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including Additional Amounts), if any, thereon;
except in each case with respect to any modification or amendment of the Indenture or the Notes which is entered into pursuant to, and in accordance with, the provisions described below under “—Modification of the Indenture without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any Note affected will be required).

Subject to the payment of certain amounts due to the Trustee, the holders of not less than a majority in principal amount of the outstanding Notes of a series on behalf of the holders of all the Notes of such series may, by Act, waive any past default under the Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
Modification of the Indenture without Consent of Holders
BBVA and the Trustee may modify and amend the Indenture without the consent of the holders of the Notes of a series to:
•evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in the Indenture and in any Notes of such series;
•add to the covenants of BBVA for the benefit of the holders of Notes of all or any series or to surrender any right or power conferred upon BBVA under the Indenture; provided that such Notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount (as defined in the Indenture) as a result thereof and subject further to compliance with the Applicable Banking Regulations;
•establish the form or terms of the securities of any new series;
•evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes of one or more series and to add to or change any of the provisions of the Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under the Indenture;
•cure any ambiguity or correct or supplement any defect or inconsistency in the Indenture, or make any other provisions with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the holders of the Notes of any series in any material respect;
•add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Notes;
•supplement any of the provisions of the Indenture to such extent as shall be necessary to permit the discharge of any series of Notes, provided such action does not adversely affect the interests of any holders of Notes of any series in any material respect;
•add any additional events of default for the benefit of the holders of Notes of any series; provided that such Notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;
•secure any Notes; provided that such Notes do not cease to be fully eligible for inclusion in the Eligible Liabilities Amount as a result thereof and subject further to compliance with the Applicable Banking Regulations;
•delete, amend or supplement any provision of the Indenture provided such actions do not materially adversely affect the interests of the holders of Notes outstanding immediately prior thereto;
•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent necessary to effect, the substitution or modification of any Notes for the purposes of becoming again or remaining Qualifying Securities; or
•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Satisfaction and Discharge
Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of Notes of any series that have not already been delivered to the Trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, premium, interest and any Additional Amounts to the date of such deposit. In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of Notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Notes of such series or such Notes otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such series of Notes and such Notes shall thereafter be deemed to be not outstanding.
The Notes will not be subject to legal defeasance or covenant defeasance, as each are described in the Indenture.
Consolidation, Merger and Conveyance of Assets; Assumption
Nothing contained in the Indenture or in any of the Notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the Indenture, and the performance of every covenant of the Indenture on the part of BBVA to be performed or observed.
In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the Notes of any series without the consent of any holder of Notes; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor person) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).
In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the Notes of a series permitted by the Indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under the Indenture with respect to any such Notes with the same effect as if such person had been named as BBVA in the Indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in the Indenture, shall be released from all liability as obligor and any other obligations and covenants under the Indenture and under any such Notes, as the case may be.
In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, Additional Amounts under the Notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the Notes in the circumstances described in the first paragraph of “—Redemption—Early Redemption for Taxation Reasons” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which such jurisdiction is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.

The Trustee
The Bank of New York Mellon, the Trustee currently appointed pursuant to the Indenture, has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and the Indenture is administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom or such other location as notified by the Trustee to BBVA from time to time. The Trustee and any trustee appointed pursuant to the Indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
BBVA’s obligation to indemnify the Trustee in accordance with the Indenture shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes.
By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes. Additionally, by its acquisition of any Notes, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, (i) the Trustee shall not be required to take any further directions from holders with respect to any portion of the Notes of such series that is written down, converted to equity and/or cancelled under the provision of the Indenture which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes.
Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any series of Notes, any Notes of such series remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the Notes of such series), then there shall at all times be a trustee for the Notes of such series in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the Trustee following the completion of the exercise of the Spanish Bail-in Power.
Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request of any holder of Notes, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees and Other Successor Agents
The Trustee may resign or be removed by holders of a majority in principal amount of Notes at any time, effective upon the acceptance by a successor Trustee of the respective appointment. The Indenture provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Indenture.
Additionally, each of the Paying Agent and the Calculation Agent may resign or be removed by BBVA, subject to certain notice requirements and the appointment of a successor Paying Agent or Calculation Agent, as the case may be, as provided in the Indenture.

Repayment of Funds
All monies paid by BBVA to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to BBVA for any payment which such holder may be entitled to collect.
Prescription
In accordance with applicable law, all claims against BBVA for payment of principal, premium, interest or Additional Amounts on or in respect of any Notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.
Governing Law
The Notes and the Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture and the authorization, issuance and execution by BBVA of the Notes of each series shall be governed by and construed in accordance with the common laws of Spain. In addition, certain provisions of the Notes of each series and the Indenture related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws of Spain.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, BBVA irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.
Notwithstanding anything to the contrary in the Notes or the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Indenture or the Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent and security registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent and security registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the Notes, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Notes, by its acquisition of any Notes, each holder (including each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
“Amounts Due”, with respect to the Notes of a series, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Notes of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the Trustee pursuant to the Indenture.
By its acquisition of any Notes, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Event of Default with respect to the Notes of any series or under the Indenture. By its acquisition of any Notes, each holder of Notes further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series. Additionally, by its acquisition of any Notes, each holder of Notes acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series: (i) the Trustee will not be required to take any further directions from the holders of Notes with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any a series, so long as any Notes of such series remain outstanding, there will at all times be a trustee for the Notes of such series in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Notes, each holder of Notes further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to such Notes as it may be imposed, without any further action or direction on the part of such holder of Notes.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes of such series. BBVA will also deliver a copy of such notice to the Trustee for information purposes. See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks— The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our Annual Report.
Subsequent Holders’ Agreement
Holders of any Notes that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Notes related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement with Respect to the Exercise of the Spanish Bail-in Power”.
Purchases of the Notes
BBVA or any of its subsidiaries may at any time purchase the Notes at any price in the open market or otherwise (subject to such purchase being in compliance with Applicable Banking Regulations then in force, and subject to the prior consent of the Regulator if required pursuant to such regulations). Purchased Notes may be held, resold or, at the option of BBVA, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations).
Maintenance of Tax Procedures
The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income (as defined below) under the Notes, and sets forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes, as applicable. In addition, BBVA has agreed to, so long as any principal amount of such Notes remains outstanding and insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision of a duly executed and completed Payment Statement in connection with each payment of income under such Notes or the collection of any other documentation concerning such Notes or the beneficial owners thereof that may be required under Spanish law for payments on such Notes not to be subject to Spanish withholding tax.
If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes of a series, then the related payment will be subject to Spanish withholding tax. If this were to occur, BBVA would not pay Additional Amounts.
Notices
All notices to holders of Notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Notes are in global form, any notice given to the holder of a Note shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

DESCRIPTION OF
$1,000,000,000 5.381% SENIOR PREFERRED FIXED RATE NOTES DUE 2029
$1,000,000,000 SENIOR NON-PREFERRED CALLABLE FIXED-TO-FIXED RATE NOTES DUE 2035
Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.
BBVA’s $1,000,000,000 5.381% senior preferred fixed rate notes due 2029 (the “2029 Notes”) were issued under the indenture with respect to senior debt securities (the “Senior Debt Securities Base Indenture”) dated as of July 28, 2016 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee (the “Trustee”), security registrar, transfer agent and paying agent (the “Paying Agent”), as amended and supplemented, with respect to the 2029 Notes, by the third supplemental indenture dated as of March 13, 2024 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Paying Agent, transfer agent and security registrar (the Senior Debt Securities Base Indenture, as so amended and supplemented with respect to the 2029 Notes, the “2029 Notes Indenture”).
BBVA’s $1,000,000,000 senior non-preferred callable fixed-to-fixed rate notes due 2035 (the "2035 Notes" and together with the 2029 Notes, the “Notes”) were issued under the indenture with respect to senior non-preferred debt securities (the “Senior Non-Preferred Debt Securities Base Indenture”) dated as of June 25, 2019 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, transfer agent, Paying Agent and security registrar, as amended and supplemented, with respect to the 2035 Notes, by the third supplemental indenture dated as of March 13, 2024 between BBVA, as issuer and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Paying Agent, transfer agent, calculation agent (the “Calculation Agent”) and security registrar (the Senior Non-Preferred Debt Securities Base Indenture, as so amended and supplemented with respect to the 2035 Notes, the “2035 Notes Indenture”, and each of the 2029 Notes Indenture and the 2035 Notes Indenture, an “Indenture”, and together, the “Indentures”).
Each series of Notes was issued pursuant to the resolution of the board of directors of BBVA adopted on November 29, 2023.
The third supplemental indenture with respect to the 2029 Notes amended and supplemented the Senior Debt Securities Base Indenture in certain material respects. The third supplemental indenture with respect to the 2035 Notes amended and supplemented the Senior Non-Preferred Debt Securities Base Indenture in certain material respects. The Senior Debt Securities Base Indenture is included as Exhibit 4.2 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022 and the third supplemental indenture with respect to the 2029 Notes is included as Exhibit 4.15 to BBVA’s report on Form 6-K furnished to the SEC on March 13, 2024 and incorporated by reference into such Registration Statement. The Senior Non-Preferred Debt Securities Base Indenture is included as Exhibit 4.7 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022 and the third supplemental indenture with respect to the 2035 Notes is included as Exhibit 4.16 to BBVA’s report on Form 6-K furnished to the SEC on March 13, 2024 and incorporated by reference into such Registration Statement.
The following summary of certain provisions of the Notes and the Indentures does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes of the relevant series and the relevant Indenture, including the definitions of the terms provided therein. Whenever this section refers to specific provisions of or terms defined in an Indenture, we incorporate by reference into this section such specific provisions of or terms defined in such Indenture.
BBVA may issue future notes under other indentures or documentation that contains provisions different from those included in the Indentures, including future senior preferred notes under the Senior Debt Securities Base Indenture and future senior non-preferred notes under the Senior Non-Preferred Debt Securities Base Indenture (as each may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Notes or either of the Indentures from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under such Notes or Indentures.

General
The 2029 Notes were issued in $1,000,000,000 aggregate principal amount and, unless earlier redeemed by BBVA, will mature at 100% of their principal amount on March 13, 2029 (the “2029 Notes Stated Maturity Date”). The 2035 Notes were issued in $1,000,000,000 aggregate principal amount and, unless earlier redeemed by BBVA, will mature at 100% of their principal amount on March 13, 2035 (the “2035 Notes Stated Maturity Date”, and each of the 2029 Notes Stated Maturity Date and the 2035 Notes Stated Maturity Date, a “Stated Maturity Date”). Each series of Notes was issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter.
No series of Notes are entitled to the benefit of any sinking fund or similar custodial arrangement. All payments on or in respect of the Notes of any series are made in U.S. dollars.
The Notes of each series were initially represented by one or more global security certificates which were deposited with a custodian for DTC, and Notes represented thereby were registered in the name of Cede & Co., as nominee for DTC.
Beneficial interests in Notes of any series represented by a global certificate are exchangeable for Notes of such series represented by individual security certificates, or certificated notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the trustee only if: (i) the depository is at any time unwilling, unable or ineligible to continue as depository or has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by BBVA within 60 days of the date BBVA is so informed in writing; (ii) BBVA executes and delivers to the trustee a company order to the effect it has elected to cause the issuance of definitive registered securities; (iii) an event of default has occurred and is continuing with respect to the securities; or (iv) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the relevant prospectus supplement.
Each Indenture provides that, in addition to the relevant Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to the maximum aggregate principal amount. BBVA may from time to time, without the consent of the holders of the Notes of any series, create and issue further securities having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue shall be consolidated and form a single series with the outstanding Notes of the relevant series; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended.
Payment of Interest
2029 Notes
The 2029 Notes bear interest, from (and including) the March 13, 2024 (the "Issue Date") to (but excluding) the 2029 Notes Stated Maturity Date or any date of earlier redemption, at a fixed rate of 5.381% per annum. BBVA must pay interest in arrears on the 2029 Notes semi-annually on March 13 and September 13 of each year, commencing on September 13, 2024 up to (and including) the 2029 Notes Stated Maturity Date or any date of earlier redemption (each a “2029 Notes Interest Payment Date”).
2035 Notes
The 2035 Notes bear interest (i) from (and including) the Issue Date to (but excluding) the 2035 Notes Reset Date (March 13, 2034) or any date of earlier redemption at a fixed rate of 6.033% per annum and (ii) thereafter, from (and including) the 2035 Notes Reset Date to (but excluding) the 2035 Notes Stated Maturity Date or any date of earlier redemption at a fixed rate per annum equal to the 1-year UST (as defined below), as determined by the Calculation Agent, plus 190 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards).

BBVA must pay interest in arrears on the 2035 Notes semi-annually on March 13 and September 13 of each year, commencing on September 13, 2024 up to (and including) the 2035 Notes Stated Maturity Date or any date of earlier redemption (each a “2035 Notes Interest Payment Date”, and each 2029 Notes Interest Payment Date and 2035 Notes Interest Payment Date, an “Interest Payment Date”).
For these purposes, “1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.
“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.
“2035 Notes Reset Date” means March 13, 2034.
“Reset Determination Date” means the second Business Day (as defined below) immediately preceding the 2035 Notes Reset Date.
General Terms
Interest on the Notes of each series is computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date for Notes of a series, BBVA must pay interest on the Notes of such series for the period commencing on (and including) the immediately preceding Interest Payment Date for such series of Notes and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date for the Notes of a series, BBVA must pay interest for the period beginning on (and including) the Issue Date of such Notes to (but excluding) the first Interest Payment Date for such Notes.
If, with respect to any series of Notes, any Interest Payment Date falls on a day that is not a Business Day (as defined in the relevant Indenture), the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If, with respect to any series of Notes, the Stated Maturity Date or date of earlier redemption falls on a day that is not a Business Day, payment of principal and interest on such Notes will be made on the next succeeding day that is a Business Day, and no interest on such Notes will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.
Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each such date a “Regular Record Date”).
Payments of Additional Amounts
Any amounts to be paid by BBVA with respect to the Notes shall be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA has agreed to pay to the holder of Notes such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount received by such holder of Notes under the relevant Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such holder of Notes in the absence of such withholding or deduction. Notwithstanding the foregoing, the Indentures specify certain situations for which no such Additional Amounts are payable with respect to any Note of the relevant series.
Any reference to the payment of interest shall be deemed to include the payment of Additional Amounts to the extent payable in respect thereof.
Redemption
General

In the event of a redemption with respect to a series of Notes, the redemption price of such Notes will be 100% of their principal amount together with any accrued but unpaid interest, if any, thereon to (but excluding) the date of redemption (the “Redemption Price”).
If BBVA has elected to redeem Notes of a series but prior to the payment of the Redemption Price to holders of Notes the Relevant Spanish Resolution Authority (as defined in the relevant Indenture) exercises its Spanish Bail-in Power (as defined in the relevant Indenture) with respect to such Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable thereon) will be due and payable.

Any redemption shall be in compliance with Applicable Banking Regulations (as defined in the relevant Indenture) then in force and subject to the prior consent of the Regulator (as defined in the relevant Indenture), if required pursuant to such regulations.
Any notice of redemption shall be given not less than five nor more than 30 days prior to the redemption date.
If BBVA elects to redeem Notes of a series, they will cease to accrue interest from (and including) the redemption date, unless BBVA fails to pay the Redemption Price on the payment date.
Early Redemption for Taxation Reasons
BBVA may redeem all or part only of the Notes of a series at the Redemption Price if, as a result of any change in or any amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the Issue Date of such Notes, (i) BBVA would become obligated to pay Additional Amounts in making any payments under such Notes, as described in the section entitled “ —Payments of Additional Amounts” above, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on such Notes or the value of such deduction to BBVA would be reduced or (iii) the applicable tax treatment of such Notes would be materially affected and such change was not reasonably foreseeable on the Issue Date of such Notes; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Notes then due.
Early Redemption upon an Eligible Liabilities Event
BBVA may, at its option, redeem all (but not less than all) of the Notes of a series at the Redemption Price if an Eligible Liabilities Event (as defined in the relevant Indenture) occurs with respect to such Notes on or after the Issue Date of such Notes.
Optional Early Redemption (Issuer Call) for the 2035 Notes
BBVA may, at its option, redeem all (but not less than all) of the 2035 Notes at the Redemption Price on the 2035 Notes Reset Date.
Status and Ranking of the Notes

The payment obligations of BBVA under the 2029 Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations (créditos ordinarios) of BBVA, and upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law (as defined in the 2029 Notes Indenture) and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.2 of Law 11/2015 (as defined in the 2029 Notes Indenture)), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the 2029 Notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015), and (b) claims against the insolvency estate (créditos contra la masa); (ii) pari passu without any preference or priority among themselves and with all other Senior Preferred Obligations; and (iii) senior to (a) any Senior Non-Preferred Obligations, and (b) all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the 2029 Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
The payment obligations of BBVA under the 2035 Notes on account of principal constitute direct, unconditional, unsubordinated and unsecured obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law (as defined in the 2035 Notes Indenture) and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), the payment obligations of BBVA under the 2035 Notes with respect to claims for principal (which claims will constitute ordinary claims) will rank: (i) junior to any (a) privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 (as defined in the 2035 Notes Indenture)), (b) claims against the insolvency estate (créditos contra la masa), and (c) Senior Preferred Obligations; (ii) pari passu without any preference or priority among themselves and with all other Senior Non-Preferred Obligations; and (iii) senior to all subordinated obligations of, or claims against, BBVA (créditos subordinados), present and future, such that any relevant claim on account of principal in respect of the 2035 Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.
“ordinary claims” means the class of claims with respect to unsecured, non-privileged and unsubordinated obligations (créditos ordinarios) of BBVA which, upon the insolvency (concurso de acreedores) of the BBVA and pursuant to the Insolvency Law and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain, rank (i) junior to privileged claims (créditos privilegiados) (which shall include, among other claims, any claims in respect of deposits for the purposes of Additional Provision 14.1 of Law 11/2015 and any secured claims), and claims against the insolvency estate (créditos contra la masa) and (ii) senior to subordinated claims (créditos subordinados).
“Senior Non-Preferred Obligations” (créditos ordinarios no preferentes) means the obligations of BBVA with respect to (i) the payment of principal under the 2035 Notes and (ii) all other ordinary claims, present and future, which, upon the insolvency (concurso de acreedores) of BBVA, are expressed to rank within the ordinary claims but junior to Senior Preferred Obligations.
“Senior Preferred Obligations” means the obligations of BBVA with respect to (i) the payment of principal under the 2029 Notes, and (ii) all other ordinary claims, present and future, other than Senior Non-Preferred Obligations.
Claims of holders in respect of interest on the Notes of each series accrued but unpaid as of the commencement of any insolvency proceeding in respect of BBVA shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.

Each holder (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant Notes) of Notes, by his or her acquisition thereof, will be deemed to have agreed to the ranking of such Notes as described above. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the ranking provisions of such Notes. In addition, each holder of Notes by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the ranking of the Notes of the relevant series as provided in the relevant Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.
Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes of any series may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.
Events of Default
“Event of Default”, wherever used with respect to the Notes of a series, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in “ —Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of the Notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the Notes).
Notwithstanding anything to the contrary in the Notes or the Indentures, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or under any other of the terms of the Notes or the relevant Indenture with respect to the Notes of any series. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of a series or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes, will constitute an Event of Default or default under the relevant Indenture or such Notes or otherwise constitute non-performance of a contractual obligation, or entitle the holders of such Notes to any remedies, which are expressly waived. See “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an Event of Default with respect to the Notes of a series at the time outstanding occurs and is continuing, then the principal of such outstanding Notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the relevant Indenture or the Notes) may give rise to such a declaration of acceleration.
At any time after such a declaration of acceleration with respect to the Notes of a series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the relevant Indenture, the holders of not less than a majority in principal amount of the outstanding Notes of such series may by Act, rescind and annul such declaration and its consequences if:
1. BBVA has paid or deposited with the Trustee a sum of money sufficient to pay:
(A) all overdue installments of any interest on and Additional Amounts with respect to all Notes of such series;

(B) the principal of and any premium on any Notes of such series which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Notes;
(C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Notes; and
(D) all sums paid or advanced by the Trustee under the relevant Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under such Indenture; and
2. the Event of Default with respect to the Notes of such series shall have been cured or waived as provided in the relevant Indenture.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Subject to the payment of certain amounts due to the Trustee (as set forth in prong 1.(D) in the second immediately preceding paragraph), the holders of not less than a majority in principal amount of the outstanding Notes of a series may, on behalf of the holders of all the Notes of such series, by Act, waive any past default under the relevant Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the relevant Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
No holder of any Note of any series (which, for these purposes, includes each holder of a beneficial interest in the Notes) has the right to institute any proceeding, judicial or otherwise, with respect to such Note, the relevant Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes of such series specifying such Event of Default and stating that such notice is a “Notice of Event of Default” under the relevant Indenture; (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the relevant Indenture with respect to such Notes and such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of such series.

Notwithstanding anything to the contrary in the relevant Indenture and the Notes of the relevant series, and subject to the relevant Indenture’s provisions with respect to remedies, the ranking of the Notes of the relevant series and the exercise of the Spanish Bail-in Power, each holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the relevant Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, such Note on or after the dates upon which such amounts become due and payable pursuant to the terms of the relevant Indenture or the terms expressed in such Note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired without the consent of such holder, except that holders of not less than 75% in principal amount of the outstanding Notes of such series may consent by Act, on behalf of the holders of all outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).
Within 90 days after the occurrence of any default under the relevant Indenture known to the Trustee with respect to the Notes of a series, the Trustee shall transmit by mail to all holders of Notes of such series entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Notes of such series. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes of such series.
“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the relevant Indenture to be given or taken by holders of the Notes of a series and the written instrument or instruments in which such action is embodied and by which such action is evidenced.
Substitution and Modification
Notwithstanding anything to the contrary in the Notes or the Indentures, if an Eligible Liabilities Event occurs with respect to the Notes of any series, including as a result of any change in law or regulation or the application or official interpretation thereof, BBVA may substitute all (but not less than all) of the Notes of such series or modify the terms of all (but not less than all) of the Notes of such series, without the consent or approval of the holders or beneficial owners of the Notes, so that the Notes are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities (as defined in the relevant Indenture), subject to: (i) having given not less than five nor more than 30 days’ notice to the holders of such Notes in accordance with the relevant Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of such Notes resulting from such modification or, if such Notes are substituted, any difference between the terms of the Notes and those of the Qualifying Securities by which such Notes are substituted, not being materially prejudicial to the interests of the holders of such Notes and BBVA having delivered an officer’s certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Notes, the Issue Date of the relevant Qualifying Securities by which the Notes are substituted or (b) in the case of a modification of the terms and conditions of the Notes, the date such modification becomes effective.
In the case of a modification of the terms and conditions of the Notes of a series, any variation in the ranking of such Notes resulting from any such modification or, in the case of a substitution of the Notes, any difference between the ranking of the Notes and that of the Qualifying Securities by which the Notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of such Notes where the ranking of the Notes or, if the Notes are substituted, of the Qualifying Securities by which the Notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Notes of such series on their Issue Date.
If the Notes of a series are substituted in accordance with the paragraphs set forth above, the Notes of such series will cease to bear interest from (and including) the date of such substitution.

By its acquisition of any Note or any beneficial interest therein, each holder and beneficial owner of such Note (i) acknowledges, accepts, consents to and agrees to be bound by the substitution of or modification to the terms of the Notes as set forth above and to grant to BBVA and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or BBVA for, agrees not to initiate a suit against the Trustee and/or BBVA in respect of, and agrees that neither the Trustee nor BBVA shall be liable for, any action that the Trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event.
Outstanding Notes
Among other provisions, in determining whether the holders of the requisite principal amount of outstanding Notes of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Notes of such series or the relevant Indenture, any Note of such series owned by BBVA or any other obligor upon such Notes or any affiliate of BBVA or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) of such series that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.
Modifications and Waivers
Modification of the Indentures with Consent of Holders
With the consent, as evidenced in an Act or Acts, as the case may be, of the holders of not less than a majority in principal amount of the Notes of the relevant series outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the Trustee may enter into an indenture or indentures supplemental to the relevant Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the relevant Indenture or the Notes of such series or of modifying in any manner the rights of the holders of the Notes of such series under the relevant Indenture and of waiving future compliance with respect to such Indenture and the Notes of such series; provided, however, that no such supplemental indenture, without the consent of the holder of each Note of such series outstanding immediately prior thereto affected thereby, shall (in each case, with respect to the Notes of such series):
•change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any such Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of the outstanding Notes of a series may consent by Act, on behalf of the holders of all of the outstanding Notes of such series, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;
•change any premium payable upon the redemption of such Notes or otherwise;
•change the obligation of BBVA to pay Additional Amounts;
•reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note (following an Event of Default) or the amount thereof provable in bankruptcy;
•change the redemption provisions;
•change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;
•impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;

•reduce the percentage in principal amount of outstanding Notes of a series the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the relevant Indenture or reduce the requirement for a quorum or voting;
•modify the provisions of the relevant Indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend such Indenture or to give any such waiver and except to provide that additional provisions of such Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or
•change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including Additional Amounts), if any, thereon;
except in each case with respect to any modification or amendment of the relevant Indenture or the Notes of such series which is entered into pursuant to, and in accordance with, the provisions described below under “—Modification of the Indentures without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any Note affected will be required).
Subject to the payment of certain amounts due to the Trustee, the holders of not less than a majority in principal amount of the outstanding Notes of a series may, on behalf of the holders of all the Notes of such series, by Act, waive any past default under the relevant Indenture (with respect to such Notes) and such Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note of such series or in respect of a covenant or provision of the relevant Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note of such series.
Modification of the Indentures without Consent of Holders
BBVA and the Trustee may modify and amend each of the Indentures without the consent of the holders of the Notes of a series, in each case with respect to the Notes of such series or any other securities of the Issuer issued thereunder (together with the Notes, for the purposes of this paragraph, “securities”), to:
•evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in such Indenture and in the securities of any series;
•add to the covenants of BBVA for the benefit of the holders of securities of all or any series or to surrender any right or power conferred upon BBVA under such Indenture; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount (as defined in the relevant Indenture), and subject further to compliance with the Applicable Banking Regulations;
•establish the form or terms of the securities of any new series;
•evidence and provide for the acceptance of appointment by a successor trustee with respect to the securities of one or more series and to add to or change any of the provisions of such Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under such Indenture;
•cure any ambiguity or correct or supplement any defect or inconsistency in such Indenture, or make any other provisions with respect to matters or questions arising under such Indenture which do not adversely affect the interests of the holders of the securities of any series in any material respect;
•add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of securities;
•supplement any of the provisions of such Indenture to such extent as shall be necessary to permit the discharge of any series of securities, provided such action does not adversely affect the interests of any holders of securities of any series in any material respect;

•add any additional events of default for the benefit of the holders of securities of any series; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;
•secure any securities; provided that such securities do not cease, as a result thereof, to be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;
•delete, amend or supplement any provision of such Indenture provided such actions do not materially adversely affect the interests of the holders of securities outstanding immediately prior thereto;
•delete, amend or supplement any provision of such Indenture or the securities as a result of, and to the extent necessary to effect, the substitution or modification of any securities for the purposes of becoming again or remaining Qualifying Securities; or
•delete, amend or supplement any provision of such Indenture or the securities as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
Satisfaction and Discharge
Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of Notes of any series that have not already been delivered to the Trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, premium, interest and any Additional Amounts to the date of such deposit. In addition, upon the exercise of the Spanish Bail-in Power with respect to a series of Notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Notes of such series or such Notes otherwise ceasing to be outstanding, the relevant Indenture shall be deemed satisfied and discharged as to such series of Notes and such Notes shall thereafter be deemed to be not outstanding.
The Notes will not be subject to legal defeasance or covenant defeasance, as each are described in the accompanying prospectus.
Consolidation, Merger and Conveyance of Assets; Assumption
Nothing contained in the Indentures or in any of the Notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the relevant Indenture, and the performance of every covenant of such Indenture on the part of BBVA to be performed or observed.
In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the Notes of any series without the consent of any holder of Notes; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor person) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the Notes of a series permitted by the relevant Indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under such Indenture with respect to any such Notes with the same effect as if such person had been named as BBVA in such Indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in such Indenture, shall be released from all liability as obligor and any other obligations and covenants under such Indenture and under any such Notes, as the case may be.
In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, Additional Amounts under the Notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the Notes in the circumstances described in “—Redemption—Early Redemption for Taxation Reasons” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which such jurisdiction is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.
The Trustee
The Bank of New York Mellon, the Trustee currently appointed pursuant to each of the Indentures, has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and each of the Indentures is administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom or such other location as notified by the Trustee to BBVA from time to time. The Trustee and any trustee appointed pursuant to either of the Indentures shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.
BBVA’s obligation to indemnify the Trustee in accordance with each of the Indentures shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes.
By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes. Additionally, by its acquisition of any Notes, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, (i) the Trustee shall not be required to take any further directions from holders with respect to any portion of the Notes of such series that is written down, converted to equity and/or cancelled under the provision of the relevant Indenture which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and (ii) the Indentures shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to such Notes.
Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any series of Notes, any Notes of such series remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the Notes of such series), then there shall at all times be a trustee for the Notes of such series in accordance with the relevant Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the relevant Indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the Trustee following the completion of the exercise of the Spanish Bail-in Power.

Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the relevant Indenture at the request of any holder of Notes, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.
BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.
Successor Trustees and Other Successor Agents
The Trustee may resign or be removed by holders of a majority in principal amount of Notes at any time, effective upon the acceptance by a successor Trustee of the respective appointment. Each of the Indentures provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the relevant Indenture.
Additionally, each of the Paying Agent and (in the case of the 2035 Notes) the Calculation Agent may resign or be removed by BBVA, subject to certain notice requirements and the appointment of a successor Paying Agent or Calculation Agent, as applicable, as provided in the Indentures.
Repayment of Funds
All monies paid by BBVA to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to BBVA for any payment which such holder may be entitled to collect.
Prescription
In accordance with applicable law, all claims against BBVA for payment of principal, premium, interest or Additional Amounts on or in respect of any Notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.
Governing Law
The Notes and each of the Indentures shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of each of the Indentures and the authorization, issuance and execution by BBVA of the Notes of each series shall be governed by and construed in accordance with the common laws of Spain. In addition, certain provisions of the Notes of each series and each of the Indentures related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws of Spain.
Submission to Jurisdiction
Except as provided in the paragraph immediately below, BBVA irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the relevant Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Notes or the Indentures, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the relevant Indenture or the Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent and security registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent and security registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.
Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power
Notwithstanding anything to the contrary in the Notes, the Indentures or any other agreements, arrangements, or understandings between BBVA and any holder of Notes, by its acquisition of any Notes, each holder (including, for purposes of this section, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes of any series, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on such Notes; (b) the conversion of all, or a portion, of the Amounts Due on such Notes into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of such Notes; (c) the cancellation of such Notes; (d) the amendment or alteration of the maturity of such Notes or amendment of the amount of interest payable on such Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes of any series, or the rights of the holders thereunder or under the relevant Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.
“Amounts Due”, with respect to the Notes of a series, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Notes of such series. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the Trustee pursuant to the relevant Indenture.
By its acquisition of any Notes, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes of any series, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Event of Default with respect to the Notes of any series or under the relevant Indenture. By its acquisition of any Notes, each holder of Notes further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series. Additionally, by its acquisition of any Notes, each holder of Notes acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series: (i) the Trustee will not be required to take any further directions from the holders of Notes with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the relevant Indenture; and (ii) the relevant Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of any series, so long as any Notes of such series remain outstanding, there will at all times be a trustee for the Notes of such series in accordance with the relevant Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by such Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes of such series remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of any Notes, each holder of Notes further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to such Notes as it may be imposed, without any further action or direction on the part of such holder of Notes.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes of a series, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes of such series. BBVA will also deliver a copy of such notice to the Trustee for information purposes. See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our Annual Report.
Subsequent Holders’ Agreement
Holders of any Notes that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the relevant Indenture to the same extent as the holders that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Notes related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.
Maintenance of Tax Procedures
Each of the Indentures will provide for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income (as defined below) under the Notes, and set forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes, as applicable. In addition, BBVA will agree to, so long as any principal amount of such Notes remains outstanding and insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision of a duly executed and completed Payment Statement in connection with each payment of income under such Notes or the collection of any other documentation concerning such Notes that may be required under Spanish law for payments on such Notes to be made free and clear of Spanish withholding tax.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes of a series, then the related payment will be subject to Spanish withholding tax, currently at the rate of 19%. If this were to occur, BBVA would not pay Additional Amounts and owners of a beneficial interest in such Notes would have to follow the Direct Refund from Spanish Tax Authorities Procedures set forth in Annex A to this prospectus supplement in order to apply directly to the Spanish tax authorities for any refund to which they may be entitled.
Notices
All notices to holders of Notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Notes are in global form, any notice given to the holder of a Note shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

DESCRIPTION OF
$750,000,000 TIER 2 SUBORDINATED CALLABLE FIXED-TO-FIXED RATE NOTES DUE 2034

Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.

BBVA’s $750,000,000 Tier 2 subordinated callable fixed-to-fixed rate notes due 2034 (the “Notes”) were issued under the indenture with respect to subordinated debt securities (the “Base Indenture”) dated as of July 28, 2016 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as trustee (the “Trustee”), security registrar, transfer agent and paying agent (the “Paying Agent”), as amended and supplemented, with respect to the Notes, by the first supplemental indenture dated as of November 15, 2023 between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as security registrar) through its London Branch, as Trustee, Paying Agent, transfer agent, calculation agent (the “Calculation Agent”) and security registrar (the Base Indenture, as so amended and supplemented with respect to the Notes, the “Indenture”).

The Notes were issued pursuant to resolutions of the board of directors of BBVA adopted on June 25, 2019 and July 28, 2022.

The first supplemental indenture amended and supplemented the Base Indenture in certain material respects. The Base Indenture is included as Exhibit 4.4 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022 and the first supplemental indenture is included as Exhibit 4.13 to BBVA’s report on Form 6-K furnished to the SEC on November 15, 2023 and incorporated by reference into such Registration Statement. Holders of the Notes may also obtain a copy of the Indenture from the Trustee.

The following summary of certain provisions of the Notes and the Indenture does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the Notes and the Indenture, including the definitions of the terms provided therein. Whenever this section refers to specific provisions of or terms defined in the Indenture, we incorporate by reference into this section such specific provisions of or terms defined in the Indenture.

BBVA may issue future notes (including subordinated notes) under other indentures or documentation that contains provisions different from those included in the Indenture, including future subordinated notes under the Base Indenture (as it may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Notes or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or have failed to pay any amounts due under the Notes or the Indenture.

General

The Notes were issued in $750,000,000 aggregate principal amount and, unless earlier redeemed by BBVA, will mature at 100% of their principal amount on November 15, 2034 (the “Stated Maturity Date”). The Notes were issued only in registered form in denominations of $200,000 with increments of $200,000 thereafter.

No Notes are entitled to the benefit of any sinking fund or similar custodial arrangement. All payments on or in respect of the Notes are made in U.S. dollars. Therefore, the Notes are issued only as registered securities registered in the name of Cede & Co. (DTC’s nominee), and BBVA has deposited with DTC one or more registered global certificates representing in aggregate the total number of the Notes. As long as DTC or its nominee is the registered holder of such global certificates representing the Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such global certificates for all purposes under the Indenture and the Notes. Except as described below, owners of beneficial interests in a Note represented by a global certificate are not entitled to have the Notes represented by such global certificates registered in their names, may not receive or be entitled to receive physical delivery of certificated Notes and are not considered the holders of such Notes under the Indenture. Accordingly, each person owning a beneficial interest in a Note represented by a global certificate must rely on the procedures of DTC and, if that person is not a participant in DTC, on the procedures of the participant in DTC through which the person owns its interest, to exercise any rights of a beneficial owner under the Indenture. Beneficial interests in the Notes represented by such global certificates will be exchangeable for Notes represented by individual security certificates, or certificated Notes, and registered in the name or names of owners of such beneficial interests as specified in instructions provided by DTC to the Trustee only if: (i) DTC notifies BBVA in writing that it is unwilling, unable or ineligible to continue to act as depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by BBVA within 60 days after the date of such notice from DTC, (ii) BBVA notifies the Trustee in writing that it has reasonably elected to cause the issuance of definitive registered Notes or (iii) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes.

The Indenture provides that, in addition to the Notes, notes, bonds and other evidences of indebtedness of other series may in the future be issued thereunder without limitation as to the maximum aggregate principal amount. BBVA may from time to time, without the consent of the holders of the Notes, create and issue further securities having the same terms and conditions as the previously issued Notes in all respects (or in all respects except for the issue date, the original interest accrual date and/or the issue price), so that such further issue may be consolidated and form a single series with the outstanding Notes; provided, however, that any such further issuance will only be made if either such additional securities are issued with no more than de minimis original issue discount for U.S. federal income tax purposes or any such further issuance is a “qualified reopening” as such term is defined under U.S. Treasury Regulations Section 1.1275-2(k)(3) promulgated under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Payment of Interest

The Notes bear interest (i) from (and including) November 15, 2023 (the "Issue Date") to (but excluding) the Reset Date (as defined below) or any date of earlier redemption at a fixed rate of 7.883% per annum and (ii) thereafter, from (and including) the Reset Date to (but excluding) the Stated Maturity Date or any date of earlier redemption, at a fixed rate per annum equal to the 1-year UST (as defined below), as determined by the Calculation Agent, plus 330 basis points, such sum being converted to a semi-annual rate in accordance with market convention (rounded to the fifth decimal place, with 0.000005 being rounded upwards). BBVA must pay interest in arrears on the Notes semi-annually on May 15 and November 15 of each year, commencing on May 15, 2024 up to (and including) the Stated Maturity Date or any date of earlier redemption (each an “Interest Payment Date”).

For these purposes, “1-year UST” means an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of one year, as published in the most recent H.15.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of one year published closest in time (but prior to) the Reset Determination Date.

“Reset Date” means November 15, 2033.

“Reset Determination Date” means the second Business Day (as defined below) immediately preceding the Reset Date.

Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. Except as described below for the first Interest Payment Date, on each Interest Payment Date, BBVA must pay interest on the Notes for the period commencing on (and including) the immediately preceding Interest Payment Date and ending on (and including) the day immediately preceding that Interest Payment Date. On the first Interest Payment Date, BBVA must pay interest for the period beginning on (and including) the Issue Date to (but excluding) the first Interest Payment Date.

If any Interest Payment Date falls on a day that is not a Business Day (as defined in the Indenture), the related interest payment shall be postponed to the next day that is a Business Day, and no interest on such payment shall accrue for the period from and after such Interest Payment Date. If the Stated Maturity Date or date of earlier redemption for the Notes falls on a day that is not a Business Day, payment of principal and interest on the Notes will be made on the next succeeding day that is a Business Day, and no interest will accrue for the period from and after such Stated Maturity Date or date of earlier redemption.

Interest on each Note will be paid only to the person in whose name such Note was registered at the close of business on the 15th calendar day (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each such date a “Regular Record Date”).

Payments of Additional Amounts

Any amounts to be paid by BBVA with respect to the Notes must be paid without withholding or deduction for or on account of any and all present or future taxes or duties of whatever nature (“Taxes”) unless such withholding or deduction is required by law. In the event any such withholding or deduction is imposed or levied in respect of payment of interest (but not principal or premium (if any)) by or on behalf of Spain or any political subdivision or authority thereof or therein having the power to tax, BBVA has agreed to pay to the holder of Notes such additional amounts (“Additional Amounts”) as may be necessary in order that the net amount received by such holder of Notes under the Indenture, after such withholding or deduction, shall equal the amount of interest, if any, which would have been receivable by such holder of Notes in the absence of such withholding or deduction. Notwithstanding the foregoing, the Indenture specifies certain situations for which no such Additional Amounts are payable with respect to any Note.

Any reference to the payment of interest shall be deemed to include the payment of Additional Amounts to the extent payable in respect thereof.

Redemption

General

In the event of a redemption with respect to the Notes, the redemption price of the Notes to be redeemed will be 100% of their principal amount together with any accrued but unpaid interest, if any, thereon to, but excluding, the date of redemption (the “Redemption Price”).

If BBVA has elected to redeem Notes but prior to the payment of the Redemption Price to holders of Notes the Relevant Spanish Resolution Authority (as defined in the Indenture) exercises its Spanish Bail-in Power (as defined in the Indenture) with respect to such Notes, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, there shall be no redemption and consequently no payment of the Redemption Price (and any accrued interest and Additional Amounts payable thereon) will be due and payable.

Any redemption shall be subject to the prior consent of the Regulator (as defined in the Indenture), if required pursuant to Applicable Banking Regulations (as defined in the Indenture), and otherwise in accordance with Articles 77 and 78 of CRR (as defined in the Indenture) and/or any other Applicable Banking Regulations then in force.

Any notice of redemption shall be given not less than five nor more than 30 days prior to the redemption date.

If BBVA elects to redeem Notes, they will cease to accrue interest from the redemption date, unless BBVA fails to pay the Redemption Price on the payment date.

Early Redemption for Taxation Reasons

BBVA may redeem all or part only of the Notes at the Redemption Price if, as a result of any change in or any amendment to the laws or regulations of Spain (including any treaty to which Spain is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change, amendment, application or interpretation becomes effective on or after the Issue Date of the Notes, (i) BBVA would become obligated to pay Additional Amounts in making any payments under the Notes, as described in the section entitled “—Payments of Additional Amounts” above, as a result of any taxes, levies, imposts or other governmental charges imposed (whether by way of withholding or deduction or otherwise) by or for the account of Spain or any political subdivision or authority thereof or therein having the power to tax, (ii) BBVA would not be entitled to claim a deduction in computing tax liabilities in Spain or any political subdivision thereof or therein having the power to tax in respect of any interest to be paid on the next Interest Payment Date on the Notes or the value of such deduction to BBVA would be reduced or (iii) the applicable tax treatment of the Notes would be materially affected and such change was not reasonably foreseeable on the Issue Date; provided that, in the case of (i) above, no such notice to the Trustee of the redemption shall be given earlier than 90 days prior to the earliest date on which BBVA would be obligated to deduct or withhold tax or pay such Additional Amounts were a payment in respect of the Notes then due.

Early Redemption upon a Capital Event

So long as the Notes are included in, or count towards, the Group’s or BBVA’s Tier 2 Capital, BBVA may, at its option, redeem all (but not less than all) the Notes at the Redemption Price if a Capital Event (as defined in the Indenture) occurs with respect to the Notes on or after the Issue Date of the Notes.

Early Redemption upon an Eligible Liabilities Event

To the extent the Notes cease to be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital, BBVA may, at its option, redeem all (but not less than all) the Notes at the Redemption Price if an Eligible Liabilities Event occurs with respect to the Notes on or after the Issue Date of the Notes.

Optional Early Redemption (Issuer Call)

BBVA may, at its option, redeem all or part only of the Notes at the Redemption Price on the Reset Date.

Clean-up Call

If, on or after the Issue Date, Notes representing, in the aggregate, 75% or more of the aggregate principal amount of the Notes (including any Notes issued after the Issue Date and any Notes which have been cancelled by the Trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the Group, the Notes may be redeemed, in whole but not in part, at the option of BBVA at any time at the Redemption Price.

Purchases of the Notes

BBVA or any member of the Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Notes at any price in the open market or otherwise, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations in force at the relevant time. Upon their acquisition, such Notes may be held, resold or, at the option of BBVA, surrendered to the Trustee for cancellation (subject to such holding, resale or cancellation being in compliance with Applicable Banking Regulations). Any such purchased Notes will cease to be deemed “outstanding” under the Indenture (i) for so long as such purchased Notes are held by BBVA or any member of the Group or any other legal entity acting on behalf of BBVA or (ii) if such purchased Notes have been surrendered to the Trustee for cancellation.

Status and Ranking of the Notes

The payment obligations of BBVA under the Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of BBVA, and upon the insolvency (concurso de acreedores) of BBVA, in accordance with and to the extent permitted by the Insolvency Law (as defined in the Indenture) and other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015 (as defined in the Indenture)) , but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), such payment obligations, for so long as the Notes constitute Tier 2 Instruments of BBVA, will rank: (i) junior to any (a) claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law), (b) claim in respect of Senior Subordinated Debt and (c) other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of the Notes and do not qualify as Additional Tier 1 Instruments or Tier 2 Instruments; (ii) pari passu without any preference or priority among themselves and with all claims in respect of other contractually subordinated obligations of BBVA under any outstanding Tier 2 Instruments, present and future, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of the Notes; and (iii) senior to (a) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of the Notes, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future, and (b) ordinary shares of BBVA, such that any relevant claim in respect of the Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

To the extent the Notes cease to constitute a Tier 2 Instrument of BBVA, upon the insolvency (concurso de acreedores) of BBVA, the payment obligations of BBVA under the Notes will rank: (i) junior to any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1 of the Insolvency Law) and any other subordinated obligations which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the obligations of BBVA in respect of Senior Subordinated Debt; (ii) pari passu without any preference or priority among themselves and with all claims in respect of Senior Subordinated Debt, and any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the obligations of BBVA in respect of Senior Subordinated Debt; and (iii) senior to

(a) any claim in respect of any other subordinated obligations (créditos subordinados) of BBVA which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of BBVA in respect of Senior Subordinated Debt, including, without limitation, any claim in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments or Tier 2 Instruments, present and future, and (b) ordinary shares of BBVA, such that any relevant claim in respect of the Notes will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

“Additional Tier 1 Capital” means Additional Tier 1 capital (capital de nivel 1 adicional) as provided under Applicable Banking Regulations.

“Additional Tier 1 Instrument” means any instrument of BBVA qualifying as Additional Tier 1
Capital, in whole or in part.

“Senior Subordinated Debt” means the contractually subordinated obligations (créditos subordinados) of BBVA, present and future, ranking as subordinated debt not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA and/or the Group, in accordance with Spanish law, for the purposes of Additional Provision 14.3.1º of Law 11/2015.

“Tier 2 Capital” means Tier 2 capital (capital de nivel 2) as provided under Applicable Banking
Regulations.

“Tier 2 Instrument” means any instrument of BBVA qualifying as Tier 2 Capital, in whole or in part.

Claims of holders in respect of interest on the Notes accrued but unpaid as of the commencement of any insolvency proceeding in respect of BBVA shall constitute subordinated claims (créditos subordinados) against BBVA ranking in accordance with the provisions of the Insolvency Law. No further interest on the Notes shall accrue from the date of declaration of the insolvency of BBVA. Claims in respect of Additional Amounts shall also constitute subordinated claims (créditos subordinados) against BBVA.

Each holder (including, for purposes of this paragraph, each holder of a beneficial interest in the relevant Notes) of the Notes, by his or her acquisition thereof, will be deemed to have agreed to the subordination of the Notes as described above. Each such holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Notes. In addition, each holder of Notes by his or her acceptance thereof, to the extent permitted by Spanish law, authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Notes as provided in the Indenture and as summarized herein and appoints the Trustee his or her attorney-in-fact for any and all such purposes, including, if required, to grant any private or public documents on such holder’s or beneficial owner’s behalf.

Prior to any voluntary or necessary declaration of insolvency of BBVA under the Insolvency Law or any voluntary or mandatory liquidation of BBVA or similar procedure, BBVA may be subject to an Early Intervention or Resolution, or to any other exercise of the Spanish Bail-in Power, and the Notes may be subject to the exercise of the Spanish Bail-in Power, in which case no holder or beneficial owner of any such Note shall have any claim against BBVA in connection with or arising out of any such exercise of the Spanish Bail-in Power.

Events of Default

“Event of Default”, wherever used with respect to the Notes, means (whatever the reason for such Event of Default and whether it shall be voluntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) that, except as set forth in the immediately succeeding paragraph, an order shall have been made by any competent court commencing insolvency proceedings (procedimiento concursal) against BBVA or an order of any competent court or administrative agency shall have been made or a resolution shall have been passed by BBVA for the dissolution or winding up of BBVA (except (i) in the case of a reconstruction, consolidation, amalgamation or merger carried out in compliance with the requirements set forth in “—Consolidation, Merger and Conveyance of Assets; Assumption” (in this case, even without being approved by an Act (as defined below) of the holders of the Notes) or (ii) in any such case for the purpose of a reconstruction or a consolidation or an amalgamation or a merger which has been approved by an Act of the holders of the Notes).

Notwithstanding anything to the contrary in the Notes or the Indenture, any Resolution or Early Intervention with respect to BBVA will not, in and of itself and without regard to any other fact or circumstance, constitute a default or an Event of Default under the immediately preceding paragraph or any other of the terms of the Notes or the Indenture with respect to the Notes. In addition, neither (i) a reduction or cancellation, in part or in full, of the Amounts Due on the Notes or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor (ii) the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, will constitute an Event of Default or default under the Indenture or the Notes or otherwise constitute non-performance of a contractual obligation, or entitle the holders of the Notes to any remedies, which are expressly waived. See “—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power”. In addition, no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

If an Event of Default with respect to the Notes at the time outstanding occurs and is continuing, then the principal of such outstanding Notes will be deemed to have been declared, and will become, immediately and automatically, due and payable, to the extent permitted by the Insolvency Law. For the avoidance of doubt, only an Event of Default (rather than any breach or default under the Indenture or the Notes) may give rise to such a declaration of acceleration.

At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes may by Act, rescind and annul such declaration and its consequences if:

1. BBVA has paid or deposited with the Trustee a sum of money sufficient to pay:

(A) all overdue installments of any interest on and Additional Amounts with respect to all Notes;

(B) the principal of and any premium on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in the Notes;

(C) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in the Notes; and

(D) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under the Indenture; and

2. the Event of Default with respect to the Notes shall have been cured or waived as provided in the Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Subject to the payment of certain amounts due to the Trustee (as set forth in prong 1.(D) in the second immediately preceding paragraph), the holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes may, by Act, waive any past default under the Indenture (with respect to the Notes) and the Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note.

No holder of any Note (which, for these purposes, includes each holder of a beneficial interest in the Notes)has the right to institute any proceeding, judicial or otherwise, with respect to such Note, the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes specifying such Event of Default and stating that such notice is a “Notice of Event of Default” under the Indenture; (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture with respect to the Notes and such holder or holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding anything to the contrary in the Indenture and the Notes, and subject to the Indenture’s provisions with respect to remedies, the subordination of the Notes and the exercise of the Spanish Bail-In Power, each holder of a Note will have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and, subject to certain provisions in the Indenture with respect to payment of defaulted interest, interest on, and any Additional Amounts with respect to, such Note on or after the dates upon which such amounts become due and payable pursuant to the terms of the Indenture or the terms expressed in such Note (or, in the case of redemption, on or after the redemption date) and to institute suit for the enforcement of any such payment, and such right cannot be impaired without the consent of such holder, except that holders of not less than 75% in principal amount of the outstanding Notes may consent by Act, on behalf of the holders of all outstanding Notes, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment).

Within 90 days after the occurrence of any default under the Indenture known to the Trustee with respect to the Notes, the Trustee shall transmit by mail to all holders of Notes entitled to receive reports, notice of such default, unless such default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the Notes. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Notes.

“Act” means any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to the Indenture to be given or taken by holders of the Notes and the written instrument or instruments in which such action is embodied and by which such action is evidenced.

Substitution and Modification

Notwithstanding anything to the contrary in the Notes or the Indenture, if (only so long as the Notes are included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) a Capital Event or (to the extent the Notes cease to be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) an Eligible Liabilities Event occurs with respect to the Notes, including as a result of any change in law or regulation or the application or official interpretation thereof, BBVA may substitute all (but not less than all) of the Notes or modify the terms of all (but not less than all) of the Notes, without the consent or approval of the holders or beneficial owners of the Notes, so that the Notes are substituted by, or their terms are modified to, become again, or remain, Qualifying Securities (as defined in the Indenture), subject to: (i) having given not less than five nor more than 30 days’ notice to the holders of the Notes in accordance with the Indenture and to the Trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification); (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations; and (iii) any variation in the terms of the Notes resulting from such modification or, if the Notes are substituted, any difference between the terms of the Notes and those of the Qualifying Securities by which the Notes are substituted, not being materially prejudicial to the interests of the holders of the Notes and BBVA having delivered an officer’s certificate to the Trustee to that effect not less than five Business Days prior to (a) in the case of a substitution of the Notes, the Issue Date of the relevant Qualifying Securities by which the Notes are substituted or (b) in the case of a modification of the terms and conditions of the Notes, the date such modification becomes effective.

In the case of a modification of the terms and conditions of the Notes, any variation in the ranking of the Notes resulting from any such modification or, in the case of a substitution of the Notes, any difference between the ranking of the Notes and that of the Qualifying Securities by which the Notes are substituted, shall be deemed not to be prejudicial to the interests of the holders of the Notes where the ranking of the Notes or, if the Notes are substituted, of the Qualifying Securities by which the Notes are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Notes on their Issue Date.

If the Notes are substituted in accordance with the paragraphs set forth above, the Notes will cease to bear interest from (and including) the date of such substitution.

By its acquisition of any Note or any beneficial interest therein, each holder and beneficial owner of such Note, (i) acknowledges, accepts, consents to and agrees to be bound by the substitution of or modification to the terms of the Notes as set forth above and to grant to BBVA and the Trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution of or modification to the terms of the Notes, as applicable; and (ii) to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee and/or BBVA for, agrees not to initiate a suit against the Trustee and/or BBVA in respect of, and agrees that neither the Trustee nor BBVA shall be liable for, any action that the Trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution of or modification to the terms of the Notes upon the occurrence of an Eligible Liabilities Event or a Capital Event, as the case may be.

Outstanding Notes

Among other provisions, in determining whether the holders of the requisite principal amount of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Notes or the Indenture, any Note owned by BBVA or any other obligor upon the Notes or any affiliate of BBVA or such other obligor (if any such Notes are so owned), will be deemed not to be outstanding. In addition, the portion of the principal amount of an original issue discount Note (if any) that will be deemed outstanding will be the amount that would be declared due and payable as of the date of determination.

Modifications and Waivers

Modification of the Indenture with Consent of Holders

With the consent, as evidenced in an Act or Acts, as the case may be, of the holders of not less than a majority in principal amount of the Notes outstanding immediately prior thereto affected thereby, voting as a class, BBVA and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the holders of the Notes under the Indenture and of waiving future compliance with respect to the Indenture and the Notes; provided, however, that no such supplemental indenture, without the consent of the holder of each Note outstanding immediately prior thereto affected thereby, shall:

•change the stated maturity of the principal of, or any premium or installment of interest on, or any
Additional Amounts with respect to, any such Note, or reduce the principal amount thereof or the rate of interest thereon (except that holders of not less than 75% in principal amount of the outstanding Notes may consent by Act, on behalf of the holders of all of the outstanding Notes, to the postponement of the due date of any installment of interest for a period not exceeding three years from the original due date of such installment (which original due date shall have been fixed, for the avoidance of doubt, prior to any previous postponements of such installment)) or any Additional Amounts with respect thereto;
•change any premium payable upon the redemption of the Notes or otherwise;
•change the obligation of BBVA to pay Additional Amounts;
•reduce the amount of the principal of an original issue discount Note (if any) that would be due and payable upon a declaration of acceleration of the maturity of the Note (following an Event of Default) or the amount thereof provable in bankruptcy;
•change the redemption provisions;
•change the place of payment or currency in which the payment of principal, any premium, interest or any Additional Amounts is payable;
•impair the right to take legal action to enforce the payment when due of principal, any premium, interest or any Additional Amounts with respect to the Notes;
•reduce the percentage in principal amount of outstanding Notes the consent of whose holders is required for any supplemental indenture or to waive compliance with, or defaults under, the Indenture or reduce the requirement for a quorum or voting;
•modify any of the provisions of the Indenture relating to the subordination of the outstanding Notes in a manner adverse to holders of outstanding Notes;
•modify the provisions of the Indenture that govern modification thereof with the consent of holders or give waivers of past defaults, and the consequences of such defaults, except to increase the percentage of outstanding Notes the consent of whose holders is required to modify and amend the Indenture or to give any such waiver and except to provide that additional provisions of the Indenture cannot be modified or waived without the consent of each holder of Notes affected thereby; or

•change in any manner adverse to the interests of the holders of outstanding Notes the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of principal, premium or interest (including Additional Amounts), if any, thereon;

except in each case with respect to any modification or amendment of the Indenture or the Notes which is entered into pursuant to, and in accordance with, the provisions described below under “—Modification of the Indenture without Consent of Holders” (in which each such case neither the consent nor the affirmative vote of any holder of any Note affected will be required).

Subject to the payment of certain amounts due to the Trustee, the holders of not less than a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes may, by Act, waive any past default under the Indenture (with respect to the Notes) and the Notes and its consequences, except a default in the payment of the principal of or any premium, or interest on, or any Additional Amounts with respect to, any Note or in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Note.

Modification of the Indenture without Consent of Holders

BBVA and the Trustee may modify and amend the Indenture without the consent of the holders of the Notes to:

•evidence the succession of another person to BBVA, and the assumption by any such successor of the covenants of BBVA in the Indenture and in any Notes;

•add to the covenants of BBVA for the benefit of the holders of Notes or to surrender any right or power conferred upon BBVA under the Indenture; provided that the Notes do not cease, as a result thereof, to (so long as the Notes are included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital or (to the extent the Notes cease to be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount (as defined in the Indenture), and subject further to compliance with the Applicable Banking Regulations;

•establish the form or terms of the securities of any new series;

•evidence and provide for the acceptance of appointment by a successor trustee with respect to the
Notes of one or more series and to add to or change any of the provisions of the Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee under the Indenture;

•cure any ambiguity or correct or supplement any defect or inconsistency in the Indenture, or make any other provisions with respect to matters or questions arising under the Indenture which do not adversely affect the interests of the holders of the Notes in any material respect;

•add to, delete from or revise the conditions, limitations and restrictions on the terms or purposes of issue, authentication and delivery of Notes;

•supplement any of the provisions of the Indenture to such extent as shall be necessary to permit the discharge of the Notes, provided such action does not adversely affect the interests of any holders of Notes in any material respect;

•add any additional events of default for the benefit of the holders of Notes; provided that the Notes do not cease, as a result thereof, to (so long as the Notes are included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital or (to the extent the Notes cease to be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;
•secure any Notes; provided that the Notes do not cease, as a result thereof, to (so long as the Notes are included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital or (to the extent the Notes cease to be included in, or count towards, the Group’s or BBVA’s Tier 2 Capital) be fully eligible for inclusion in the Eligible Liabilities Amount, and subject further to compliance with the Applicable Banking Regulations;

•delete, amend or supplement any provision of the Indenture provided such actions do not materially adversely affect the interests of the holders of Notes outstanding immediately prior thereto;

•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent necessary to effect, the substitution or modification of any Notes for the purposes of becoming again or remaining Qualifying Securities; or

•delete, amend or supplement any provision of the Indenture or the Notes as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Satisfaction and Discharge

Subject to compliance with the Applicable Banking Regulations and, if required, the prior consent of the Regulator, BBVA may discharge certain obligations to holders of Notes that have not already been delivered to the Trustee for cancellation and that have become due and payable by depositing or causing to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes, including principal, premium, interest and any Additional Amounts to the date of such deposit. In addition, upon the exercise of the Spanish Bail-in Power with respect to the Notes which results in the redemption, cancellation, or the conversion into other securities, of all the Amounts Due on the Notes or such Notes otherwise ceasing to be outstanding, the Indenture shall be deemed satisfied and discharged as to such Notes and such Notes shall thereafter be deemed to be not outstanding.

The Notes will not be subject to legal defeasance or covenant defeasance, as each are described in the Indenture.

Consolidation, Merger and Conveyance of Assets; Assumption

Nothing contained in the Indenture or in any of the Notes shall prevent any reconstruction, consolidation, amalgamation or merger of BBVA with or into any other person or persons (whether or not affiliated with BBVA), or successive reconstructions, consolidations, amalgamations or mergers in which BBVA or the successor or successors of BBVA shall be a party or parties, or shall prevent any sale, transfer, conveyance or lease of the property of BBVA as an entirety or substantially as an entirety, to any other person (whether or not affiliated with BBVA); provided that any person formed by any reconstruction, consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly (except where such assumption is automatic by operation of law) assume the due and punctual payment of the principal of (and premium, if any), interest and Additional Amounts, if any, on the Notes in accordance with the provisions thereof and the Indenture, and the performance of every covenant of the Indenture on the part of BBVA to be performed or observed.

In addition, any holding company or wholly-owned subsidiary of BBVA may assume BBVA’s obligations under the Notes without the consent of any holder of Notes; provided that certain conditions are satisfied, including that, immediately after such assumption, the successor person has ratings for long-term subordinated debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term subordinated debt of BBVA (or, if applicable, the previous successor person) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In the event of any reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance or lease, or any assumption of obligations under the Notes permitted by the Indenture, the acquiring, resulting or successor person, as the case may be, shall succeed to, and substitute, and may exercise every right and power of, BBVA under the Indenture with respect to the Notes with the same effect as if such person had been named as BBVA in the Indenture, and BBVA or any legal and valid successor person which shall theretofore have become such in the manner prescribed in the Indenture, shall be released from all liability as obligor and any other obligations and covenants under the Indenture and under the Notes, as the case may be.

In the event the acquiring, resulting or successor person is not incorporated or tax resident in Spain, Additional Amounts under the Notes will thereafter be payable in respect of taxes imposed by the acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed by the laws of Spain) rather than taxes imposed by Spain. In addition, such acquiring, resulting or successor person not incorporated or tax resident in Spain will be entitled to redeem the Notes in the circumstances described in “—Redemption—Early Redemption for Taxation Reasons” upon any change in or any amendment to the laws or regulations of such acquiring, resulting or successor person’s jurisdiction of incorporation or tax residence (including any treaty to which such jurisdiction is a party) or any political subdivision or any authority or agency thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations; provided that the relevant change, amendment, application or interpretation has become effective subsequent to the date of the reconstruction, consolidation, amalgamation, merger, sale, transfer, conveyance, lease or assumption, as the case may be.

The Trustee

The Bank of New York Mellon, the Trustee currently appointed pursuant to the Indenture, has its principal corporate trust office located at 240 Greenwich Street, New York, NY 10286, and the Indenture is administered by The Bank of New York Mellon acting (except with respect to its role as security registrar) through its London Branch at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom or such other location as notified by the Trustee to BBVA from time to time. The Trustee and any trustee appointed pursuant to the Indenture shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act.

BBVA’s obligation to indemnify the Trustee in accordance with the Indenture shall survive the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes.

By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to any Notes. Additionally, by its acquisition of any Notes, each holder thereof acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, (i) the Trustee shall not be required to take any further directions from holders with respect to any portion of the Notes that is written down, converted to equity and/or cancelled under the provision of the Indenture which authorizes holders of a majority in aggregate outstanding principal amount of the Notes to direct certain actions relating to the Notes; and (ii) the Indenture shall not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes.

Notwithstanding the foregoing, if, following the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, any Notes remain outstanding (for example, if such exercise results in only a partial write-down of the principal amount of the Notes), then there shall at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee shall continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed between BBVA and the Trustee following the completion of the exercise of the Spanish Bail-in Power.

Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request of any holder of Notes, unless such holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

BBVA and some of its subsidiaries maintain deposits with and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of business.

Successor Trustees and Other Successor Agents

The Trustee may resign or be removed by holders of a majority in principal amount of Notes at any time, effective upon the acceptance by a successor Trustee of the respective appointment. The Indenture provides that any successor Trustee will have a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any of its states or territories or the District of Columbia and in good standing. No person shall accept its appointment as a successor Trustee with respect to the Notes unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Indenture.

Additionally, each of the Paying Agent and the Calculation Agent may resign or be removed by BBVA, subject to certain notice requirements and the appointment of a successor Paying Agent or Calculation Agent, as applicable, as provided in the Indenture.

Repayment of Funds

All monies paid by BBVA to the Trustee or the Paying Agent for payment of principal, premium or interest and any Additional Amounts on any Notes which remain unclaimed at the end of two years after that payment has become due and payable will be paid to BBVA, on BBVA’s request, and all liability of the Trustee or the Paying Agent related to it will cease, and, if permitted by law, the holder of the applicable Note will look only to BBVA for any payment which such holder may be entitled to collect.

Prescription

In accordance with applicable law, all claims against BBVA for payment of principal, premium, interest or Additional Amounts on or in respect of any Notes will become void unless made within the earlier of (i) six years or (ii) any applicable shorter period provided for under New York law, starting from the later of the date on which that payment first became due and the date on which the full amount was received by the Trustee or the Paying Agent.

Governing Law

The Notes and the Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture and the authorization, issuance and execution by BBVA of the Notes shall be governed by and construed in accordance with the common laws of Spain. In addition, certain provisions of the Notes and the Indenture related to the status and ranking of the Notes, the waiver of the right of set-off and the agreement by holders of Notes with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws of Spain.

Submission to Jurisdiction

Except as provided in the paragraph immediately below, BBVA irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, The City of New York, New York, in any suit or proceeding arising out of or relating to the Indenture or the Notes and irrevocably waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Notes or the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Indenture or the Notes arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the Trustee, each holder and beneficial owner of any Note and each paying agent, transfer agent, authenticating agent and security registrar submits, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the Trustee, each holder and beneficial owner of any Notes and each paying agent, transfer agent, authenticating agent and security registrar further irrevocably waives, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the Notes, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of Notes, by its acquisition of any Notes, each holder (including, for purposes of this section, each holder of a beneficial interest in the Notes) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Notes, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Notes; (b) the conversion of all, or a portion, of the Amounts Due on the Notes into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Notes; (c) the cancellation of the Notes; (d) the amendment or alteration of the maturity of the Notes or amendment of the amount of interest payable on the Notes, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Notes, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

“Amounts Due”, with respect to the Notes, means the principal amount of or outstanding amount (if applicable), together with any accrued but unpaid interest, Additional Amounts and premium (if any) due on the Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority. References to such amounts will also include amounts held in trust by BBVA, any paying agent or the Trustee pursuant to the Indenture.

By its acquisition of any Notes, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Notes, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Event of Default with respect to the Notes or under the Indenture. By its acquisition of any Notes, each holder of Notes further acknowledges and agrees that no repayment or payment of Amounts Due on the Notes will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Notes, each holder of Notes, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes. Additionally, by its acquisition of any Notes, each holder of Notes acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes: (i) the Trustee will not be required to take any further directions from the holders of Notes with respect to any portion of the Notes that is written down, converted to equity and/ or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, so long as any Notes remain outstanding, there will at all times be a trustee for the Notes in accordance with the Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Notes remain outstanding following the completion of the exercise of the Spanish Bail-in Power.
By its acquisition of any Notes, each holder of Notes further agrees to be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds the Notes to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Notes as it may be imposed, without any further action or direction on the part of such holder of Notes.

Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Notes, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Notes. BBVA will also deliver a copy of such notice to the Trustee for information purposes.

See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks— The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our Annual Report.

Subsequent Holders’ Agreement

Holders of any Notes that acquire such Notes in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Notes related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgement with Respect to the Exercise of the Spanish Bail-in Power”.

Maintenance of Tax Procedures

The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income (as defined below) under the Notes, and sets forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means interest paid on an Interest Payment Date or the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Notes (or a portion thereof) and the aggregate principal amount of such Notes, as applicable. In addition, BBVA has agreed to, so long as any principal amount of the Notes remains outstanding and insofar as it is practicable, maintain, implement or arrange for the implementation of procedures to facilitate the timely provision of a duly executed and completed Payment Statement in connection with each payment of income under the Notes or the collection of any other documentation concerning the Notes or the beneficial owners thereof that may be required under Spanish law for payments on the Notes not to be subject to Spanish withholding tax.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of an Interest Payment Date or in connection with a redemption of the Notes, then the related payment will be subject to Spanish withholding tax. If this were to occur, BBVA would not pay Additional Amounts.

Notices

All notices to holders of Notes shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Notes are in global form, any notice given to the holder of a Note shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

DESCRIPTION OF
$1,000,000,000 SERIES 12 NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL PREFERRED TIER 1 SECURITIES

Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.

BBVA’s $1,000,000,000 Series 12 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Preferred Securities”) were issued under the indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, principal paying agent and contingent convertible preferred security registrar, as amended and supplemented, with respect to the Preferred Securities, by the third supplemental indenture dated as of September 19, 2023 between BBVA, as issuer, The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, calculation agent, principal paying agent and contingent convertible preferred security registrar (the Contingent Convertible Preferred Securities Indenture, as so amended and supplemented with respect to the Preferred Securities, the “Indenture”).

The Preferred Securities were issued pursuant to the resolution of the board of directors of BBVA adopted on June 27, 2023.

The third supplemental indenture amended and supplemented the Contingent Convertible Preferred Securities Indenture in certain material respects. The Contingent Convertible Preferred Securities Indenture is included as Exhibit 4.6 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022, and the third supplemental indenture is included as Exhibit 4.11 to BBVA’s report on Form 6-K furnished to the SEC on September 19, 2023 and incorporated by reference into such Registration Statement. Holders of the Preferred Securities may also obtain a copy of the Indenture from the trustee.

The following summary of certain provisions of the Preferred Securities and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all the provisions of the Preferred Securities and the Indenture, including the definitions of the terms provided therein. Whenever we refer to specific provisions of or terms defined in the Indenture in this section, we incorporate by reference into this section such specific provisions of or terms defined in the Indenture.

BBVA may issue future preferred securities under other indentures or documentation that contains provisions different from those included in the Indenture, including future preferred securities under the Contingent Convertible Preferred Securities Indenture (as it may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Preferred Securities or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or BBVA has failed to pay any amounts due under the Preferred Securities or the Indenture.

General

The Preferred Securities were issued in an aggregate Liquidation Preference of $1,000,000,000. The Preferred Securities are perpetual instruments with no fixed maturity or fixed redemption date. The Preferred Securities were issued in registered form and carry a liquidation preference of $200,000 per Preferred Security. The Preferred Securities constitute a series of contingent convertible preferred securities under the Contingent Convertible Preferred Securities Indenture.

The Preferred Securities were issued in the form of one or more global certificates, deposited with a custodian for DTC, and Preferred Securities represented thereby were registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Preferred Securities are shown on, and transfers thereof may be effected only through, the book-entry records maintained by DTC and its participants. Holders of Preferred Securities will not receive definitive Preferred Securities except as provided in the Indenture.

As described under “—Distributions—Distributions Discretionary” herein, the terms of the Preferred Securities provide that BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution (as defined in the Indenture) on the Preferred Securities in whole or in part at any time and for any or no reason. As described under “—Distributions—Restrictions on Payments” herein, the terms of the Preferred Securities also provide for circumstances under which BBVA is restricted from making a Distribution (in whole or in part) on the Preferred Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions are only due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions of the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence BBVA’s exercise of its discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable. Furthermore, Distributions on the Preferred Securities are non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, unless the Preferred Securities are redeemed, a holder may not receive any payments with respect to the Preferred Securities as BBVA is not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event and BBVA has the sole and absolute discretion at all times and for any or no reason to cancel in whole or in part any Distribution.

No premium, upon redemption or otherwise, shall be payable by BBVA on the Preferred Securities.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA and/or as a result of the limitations on payment set forth under “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations (as defined in the Indenture) otherwise provide.

As provided in the Indenture, if a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part, and if a Capital Reduction occurs, the Preferred Securities will be converted in whole and not in part except for Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities. To exercise such right, a holder of Preferred Securities must complete, sign and deposit at the specified office of any Paying and Conversion Agent (as defined in the Indenture) a duly completed and signed Election Notice, in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day (as defined in the Indenture) immediately following the Capital Reduction Notice Date.

Upon any Trigger Event, holders (and beneficial owners) of any Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of any Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain stamp and similar taxes.

As provided in the Indenture, holders of the Preferred Securities may elect to have their Common Shares delivered in the form of Common Shares or ADSs. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.
In order to obtain delivery of the relevant Common Shares on Conversion, the relevant holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture. In addition, within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of the Selling Agent as soon as reasonably practicable and (subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the sale and allotment thereof) the net proceeds of such sale shall as soon as reasonably practicable be distributed pro rata to the relevant holders in accordance with the Indenture or in such other manner and at such time as BBVA shall determine and notify to the relevant holders.
The Conversion Shares Depository may be BBVA or another member of the BBVA Group or a third party.
The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision of the Indenture or herein, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion—Conversion Upon Capital Reduction” herein), and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)) shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish

Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv)waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Distributions

The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date (as defined in the Indenture) to (but excluding) the First Reset Date at the rate of 9.375% per annum; and (ii) in respect of each Reset Period (as defined in the Indenture), at the rate per annum equal to the aggregate of 5.099% per annum and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent (as defined in the Indenture) on the relevant Reset Determination Date; provided that any Distribution Rate shall not be less than zero. As of the issue date of the Preferred Securities, the market convention for quarterly rate conversion was as follows:
For these purposes:

“5-year UST” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“First Reset Date” means September 19, 2029.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date;

“Reset Date” means the First Reset Date and every fifth anniversary thereafter.

“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date.

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

Subject as described herein (including under “—Restrictions on Payments” and “—Distributions Discretionary”) and in the Indenture, such Distributions are payable quarterly in arrears on each Distribution Payment Date (as defined in the Indenture).

If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security (i.e., $200,000 per Preferred Security), multiplying the product by (i) the actual number of days in the period from (and including) the applicable Accrual Date (as defined in the Indenture) to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

BBVA will be discharged from its obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent (as defined in the Indenture) for the account of the holders on the relevant Distribution Payment Date or as otherwise provided in this section “—Distributions”. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day (as defined in the Indenture), the payment will be postponed to the next Payment Business Day and the holders shall not be entitled to any interest or other payment in respect of any such delay.

If BBVA does not pay a Distribution or part thereof in accordance with this section “—Distributions”, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if BBVA provides notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and BBVA subsequently does not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence BBVA’s exercise of its discretion to cancel also such portion of such Distribution, and accordingly such portion of the Distribution shall also not be due and payable.

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to BBVA and the stock exchange on which the Preferred Securities are listed and notice thereof to be published in accordance with the notice provisions of the Indenture as soon as possible after its determination but in no event later than the fourth Business Day after each Reset Determination Date.

The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities is the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason.
Distributions on the Preferred Securities are non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of its election to cancel such Distribution in accordance with this section “—Distributions Discretionary” or the limitations on payment set out under “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period (as defined in the Indenture) will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out under “—Restrictions on Payments” below will constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any Parity Security (as defined in the Indenture) or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the Preferred Securities shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator (as defined in the Indenture), in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities.

No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA (each as defined in the Indenture) applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring Preferred Securities, holders (which, for the purposes of this section includes holders of a beneficial interest in the Preferred Securities) acknowledge and agree that:

(a) Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “—Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “—Restrictions on Payments” above; and

(b) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Preferred Securities or the Indenture shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.
Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described herein and in the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the Preferred Securities (unless previously converted into Common Shares in accordance with the Indenture) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such Preferred Securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the Preferred Securities.

If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Preferred Securities into Common Shares in accordance with the Indenture is still to take place at such time, holders of the Preferred Securities will be entitled to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

After payment of the relevant entitlement in respect of a Preferred Security as described in this section, such Preferred Security will confer no further right or claim to any of the remaining assets of BBVA.

Additional Issuances

The Preferred Securities were initially limited in aggregate Liquidation Preference to $1,000,000,000. BBVA may from time to time, without the consent of the holders, issue Additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the price to the public, initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such Additional Preferred Securities shall be consolidated and form a single series with the Preferred Securities under the Indenture.

Subordination

Unless previously converted into Common Shares (as set forth in the Indenture and except as provided in the second paragraph under “—Liquidation Distribution”), the payment obligations of BBVA under the Preferred Securities are direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument of BBVA, such Preferred Securities will rank:

(a) junior to:

(i) any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and

(ii) any claim in respect of any subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(b) pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(c) senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided herein.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

According to current law, unless previously converted into Common Shares, to the extent the Preferred Securities cease to constitute an Additional Tier 1 Instrument of BBVA and constitute a Tier 2 Instrument (as defined in the Indenture) of BBVA instead, the payment obligations of BBVA under the Preferred Securities will rank in accordance with Section 3.(2º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were a Tier 2 Instrument.

According to current law, to the extent the Preferred Securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such Preferred Securities will rank, in accordance with Section 3.(1º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

BBVA agrees with respect to any Preferred Securities and each holder and beneficial owner of Preferred Securities, by his or her acquisition of a Preferred Security, will be deemed to have agreed to the above described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Preferred Security. In addition, each holder and beneficial owner of Preferred Securities by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Preferred Securities as provided in the Indenture and as summarized herein and appoints the trustee his or her attorney-in-fact for any and all such purposes.

Redemption of the Preferred Securities

Subject to the provisions described under “—Redemption Due to a Tax Event”, “—Redemption Due to a Capital Event” and “—Clean-up Call” below, the Preferred Securities will not be redeemable prior to March 19, 2029 (the “First Call Date”). Any redemption is subject to the conditions and procedures described in the Indenture.

Optional Redemption

All, and not only some, of the Preferred Securities may be redeemed at the option of BBVA on any day falling in the period commencing on (and including) the First Call Date and ending on (and including) the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Redemption Due to a Tax Event

If, on or after the Closing Date, there is a Tax Event (as defined in the Indenture), the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Redemption Due to a Capital Event

If, on or after the Closing Date, there is a Capital Event (as defined in the Indenture), the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force.

Clean-up Call

If, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations then in force (the “Clean-up Call”).

The Clean-up Call is subject to the conditions described the Indenture.

Conversion

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the Closing Date, then BBVA will:

(a) not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with the Indenture; and

(b) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date (as defined in the Indenture). If the Trigger Event occurs, the Preferred Securities will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the Indenture, if a Capital Reduction occurs at any time on or after the Closing Date, then BBVA will, subject as provided in the immediately following paragraph, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the preceding paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the preceding paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to the preceding paragraph (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Preferred Securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of Preferred Securities held by such holders) by no later than the immediately following Business Day.

Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

At the annual general shareholders’ meeting of BBVA held on March 15, 2024, BBVA shareholders voted to approve a reduction of BBVA’s share capital, by up to 10% of BBVA’s share capital as of the date of such resolution, through the redemption of own shares purchased for the purpose of being redeemed, delegating to BBVA’s board of directors the implementation of the share capital reduction, totally or partially, on one or more occasions. On May 24, 2024, BBVA announced the partial execution of this share capital reduction resolution, through the reduction of BBVA’s share capital by €36,580,908.35 and the consequent redemption of 74,654,915 shares of €0.49 par value each acquired by BBVA pursuant to a share buyback program scheme and held as treasury shares. For the avoidance of doubt, a share capital reduction effected pursuant to this March 15, 2024 resolution would not constitute a Capital Reduction for purposes of the Preferred Securities.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price (as defined in the Indenture) in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions of the Indenture and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices (as defined in the Indenture) and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository (as defined in the Indenture) are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event, holders (and beneficial owners) of the Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of such Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of the Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein, and except as set out under “—Conversion Upon Capital Reduction” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein.

The obligation of BBVA to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares.

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository, holders of any Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances provided in the Indenture.

In the case of a Capital Reduction, holders shall also have recourse to BBVA as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding any other provision of the Indenture or herein, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (x) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (y) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)), shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant Preferred Securities are not received by the Paying and Conversion Agent as provided in the Indenture and the Conversion Notice (as defined in the Indenture) on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be BBVA or another member of the BBVA Group or a third party) appointed by BBVA in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of holders whose Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect holders and beneficial owners of the Preferred Securities by virtue of their acquisition of the Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions. BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the Preferred Securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Preferred Securities on a timely basis or at all.

If the applicable Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the tenth Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Preferred Securities are so delivered. However, any holder of such Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Substitution and Modification of the Preferred Securities

Notwithstanding any other provision of the Preferred Securities or the Indenture, by its acquisition of the Preferred Securities, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities (as defined in the Indenture), subject to (i) having given not less than 5 nor more than 30 days’ notice to the holders of Preferred Securities in accordance with the Indenture and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Preferred Securities resulting from such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, not being materially prejudicial to the interests of the holders of the Preferred Securities.
For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Preferred Securities, any variation in the ranking of the Preferred Securities as set out in “—Subordination” herein resulting from any such modification or, in the case of a substitution of the Preferred Securities, any difference between the ranking of the Preferred Securities as set out in “—Subordination” herein and that of the Qualifying Preferred Securities for which the Preferred Securities are substituted, shall be deemed not to be prejudicial to the interests of the holders of Preferred Securities where the ranking of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Preferred Securities under “—Subordination” herein on the issue date of the Preferred Securities.

For the purposes of the preceding two paragraphs, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of Preferred Securities can inspect or obtain copies of the new terms and conditions of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the Preferred Securities are substituted in accordance with this section “―Substitution and Modification of the Preferred Securities”, Distributions on the Preferred Securities shall cease to accrue from (and including) the date of substitution thereof.

1.By its acquisition of any Preferred Security, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities as set forth in this section “―Substitution and Modification of the Preferred Securities” and to grant to BBVA and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, pursuant to this section “―Substitution and Modification of the Preferred Securities”.

2.Each holder and beneficial owner of the Preferred Securities, by virtue of its acquisition of the Preferred Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee and/or BBVA for, agrees not to initiate a suit against the trustee or BBVA in respect of, and agrees that neither the trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the Preferred Securities upon the occurrence of a Capital Event or a Tax Event.

Modification and Waiver

Without prejudice to “—Substitution and Modification of the Preferred Securities” above, BBVA and the trustee may make certain modifications and amendments to the Indenture and any applicable supplemental indenture with respect to the Preferred Securities without the consent of the holders of the Preferred Securities for any of the following purposes:

•to evidence the succession of another person to BBVA and the assumption by any such successor of the covenants of BBVA in the Indenture and in the Preferred Securities;
•to add to the covenants of BBVA for the benefit of the holders of Preferred Securities or to surrender any right or power conferred upon BBVA by the Indenture;
•to add any additional Enforcement Events;
•to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable, provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of Preferred Securities in any material respect;
•to add to, change or eliminate any of the provisions of the Indenture, or any supplemental indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding Preferred Securities created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected by such addition, change or elimination and in respect of which such supplemental indenture would apply;
•to establish the form or terms of Preferred Securities as permitted by the Indenture;
•to change any place of payment, so long as any required place of payment is maintained;
•to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture or in any supplemental indenture;
•to vary, substitute or change specified terms of the Preferred Securities subject to the conditions set forth in the Indenture, provided such action shall not adversely affect the interests of the holders of Preferred Securities in any material respect;
•to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Preferred Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of the Indenture;
•to change or eliminate any provision of the Indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;
•to name a different trustee for the Preferred Securities and to provide for the appropriate changes related to such appointment for the Preferred Securities;
•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;
•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;
•with respect to any Preferred Security (including a Global Preferred Security) issued on or after the date hereof, to amend any such Preferred Security to conform to the description of the terms of the Preferred Securities in the prospectus, the prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of the Preferred Securities;

•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of the Preferred Securities pursuant to “―Substitution and Modification of the Preferred Securities” herein; or
•to change or modify any provision of the Indenture as necessary to ensure that the Preferred Securities shall be convertible into ordinary shares of Newco in the event of a Newco Scheme (each as defined in the Indenture).

Other modifications and amendments may be made to the Indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding Preferred Securities, voting as one class. However, no modifications or amendments may be made without the consent of the holder of the Preferred Securities affected that would:

•change the terms of the Preferred Securities to reduce the Liquidation Preference payable upon the redemption of, or the Distributions payable on the Preferred Securities, or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated under “—Substitution of Issuer” herein) on the Preferred Securities, or the currency in which payments under the Preferred Securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to the Preferred Securities, or modify the calculation of and any adjustment to, the Conversion Price;
•reduce the percentage in aggregate Liquidation Preference of the Preferred Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences) provided for in the Indenture or reduce the requirements for a quorum or voting;
•change in any manner adverse to the interests of the holders of the Preferred Securities the subordination provisions of the Preferred Securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the Preferred Securities; or
•modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Preferred Security affected thereby, except in each case with respect to any modification or amendment of the Indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of the Preferred Securities pursuant to “―Substitution and Modification of the Preferred Securities” herein, as the case may be (in which cases neither the consent nor the affirmative vote of any holder of an outstanding Preferred Security affected shall be required).

Substitution of Issuer

BBVA may, without the consent of holders of the Preferred Securities, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (a) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all obligations of BBVA under the Indenture; (b) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with; and (d) except where the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the Preferred Securities, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the Preferred Securities, provided that (a) the successor entity shall expressly assume such obligations by an amendment to the Indenture in form satisfactory to the trustee; (b) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (c) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the Indenture.

Following any of the events described in the preceding two paragraphs, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the Indenture with respect to any Preferred Securities with the same effect as if such successor entity had been named as BBVA in the Indenture, and BBVA will be released from all its obligations under the Preferred Securities and Indenture and any relevant supplemental indentures. In addition, Additional Amounts under the Preferred Securities will be payable in respect of taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such assumption will be payable only in respect of taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the Preferred Securities in the circumstances described under “―Redemption of the Preferred Securities—Redemption Due to a Tax Event” above, and to substitute or modify the terms of the Preferred Securities in the circumstances described in, and in accordance with, “―Substitution and Modification of the Preferred Securities” above, except that if such successor entity is not incorporated or tax resident in Spain (a) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (b) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer, lease or assumption, as the case may be.

Additional Amounts

All payments of Distributions payable in respect of Preferred Securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference or other amount), such additional amounts (“Additional Amounts”) as will result in holders of Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required. Notwithstanding the foregoing, the Indenture specifies certain situations for which no such Additional Amounts are payable with respect to any Preferred Security.

Except where the context requires otherwise, any reference in this summary to Distributions in respect of the Preferred Securities shall be deemed to include any Additional Amounts payable with respect thereto.

The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “—Distributions—Distributions Discretionary”.

Undertakings

So long as any Preferred Security remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of the Preferred Securities:

(a) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(b) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if BBVA is designated as the Paying and Conversion Agent, from the specified offices or the website of BBVA and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(c) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the Indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the Preferred Securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the Indenture and the ordinary shares of Newco are:

(i) admitted to the Relevant Stock Exchange; or

(ii) listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the Preferred Securities (which, for this purpose, includes holders of a beneficial interest in the Preferred Securities) irrevocably authorize BBVA to make such amendments to the Indenture without the need for any further authorization from the holders of the Preferred Securities;
(d) issue, allot and deliver Common Shares upon Conversion subject to and as provided in the Indenture;

(e) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(f) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the Preferred Securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(g) where the provisions of the Indenture require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, use all reasonable endeavors promptly to appoint such persons for such purposes.

Governing Law

The Preferred Securities and the Indenture (except as set forth therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture, the authorization, issuance and execution by BBVA of the Preferred Securities and provisions thereof relating to the subordination of the Preferred Securities, the waiver of the right of set-off and the agreements and acknowledgments by holders of Preferred Securities and the trustee, respectively, with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws of Spain.

Submission to Jurisdiction

Except as provided in the immediately succeeding paragraph, BBVA will submit (for the purposes of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture) to the jurisdiction of any U.S. Federal or State court in the Borough of Manhattan, The City of New York, New York, in which any such suit or proceeding is so instituted, and will waive, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Preferred Securities or in the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any Preferred Security and each agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any Preferred Securities and each agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Securities, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Securities, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Securities, each holder of Preferred Securities further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Securities, each holder of Preferred Securities, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Securities, each holder of Preferred Securities acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee will not be required to take any further directions from the holders of Preferred Securities with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there will at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Securities, each holder of Preferred Securities further agrees to be deemed to have authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder of Preferred Securities.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Preferred Securities. BBVA will also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Subsequent Holders’ Agreement

Holders of any Preferred Securities that acquire such Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Preferred Securities upon their initial issuance, including, without limitation, with respect to Conversion and the acknowledgment and agreement to be bound by and consent to the terms of the Preferred Securities related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

The Indenture provides that the foregoing agreement and acknowledgment regarding the Spanish Bail-in Power is governed by Spanish law and that any Bail-in Dispute is subject to the exclusive jurisdiction of the Spanish courts.

See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our Annual Report.

Purchases of the Preferred Securities

BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, subject to the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and otherwise in accordance with Articles 77 and 78 of CRR and/or any other Applicable Banking Regulations in force at the relevant time. Upon their acquisition, such Preferred Securities will immediately cease to be deemed “outstanding” under the Indenture and must be surrendered to the trustee for their cancellation.

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA or any member of the BBVA Group may exercise such rights as BBVA or such member of the BBVA Group may from time to time possess to purchase or redeem or buy back any of BBVA’s shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Maintenance of Tax Procedures

The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Preferred Securities, and set forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means, with respect to a Distribution Payment Date, the aggregate Distribution paid on a Distribution Payment Date or, with respect to a redemption date, the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Preferred Securities (or a portion thereof) and the aggregate Liquidation Preference of such Preferred Securities, provided that such difference corresponds to a Distribution paid by BBVA.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax. If this were to occur, BBVA would not pay Additional Amounts.
Notices

All notices to holders of Preferred Securities shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Preferred Securities are in global form, any notice given to the holder of a Preferred Security shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.

DESCRIPTION OF
$1,000,000,000 SERIES 14 NON-STEP-UP NON-CUMULATIVE CONTINGENT CONVERTIBLE PERPETUAL PREFERRED TIER 1 SECURITIES

Defined terms provided in this section are provided for purposes of this section only and accordingly shall not modify or replace similar defined terms provided elsewhere in this exhibit.

BBVA’s $1,000,000,000 Series 14 Non-Step-Up Non-Cumulative Contingent Convertible Perpetual Preferred Tier 1 Securities (the “Preferred Securities”) were issued under the indenture dated September 25, 2017 (the “Contingent Convertible Preferred Securities Indenture”) between BBVA, as issuer, and The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, principal paying agent and contingent convertible preferred security registrar, as amended and supplemented, with respect to the Preferred Securities, by the fourth supplemental indenture dated as of January 14, 2025 between BBVA, as issuer, The Bank of New York Mellon, acting (except with respect to its role as contingent convertible preferred security registrar) through its London Branch, as trustee, paying and conversion agent, calculation agent, principal paying agent and contingent convertible preferred security registrar (the Contingent Convertible Preferred Securities Indenture, as so amended and supplemented with respect to the Preferred Securities, the “Indenture”).

The Preferred Securities were issued pursuant to the resolutions of the board of directors of BBVA adopted on September 25, 2024.

The fourth supplemental indenture amended and supplemented the Contingent Convertible Preferred Securities Indenture in certain material respects. The Contingent Convertible Preferred Securities Indenture is included as Exhibit 4.6 to BBVA’s Registration Statement on Form F-3 filed with the SEC on July 29, 2022, and the fourth supplemental indenture is included as Exhibit 4.18 to BBVA’s report on Form 6-K furnished to the SEC on January 14, 2025 and incorporated by reference into such Registration Statement. Holders of the Preferred Securities may also obtain a copy of the Indenture from the trustee.

The following summary of certain provisions of the Preferred Securities and the Indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to all the provisions of the Preferred Securities and the Indenture, including the definitions of the terms provided therein. Whenever we refer to specific provisions of or terms defined in the Indenture in this section, we incorporate by reference into this section such specific provisions of or terms defined in the Indenture.

BBVA may issue future preferred securities under other indentures or documentation that contains provisions different from those included in the Indenture, including future preferred securities under the Contingent Convertible Preferred Securities Indenture (as it may be amended and supplemented by any relevant supplemental indenture). BBVA is not prohibited under the Preferred Securities or the Indenture from paying any amounts due under any of its obligations at a time when they are in default or BBVA has failed to pay any amounts due under the Preferred Securities or the Indenture.

General

The Preferred Securities were issued in an aggregate Liquidation Preference of $1,000,000,000. The Preferred Securities are perpetual instruments with no fixed maturity or fixed redemption date. The Preferred Securities were issued in registered form and carry a liquidation preference of $200,000 per Preferred Security. The Preferred Securities constitute a series of contingent convertible preferred securities under the Contingent Convertible Preferred Securities Indenture.

The Preferred Securities were issued in the form of one or more global certificates, deposited with a custodian for DTC, and Preferred Securities represented thereby were registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the Preferred Securities are shown on, and transfers thereof may be effected only through, the book-entry records maintained by DTC and its participants. Holders of Preferred Securities will not receive definitive Preferred Securities except as provided in the Indenture.

As described under “—Distributions—Distributions Discretionary” herein, the terms of the Preferred Securities provide that BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution (as defined in the Indenture) on the Preferred Securities in whole or in part at any time and for any or no reason. As described under “—Distributions—Restrictions on Payments” herein, the terms of the Preferred Securities also provide for circumstances under which BBVA is restricted from making a Distribution (in whole or in part) on the Preferred Securities on a Distribution Payment Date, and the Distribution payable in respect of any such Distribution Payment Date shall be deemed cancelled (in whole or in part) and therefore not due and payable. Distributions are only due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions of the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the Preferred Securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation. For the avoidance of doubt, non-payment of a Distribution (or any part thereof) in respect of the Preferred Securities shall evidence BBVA’s exercise of its discretion to cancel such Distribution (or such part thereof), and accordingly such Distribution (or such part thereof) shall also not be due and payable. Furthermore, Distributions on the Preferred Securities are non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities, then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

As the Preferred Securities are perpetual and have no fixed maturity or fixed redemption date, unless the Preferred Securities are redeemed, a holder may not receive any payments with respect to the Preferred Securities as BBVA is not required to pay the Liquidation Preference of the Preferred Securities at any time prior to a Liquidation Event and BBVA has the sole and absolute discretion at all times and for any or no reason to cancel in whole or in part any Distribution.

No premium, upon redemption or otherwise, shall be payable by BBVA on the Preferred Securities.

By acquiring any Preferred Security, each holder and beneficial owner acknowledges and agrees that: (i) Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA and/or as a result of the limitations on payment set forth under “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein; and (ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Indenture and the Preferred Securities shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations (as defined in the Indenture) otherwise provide.

As provided in the Indenture, if a Trigger Event occurs, the Preferred Securities will be converted in whole and not in part, and if a Capital Reduction occurs, the Preferred Securities will be converted in whole and not in part except for Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities. To exercise such right, a holder of Preferred Securities must complete, sign and deposit at the specified office of any Paying and Conversion Agent (as defined in the Indenture) a duly completed and signed Election Notice, in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day (as defined in the Indenture) immediately following the Capital Reduction Notice Date.

Upon any Trigger Event, holders (and beneficial owners) of any Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of the Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of any Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities as provided under “—Conversion—Conversion Upon Capital Reduction” herein shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain stamp and similar taxes.

As provided in the Indenture, holders of the Preferred Securities may elect to have their Common Shares delivered in the form of Common Shares or ADSs. The obligation to deliver ADSs if a holder elects to have its Common Shares delivered in such form will apply only if on the relevant Conversion Settlement Date BBVA continues to maintain an ADS depositary facility. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

In order to obtain delivery of the relevant Common Shares on Conversion, the relevant holder must deliver a duly completed Delivery Notice together with the Preferred Securities held by it in accordance with the provisions set out in the Indenture. In addition, within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of the Selling Agent as soon as reasonably practicable and (subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the sale and allotment thereof) the net proceeds of such sale shall as soon as reasonably practicable be distributed pro rata to the relevant holders in accordance with the Indenture or in such other manner and at such time as BBVA shall determine and notify to the relevant holders.

The Conversion Shares Depository may be BBVA or another member of the BBVA Group or a third party.

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions described in “—Conversion—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion—Conversion Upon Capital Reduction” herein), and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)) shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Distributions

Distributions on the Preferred Securities will be computed on the basis of a 360-day year of twelve 30-day months. The Preferred Securities accrue Distributions: (i) in respect of the period from (and including) the Closing Date (as defined in the Indenture) to (but excluding) the First Reset Date at the rate of 7.750% per annum; and (ii) in respect of each Reset Period (as defined in the Indenture), at the rate per annum equal to the aggregate of 3.249% per annum and the 5-year UST for such Reset Period, and such aggregate converted to a quarterly rate in accordance with market convention (rounded to four decimal places, with 0.00005 rounded down), all as determined by the Calculation Agent (as defined in the Indenture) on the relevant Reset Determination Date; provided that any Distribution Rate shall not be less than zero. As of the issue date of the Preferred Securities, the market convention for quarterly rate conversion was as follows:

For these purposes:

“5-year UST” means, in relation to a Reset Date and the Reset Period commencing on that Reset Date, an interest rate expressed as a percentage determined by the Calculation Agent to be the per annum rate equal to the yield to maturity for U.S. Treasury securities with a maturity of five years as published in the most recent H.15.

“First Reset Date” means January 14, 2032.

“H.15” means the daily statistical release designated as such and published by the Board of Governors of the United States Federal Reserve System under the caption “Treasury constant maturities”, or any successor or replacement publication as reasonably determined by BBVA and notified to the Calculation Agent, that establishes yield on actively traded U.S. Treasury securities, and “most recent H.15” means the H.15 that includes a yield to maturity for U.S. Treasury securities with a maturity of five years, published closest in time (but prior to) the relevant Reset Determination Date;

“Reset Date” means the First Reset Date and every fifth anniversary thereafter.

“Reset Determination Date” means, in relation to each Reset Date, the second Business Day immediately preceding such Reset Date.

“Reset Period” means the period from (and including) a Reset Date to (but excluding) the next succeeding Reset Date.

Subject as described herein (including under “—Restrictions on Payments” and “—Distributions Discretionary”) and in the Indenture, such Distributions are payable quarterly in arrears on each Distribution Payment Date (as defined in the Indenture).

If a Distribution is required to be paid in respect of a Preferred Security on any date other than a Distribution Payment Date, it shall be calculated by the Calculation Agent by applying the Distribution Rate to the Liquidation Preference in respect of each Preferred Security (i.e., $200,000 per Preferred Security), multiplying the product by (i) the actual number of days in the period from (and including) the applicable Accrual Date (as defined in the Indenture) to (but excluding) the date on which Distributions fall due divided by (ii) the actual number of days from (and including) the applicable Accrual Date to (but excluding) the next following Distribution Payment Date multiplied by four, and rounding the resulting figure to the nearest cent (half a cent being rounded upwards).

BBVA will be discharged from its obligations to pay Distributions on the Preferred Securities by payment to the Principal Paying Agent (as defined in the Indenture) for the account of the holders on the relevant Distribution Payment Date or as otherwise provided in this section “—Distributions”. Subject to any applicable fiscal or other laws and regulations, each such payment in respect of the Preferred Securities will be made in U.S. dollars (or such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts) by transfer to an account capable of receiving payments in such currency, as directed by the Principal Paying Agent.

If any date on which any payment is due to be made on the Preferred Securities would otherwise fall on a date which is not a Payment Business Day (as defined in the Indenture), the payment will be postponed to the next Payment Business Day and the holders shall not be entitled to any interest or other payment in respect of any such delay.

If BBVA does not pay a Distribution or part thereof in accordance with this section “—Distributions”, such non-payment shall evidence the cancellation of such Distribution (or relevant part thereof), and accordingly, such Distribution shall not in any such case be due and payable. For the avoidance of doubt, if BBVA provides notice to cancel a portion, but not all, of a Distribution in respect of the Preferred Securities, and BBVA subsequently does not make a payment of the remaining portion of such Distribution on the relevant Distribution Payment Date, such non-payment shall evidence BBVA’s exercise of its discretion to cancel also such portion of such Distribution, and accordingly such portion of the Distribution shall also not be due and payable.

The Calculation Agent will at or as soon as practicable after the relevant time on each Reset Determination Date at which the Distribution Rate is to be determined, determine the Distribution Rate for the relevant Reset Period. The Calculation Agent will cause the Distribution Rate for each Reset Period to be notified to BBVA and the stock exchange on which the Preferred Securities are listed and notice thereof to be published in accordance with the notice provisions of the Indenture as soon as possible after its determination but in no event later than the fourth Business Day after each Reset Determination Date.

The regular record date for the Distribution payable on any Distribution Payment Date on the Preferred Securities is the 15th calendar day (whether or not a Business Day) preceding a Distribution Payment Date.

Distributions Discretionary

BBVA may elect, in its sole and absolute discretion, to cancel the payment of any Distribution on the Preferred Securities in whole or in part at any time and for any or no reason.

Distributions on the Preferred Securities are non-cumulative. Accordingly, if any Distribution (or any part thereof) is not paid in respect of the Preferred Securities as a result of its election to cancel such Distribution in accordance with this section “—Distributions Discretionary” or the limitations on payment set out under “—Restrictions on Payments” below then the right of the holders to receive the relevant Distribution (or such part thereof) in respect of the relevant Distribution Period (as defined in the Indenture) will be extinguished and BBVA will have no obligation to pay such Distribution (or such part thereof) accrued for such Distribution Period or to pay any interest thereon, whether or not Distributions on the Preferred Securities are paid in respect of any future Distribution Period.

No such election to cancel the payment of any Distribution (or any part thereof) pursuant to this section “—Distributions Discretionary” or non-payment of any Distribution (or any part thereof) as a result of the limitations on payment set out under “—Restrictions on Payments” below will constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to BBVA’s insolvency or entitle holders to take any action to cause such Distribution (or part thereof) to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument ranking junior to the Preferred Securities (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group) or in respect of any Parity Security (as defined in the Indenture) or other security, except to the extent Applicable Banking Regulations otherwise provide.

Restrictions on Payments

Payments of Distributions on the Preferred Securities shall be made only out of Distributable Items of BBVA.

To the extent that (i) BBVA has insufficient Distributable Items to make Distributions on the Preferred Securities scheduled for payment in the then-current financial year and any interest payments or distributions that have been paid or made or are scheduled or required to be paid or made out of Distributable Items of BBVA in the then-current financial year, in each case excluding any portion of such payments already accounted for in determining the Distributable Items of BBVA, and/or (ii) the Regulator (as defined in the Indenture), in accordance with Article 68 of Law 10/2014 and/or Article 16 of the SSM Regulation and/or with Applicable Banking Regulations then in force, requires BBVA to cancel the relevant Distribution in whole or in part, then BBVA will, without prejudice to the right set forth under “—Distributions Discretionary” above to cancel at its discretion the payment of any such Distributions on the Preferred Securities at any time, make partial or, as the case may be, no payment of the relevant Distribution on the Preferred Securities.

No payments will be made on the Preferred Securities (whether by way of a repayment of the Liquidation Preference, the payment of any Distribution or otherwise) if and to the extent that such payment would cause a breach of any regulatory restriction or prohibition on payments on Additional Tier 1 Instruments pursuant to Applicable Banking Regulations (including, without limitation, any such restriction or prohibition relating to any Maximum Distributable Amount or MREL-MDA (each as defined in the Indenture) applicable to BBVA and/or the BBVA Group).

Agreement to Distribution Cancellation

By acquiring Preferred Securities, holders (which, for the purposes of this section includes holders of a beneficial interest in the Preferred Securities) acknowledge and agree that:

(i) Distributions are payable solely at BBVA’s discretion, and no amount of Distribution shall become or remain due and payable in respect of the relevant Distribution Period to the extent that it has been cancelled or deemed cancelled by BBVA as set forth under “—Distributions Discretionary” above and/or as a result of the limitations on payment set forth under “—Restrictions on Payments” above; and

(ii) a cancellation or deemed cancellation of any Distribution (in whole or in part) in accordance with the terms of the Preferred Securities or the Indenture shall not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture, or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause such Distribution to be paid or the liquidation, dissolution or winding-up of BBVA or in any way limit or restrict BBVA from making any distribution or equivalent payment in connection with any instrument, including any instrument ranking junior to the contingent convertible preferred securities of such series (including, without limitation, any CET1 Capital of BBVA or any member of the BBVA Group), or in respect of any Parity Security or other Security, except to the extent Applicable Banking Regulations otherwise provide.

Distributions will only be due and payable on a Distribution Payment Date to the extent they are not cancelled or deemed cancelled previously or thereafter in accordance with the provisions described herein and in the Indenture. Any Distributions cancelled or deemed cancelled (in each case, in whole or in part) in the circumstances described herein shall not be due and shall not accumulate or be payable at any time thereafter, and holders of the contingent convertible preferred securities shall have no rights thereto or to receive any additional Distributions or compensation as a result of such cancellation or deemed cancellation.

Liquidation Distribution

Except as set forth in the following paragraph, in the event of any voluntary or involuntary liquidation or winding-up of BBVA (a “Liquidation Event”), holders of the Preferred Securities (unless previously converted into Common Shares in accordance with the Indenture) shall be entitled to receive out of the assets of BBVA available for distribution to holders of such Preferred Securities, the Liquidation Distribution. Such entitlement will arise before any distribution of assets is made to holders of Common Shares or any other instrument of BBVA ranking junior to the Preferred Securities.

If, upon the occurrence of a Liquidation Event, a Conversion Event has occurred or occurs but the relevant conversion of the Preferred Securities into Common Shares in accordance with the Indenture is still to take place at such time, holders of the Preferred Securities will be entitled to receive (i) out of the relevant assets of BBVA a monetary amount equal to that which holders of such Preferred Securities would have received on any distribution of the assets of BBVA if such Conversion had taken place immediately prior to such Liquidation Event or (ii) such amounts as may be otherwise provided in accordance with applicable law at such time.

After payment of the relevant entitlement in respect of a Preferred Security as described in this section, such Preferred Security will confer no further right or claim to any of the remaining assets of BBVA.

Additional Issuances

The Preferred Securities were initially limited in aggregate Liquidation Preference to $1,000,000,000. BBVA may from time to time, without the consent of the holders, issue Additional Preferred Securities having the same ranking and same Distribution Rate, redemption terms and other terms as the Preferred Securities except for the price to the public, initial Accrual Date, Closing Date and first Distribution Payment Date. Any such Additional Preferred Securities subsequently issued shall rank equally and ratably with the Preferred Securities in all respects, so that such Additional Preferred Securities shall be consolidated and form a single series with the Preferred Securities under the Indenture.

Subordination

Unless previously converted into Common Shares (as set forth in the Indenture and except as provided in the second paragraph under “—Liquidation Distribution”), the payment obligations of BBVA under the Preferred Securities are direct, unconditional, unsecured and subordinated obligations of BBVA and, upon the insolvency (concurso de acreedores) of BBVA, in accordance with and only to the extent permitted by the Spanish Insolvency Law and any other applicable laws relating to or affecting the enforcement of creditors’ rights in Spain (including, without limitation, Additional Provision 14.3 of Law 11/2015), but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), for so long as the Preferred Securities constitute an Additional Tier 1 Instrument of BBVA, the payment obligations of BBVA under the Preferred Securities will rank:

(i) junior to:

(a) any claim in respect of any unsubordinated obligations of BBVA (including where the relevant claim subsequently becomes subordinated pursuant to Article 281.1.1º of the Spanish Insolvency Law); and

(b) any claim in respect of any other subordinated obligations of BBVA, present and future, other than under any outstanding Additional Tier 1 Instrument of BBVA (other than, to the extent permitted by law, any Parity Securities, whether so ranking by law or their terms);

(ii) pari passu with each other and with all other claims in respect of contractually subordinated obligations of BBVA under any outstanding Additional Tier 1 Instruments, present and future (and, to the extent permitted by law, pari passu with any other Parity Securities, whether so ranking by law or their terms); and

(iii) senior to the Common Shares and any other subordinated obligations of BBVA which by law rank junior to the Preferred Securities (including, to the extent permitted by law, any contractually subordinated obligations of BBVA expressed by their terms to rank junior to the Preferred Securities), such that any relevant claim in respect of the Preferred Securities will be satisfied, as appropriate, only to the extent that all claims ranking senior to it have first been satisfied in full, and then pro rata with any claims ranking pari passu with it, in each case as provided above.

BBVA’s obligations under the Preferred Securities are subject to, and may be limited by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

According to current law, unless previously converted into Common Shares, to the extent the Preferred Securities cease to constitute an Additional Tier 1 Instrument of BBVA and constitute a Tier 2 Instrument (as defined in the Indenture) of BBVA instead, the payment obligations of BBVA under the Preferred Securities will rank in accordance with Section 3.(2º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were a Tier 2 Instrument.

According to current law, to the extent the Preferred Securities cease to constitute either an Additional Tier 1 Instrument or a Tier 2 Instrument of BBVA, the payment obligations of BBVA under such Preferred Securities will rank, in accordance with Section 3.(1º) of Additional Provision 14 of Law 11/2015 but not otherwise and subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise), as if the Preferred Securities were contractually subordinated obligations of BBVA not constituting Additional Tier 1 Capital or Tier 2 Capital of BBVA.

BBVA agrees with respect to any Preferred Securities and each holder and beneficial owner of Preferred Securities, by his or her acquisition of a Preferred Security, will be deemed to have agreed to the above described subordination. To the extent permitted by Spanish law, each such holder and beneficial owner will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Preferred Security. In addition, each holder and beneficial owner of Preferred Securities by his or her acquisition of the securities, to the extent permitted by Spanish law, authorizes and directs the trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Preferred Securities as provided in the Indenture and as summarized herein and appoints the trustee his or her attorney-in-fact for any and all such purposes.

Redemption of the Preferred Securities

Subject to the provisions described under “—Redemption Due to a Tax Event”, “—Redemption Due to a Capital Event” and “—Clean-up Call” below, the Preferred Securities will not be redeemable prior to the First Reset Date. Any redemption is subject to the conditions and procedures described in the Indenture.

Optional Redemption

All, and not only some, of the Preferred Securities may be redeemed at the option of BBVA on the First Reset Date, and on any Distribution Payment Date thereafter, at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Redemption Due to a Tax Event

If, on or after the Closing Date, there is a Tax Event (as defined in the Indenture), the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Redemption Due to a Capital Event

If, on or after the Closing Date, there is a Capital Event (as defined in the Indenture), the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations.

Clean-up Call

If, on or after the Closing Date, Preferred Securities representing, in the aggregate, 75% or more of the aggregate Liquidation Preference of the Preferred Securities (including any Preferred Securities issued after the Closing Date and any Preferred Securities which have been cancelled by the trustee in accordance with the Indenture) have been purchased by or on behalf of BBVA or any member of the BBVA Group, the Preferred Securities may be redeemed, in whole but not in part, at BBVA’s option at any time at the Redemption Price, subject to such redemption being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations (the “Clean-up Call”).

The Clean-up Call is subject to the conditions described the Indenture.

Conversion

Conversion Upon Trigger Event

If the Trigger Event occurs at any time on or after the Closing Date, then BBVA will:

(i) not pay any Distribution on the Preferred Securities, including any accrued and unpaid Distributions, which shall be deemed to be cancelled by BBVA in accordance with the Indenture; and

(ii) irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of Preferred Securities) convert all the Preferred Securities into Common Shares (the “Trigger Conversion”) to be delivered on the relevant Conversion Settlement Date (as defined in the Indenture). If the Trigger Event occurs, the Preferred Securities will be converted in whole and not in part.

For the purposes of determining whether the Trigger Event has occurred, BBVA will (A) calculate the CET1 ratio based on information (whether or not published) available to management of BBVA, including information internally reported within BBVA pursuant to its procedures for ensuring effective ongoing monitoring of the capital ratios of BBVA and the BBVA Group and (B) calculate and publish the CET1 ratio on at least a quarterly basis. BBVA’s calculation shall be binding on the trustee and the holders and beneficial owners of the Preferred Securities.

A Trigger Event will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

Conversion Upon Capital Reduction

Except as provided in the Indenture, if a Capital Reduction occurs at any time on or after the Closing Date, then BBVA will, subject as provided in the immediately following paragraph, irrevocably and mandatorily (and without any requirement for the consent or approval of the holders or beneficial owners of the Preferred Securities) convert all the Preferred Securities into Common Shares (a “Capital Reduction Conversion”) to be delivered on the relevant Conversion Settlement Date and on such Conversion Settlement Date pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out in, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) such Conversion Settlement Date.

Notwithstanding the preceding paragraph, if a Capital Reduction occurs at any time on or after the Closing Date, each holder of the Preferred Securities will have the right to elect that all (but not part) of its Preferred Securities shall not be converted in accordance with the preceding paragraph, in which case all Preferred Securities of such holder shall remain outstanding and no payment of any accrued and unpaid Distributions on such Preferred Securities shall be made in respect of such Preferred Securities to that holder on the relevant Conversion Settlement Date pursuant to the preceding paragraph (without prejudice to any payment of such Distributions or any other Distributions that may accrue in respect of those Preferred Securities). To exercise such right, a holder must complete, sign and deposit at the specified office of any Paying and Conversion Agent a duly completed and signed notice of election (an “Election Notice”), in the form indicated in the Capital Reduction Notice, on or before the tenth Business Day immediately following the Capital Reduction Notice Date (the period from (and including) the Capital Reduction Notice Date to (and including) such tenth Business Day, the “Election Period”). In the case of any Preferred Securities represented by a Global Preferred Security held by or on behalf of a Clearing System, an Election Notice may be delivered within the Election Period by the holder giving notice to any Paying and Conversion Agent of such election in accordance with the applicable procedures of the relevant Clearing System (which may include notice being given on such holder’s instruction by the relevant Clearing System to the Paying and Conversion Agent by electronic means) in a form acceptable to such Clearing System from time to time.

An Election Notice shall be irrevocable. Each Paying and Conversion Agent shall inform the Principal Paying Agent within two Business Days of the end of such Election Period of the Election Notices received during the Election Period and the Principal Paying Agent shall notify BBVA of the details of the relevant holders that have duly submitted an Election Notice within the Election Period (including the aggregate Liquidation Preference of Preferred Securities held by such holders) by no later than the immediately following Business Day.

Any relevant Preferred Securities in respect of which a duly completed and signed Election Notice is not received during the Election Period shall be converted into Common Shares. Any Preferred Securities not converted upon a Capital Reduction as a result of holders delivering a duly completed and signed Election Notice during the Election Period shall remain outstanding and, notwithstanding any of the above, may be the subject of Conversion on the occurrence of a Trigger Event or any further Capital Reduction.

A Capital Reduction will not constitute an Enforcement Event or other default under the terms of the Preferred Securities or the Indenture or the occurrence of any event related to the insolvency of BBVA or entitle holders to take any action to cause the liquidation, dissolution or winding-up of BBVA.

At the annual general shareholders’ meeting of BBVA held on March 15, 2024, BBVA shareholders voted to approve a reduction of BBVA’s share capital, by up to 10% of BBVA’s share capital as of the date of such resolution, through the redemption of own shares purchased for the purpose of being redeemed, delegating to BBVA’s board of directors the implementation of the share capital reduction, totally or partially, on one or more occasions. On May 24, 2024, BBVA announced the partial execution of this share capital reduction resolution, through the reduction of BBVA’s share capital by €36,580,908.35 and the consequent redemption of 74,654,915 shares of €0.49 par value each acquired by BBVA pursuant to a share buyback program scheme and held as treasury shares. For the avoidance of doubt, a share capital reduction effected pursuant to this March 15, 2024 resolution would not constitute a Capital Reduction for purposes of the Preferred Securities.

Upon Conversion

Except as provided below with respect to fractions, the number of Common Shares to be issued on Conversion in respect of each Preferred Security to be converted shall be determined by dividing the Liquidation Preference of such Preferred Security by the relevant Conversion Price (as defined in the Indenture) in effect on the relevant Conversion Notice Date rounded down to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued on Conversion or pursuant to the provisions of the Indenture and no cash payment or other adjustment will be made in lieu thereof. Without prejudice to the generality of the foregoing, if one or more Delivery Notices (as defined in the Indenture) and the related Preferred Securities are received by or on behalf of a Paying and Conversion Agent such that the Common Shares to be delivered by or on behalf of the Conversion Shares Depository (as defined in the Indenture) are to be registered in the same name or delivered to the same Clearing System participant account, the number of such Common Shares to be delivered in respect thereof shall be calculated on the basis of the aggregate Liquidation Preference of such Preferred Securities being so converted and rounded down to the nearest whole number of Common Shares.

Upon any Trigger Event, holders (and beneficial owners) of the Preferred Securities shall have no claim against BBVA in respect of (i) any Liquidation Preference of such Preferred Securities or (ii) any accrued and unpaid Distributions in respect of Preferred Securities, and the Preferred Securities shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares).

Upon any Capital Reduction, holders (and beneficial owners) of the Preferred Securities, other than holders of Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall have no claim against BBVA in respect of any Liquidation Preference of such Preferred Securities, and the Preferred Securities, other than Preferred Securities in respect of which holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein, shall cease to represent any right other than the right to receive Common Shares from or on behalf of the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). Nothing in this paragraph shall affect BBVA’s obligation upon any Capital Reduction Conversion to pay to the holders, as applicable, where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein, and except as set out under “—Conversion Upon Capital Reduction” herein, an amount equal to the accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date.

On the Conversion Settlement Date, BBVA shall deliver to the Conversion Shares Depository such number of Common Shares (subject as provided above with respect to fractions) as is required to satisfy in full BBVA’s obligation to deliver Common Shares (i) in respect of a Trigger Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Trigger Event Notice Date, and (ii) in respect of a Capital Reduction Conversion, of the aggregate Liquidation Preference of Preferred Securities outstanding on the Capital Reduction Notice Date, other than Preferred Securities in respect of which such holders have elected not to convert such Preferred Securities in accordance with the provisions described under “—Conversion Upon Capital Reduction” herein.

The obligation of BBVA to issue and deliver Common Shares to a holder of Preferred Securities on the relevant Conversion Settlement Date shall be satisfied by the delivery of such Common Shares to the Conversion Shares Depository. Receipt of the relevant Common Shares by the Conversion Shares Depository shall discharge BBVA’s obligations in respect of the Preferred Securities converted, other than, in the case of a Capital Reduction, as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares.

Except as set forth in the immediately succeeding paragraph with respect to a Capital Reduction, if a Conversion Event occurs, holders shall have recourse to BBVA only for the issue and delivery of the relevant Common Shares to the Conversion Shares Depository (except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares). After such delivery by BBVA of the relevant Common Shares to the Conversion Shares Depository, holders of any Preferred Securities so converted shall have recourse to the Conversion Shares Depository only and exclusively for the purposes of delivery to them of such Common Shares, in the circumstances provided in the Indenture.

In the case of a Capital Reduction, holders shall also have recourse to BBVA as provided under “—Conversion Upon Capital Reduction” herein with respect to the payment of accrued and unpaid Distributions for the then current Distribution Period up to (but excluding) the Conversion Settlement Date (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein) except as provided under “—Conversion Upon Capital Reduction” herein.

Agreement and Waiver with Respect to Conversion

The Preferred Securities are not convertible into Common Shares at the option of holders of Preferred Securities at any time and are not redeemable in cash as a result of a Conversion Event. Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner shall be deemed to have (i) agreed to all the terms and conditions of the Preferred Securities, including, without limitation, those related to (y) Conversion following a Trigger Event or Capital Reduction, as the case may be, and (z) the appointment of the Conversion Shares Depository, the issuance of the Common Shares to the Conversion Shares Depository, and acknowledged that such events in (y) and (z) may occur without any further action on the part of the holders or beneficial owners of the Preferred Securities or the trustee, (ii) agreed that effective upon, and following, a Conversion Event, no amount shall be due and payable to the holders of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares), and BBVA’s liability to pay any amounts (including the Liquidation Preference of, or any Distribution in respect of the Preferred Securities (other than any accrued and unpaid Distributions to be paid upon a Capital Reduction Conversion in accordance with the provisions set forth under “—Conversion Upon Capital Reduction” herein (where not cancelled or deemed cancelled pursuant to, or otherwise subject to the limitations on payment set out under, “—Distributions—Restrictions on Payments” and “—Distributions—Distributions Discretionary” herein and except as provided under “—Conversion Upon Capital Reduction” herein) and except as noted in the Indenture with respect to certain Spanish stamp and similar taxes payable by BBVA in respect of the issue and delivery of the Common Shares)), shall be automatically released, and the holders of the Preferred Securities so converted shall not have the right to give a direction to the trustee with respect to the Conversion Event and any related Conversion, (iii) agreed that following a Conversion Event, the Relevant Spanish Resolution Authority may exercise its Spanish Bail-in Power with respect to the Preferred Securities or any Common Shares that may be received following a Conversion, which exercise may result in any of the consequences described in the first paragraph under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”, the cancellation of the Conversion and/or the implementation of material changes to the Conversion terms, (iv) waived, to the extent permitted by the Trust Indenture Act, any claim against the trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the Indenture and in connection with the Preferred Securities so converted or to be converted, including, without limitation, claims related to or arising out of or in connection with a Conversion Event and/or any Conversion and (v) authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to be converted to take any and all necessary action, if required, to implement the Conversion without any further action or direction on the part of such holder or beneficial owner of such Preferred Securities or the trustee.

Delivery of ADSs

In respect of any Common Shares that holders elect to receive in the form of ADSs as specified in the Delivery Notice, the Conversion Shares Depository shall deposit with the custodian for the ADS Depositary the relevant number of Common Shares to be issued upon Conversion of the Preferred Securities, and the ADS Depositary shall issue the corresponding number of ADSs to the DTC Participant account or registered ADS facility account specified by such holders (per the ADS-to-Common Share ratio in effect on the Conversion Settlement Date). However, the issuance of the ADSs by the ADS Depositary may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Common Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depositary. Holders that elect to receive Common Shares in the form of ADSs must pay any fees that may be payable to the ADS Depositary as a result of the issue and delivery of such ADSs in accordance with the Delivery Notice.

Failure to Deliver a Delivery Notice

If a duly completed Delivery Notice and the relevant Preferred Securities are not received by the Paying and Conversion Agent as provided in the Indenture and the Conversion Notice (as defined in the Indenture) on or before the Notice Cut-off Date, then within ten Business Days following the Conversion Settlement Date, all Common Shares held by the Conversion Shares Depository in respect of which the applicable Preferred Securities and a duly completed Delivery Notice have not been received on or before the Notice Cut-off Date as aforesaid will be sold by or on behalf of a person (which may be BBVA or another member of the BBVA Group or a third party) appointed by BBVA in its sole and absolute discretion (the “Selling Agent”) as soon as reasonably practicable.

Subject to the deduction by or on behalf of the Selling Agent of any amount payable in respect of its liability to taxation and the payment of any capital, stamp, issue, registration and/or transfer taxes and duties (if any) and any fees or costs incurred by or on behalf of the Selling Agent in connection with the issue, allotment and sale of any Common Shares pursuant to the preceding paragraph, and the conversion of any proceeds of such sale into U.S. dollars, the net proceeds of such sale, converted into U.S. dollars at the Prevailing Rate on the Notice Cut-off Date, if necessary, shall as soon as reasonably practicable be distributed pro rata to the relevant holders in such manner and at such time as BBVA shall determine and notify to the relevant holders. Such payment shall for all purposes discharge the obligations of BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent to such holders in respect of the relevant Conversion. The Selling Agent will be deemed to be acting on behalf of holders whose Preferred Securities and a duly completed Delivery Notice were not received on or before the Notice Cut-off Date for the purposes set out above and to that effect holders and beneficial owners of the Preferred Securities by virtue of their acquisition of the Preferred Securities will be deemed to be accepting and giving express instructions to the Selling Agent to do so in accordance with these conditions. BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability in respect of the exercise or non-exercise of any discretion or power pursuant to this section “—Failure to Deliver a Delivery Notice” or in respect of any sale of any Common Shares, whether for the timing of any such sale or the price at or manner in which any such Common Shares are sold or the inability to sell any such Common Shares. Furthermore, BBVA, the Conversion Shares Depository, the Paying and Conversion Agent and the Selling Agent shall have no liability to any holder or beneficial owner of the Preferred Securities for any loss resulting from such holder’s or beneficial owner’s failure to receive any Common Shares or ADSs, or from any delay in the receipt thereof, in each case as a result of such holder or beneficial owner (or custodian, nominee, broker or other representative thereof) failing to duly submit a Delivery Notice and the relevant Preferred Securities on a timely basis or at all.

If the applicable Preferred Securities and Delivery Notice are not received by the Paying and Conversion Agent on or before the Notice Cut-off Date and BBVA does not appoint the Selling Agent by the tenth Business Day after the Conversion Settlement Date, or if any Common Shares are not sold by the Selling Agent in accordance with this section “—Failure to Deliver a Delivery Notice”, the Conversion Shares Depository shall continue to hold any Common Shares not sold by the Selling Agent until a duly completed Delivery Notice and the relevant Preferred Securities are so delivered. However, any holder of such Preferred Securities delivering a Delivery Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Common Shares, or if the holder so elects, ADSs, satisfactory to the Conversion Shares Depository in its sole and absolute discretion in order to receive delivery of such Common Shares or ADSs (if so elected to be deposited with the ADS Depositary on its behalf).

Substitution and Modification of the Preferred Securities

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of the Preferred Securities, each holder and beneficial owner acknowledges, accepts, consents to and agrees that if a Capital Event or a Tax Event, as applicable, occurs and is continuing, BBVA may, except if a Trigger Event occurs or shall have occurred, and except if a Capital Reduction occurs or shall have occurred (other than in respect of Preferred Securities with respect to which a duly completed Election Notice has been received during the Election Period), substitute all (but not less than all) of the Preferred Securities or modify the terms of all (but not less than all) of the Preferred Securities, without any requirement for the consent or approval of the trustee or the holders or beneficial owners of the Preferred Securities, so that such Preferred Securities are substituted for, or their terms are modified to, become again, or remain Qualifying Preferred Securities (as defined in the Indenture), subject to (i) having given not less than five nor more than 30 days’ notice to the holders of Preferred Securities in accordance with the Indenture and to the trustee (which notice shall be irrevocable and shall specify the date for substitution or, as applicable, modification), (ii) the prior consent of the Regulator, if required pursuant to Applicable Banking Regulations, and (iii) any variation in the terms of the Preferred Securities resulting from such modification or, if the Preferred Securities are substituted, any difference between the terms of the Preferred Securities and those of the Qualifying Preferred Securities for which the Preferred Securities are substituted, not being materially prejudicial to the interests of the holders of the Preferred Securities.

For the purposes of the immediately preceding paragraph, in the case of a modification of the terms and conditions of the Preferred Securities, any variation in the ranking of the Preferred Securities as set out in “—Subordination” herein resulting from any such modification or, in the case of a substitution of the Preferred Securities, any difference between the ranking of the Preferred Securities as set out in “—Subordination” herein and that of the Qualifying Preferred Securities for which the Preferred Securities are substituted, shall be deemed not to be prejudicial to the interests of the holders of Preferred Securities where the ranking of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted, following such substitution or modification, as the case may be, is at least the same ranking as was applicable to the Preferred Securities under “—Subordination” herein on the issue date of the Preferred Securities.
For the purposes of the preceding two paragraphs, the notice to be delivered by BBVA shall specify the relevant details of the manner in which the relevant substitution or modification shall take effect and where the holders of Preferred Securities can inspect or obtain copies of the new terms and conditions of the Preferred Securities or, if the Preferred Securities are substituted, of the Qualifying Preferred Securities for which the Preferred Securities are substituted. Such substitution or modification will be effected without any cost or charge to such holders.

If the Preferred Securities are substituted in accordance with this section “―Substitution and Modification of the Preferred Securities”, Distributions on the Preferred Securities shall cease to accrue from (and including) the date of substitution thereof.

By its acquisition of any Preferred Security, each holder and beneficial owner acknowledges, accepts, consents to and agrees to be bound by any substitution of or modification to the Preferred Securities as set forth in this section “―Substitution and Modification of the Preferred Securities” and to grant to BBVA and the trustee full power and authority to take any action and/or to execute and deliver any document in the name and/or on behalf of such holder or beneficial owner, as the case may be, which is necessary or convenient to complete the substitution or modification of the terms of the Preferred Securities, as applicable, pursuant to this section “―Substitution and Modification of the Preferred Securities”.

Each holder and beneficial owner of the Preferred Securities, by virtue of its acquisition of the Preferred Securities or any beneficial interest therein, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee and/or BBVA for, agrees not to initiate a suit against the trustee or BBVA in respect of, and agrees that neither the trustee nor BBVA shall be liable for, any action that the trustee or BBVA takes, or abstains from taking, in either case in connection with the substitution or modification of the terms of the Preferred Securities upon the occurrence of a Capital Event or a Tax Event.

Modification and Waiver

Without prejudice to “—Substitution and Modification of the Preferred Securities” above, BBVA and the trustee may make certain modifications and amendments to the Indenture and any applicable supplemental indenture with respect to the Preferred Securities without the consent of the holders of the Preferred Securities for any of the following purposes:

•to evidence the succession of another person to BBVA and the assumption by any such successor of the covenants of BBVA in the Indenture and in the Preferred Securities;
•to add to the covenants of BBVA for the benefit of the holders of Preferred Securities or to surrender any right or power conferred upon BBVA by the Indenture;
•to add any additional Enforcement Events;
•to make changes to procedures relating to Conversion, delivery of the Common Shares, or ADSs, as applicable, provided, however, that, unless such changes are made as a result of any change in, or amendment to, any relevant laws or regulations, no such change shall adversely affect the interests of the holders of outstanding Preferred Securities in any material respect;
•to add to, change or eliminate any of the provisions of the Indenture, or any supplemental indenture, provided, however, that any such addition, change or elimination shall become effective only when there is no outstanding Preferred Securities created prior to the execution of such supplemental indenture effecting such addition, change or elimination which would be adversely affected by such addition, change or elimination and in respect of which such supplemental indenture would apply;
•to establish the form or terms of Preferred Securities as permitted by the Indenture;
•to change any place of payment, so long as any required place of payment is maintained;
•to cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture or in any supplemental indenture;
•to vary, substitute or change specified terms of the Preferred Securities subject to the conditions set forth in the Indenture, provided such action shall not adversely affect the interests of the holders of outstanding Preferred Securities in any material respect;
•to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the Preferred Securities and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements of the Indenture;
•to change or eliminate any provision of the Indenture so as to conform with the current provisions or any future provisions of the Trust Indenture Act;

•to name a different trustee for the Preferred Securities and to provide for the appropriate changes related to such appointment for the Preferred Securities;
•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority;
•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent required by, Applicable Banking Regulations;
•with respect to any Preferred Security (including a Global Preferred Security) issued on or after the date hereof, to amend any such Preferred Security to conform to the description of the terms of the Preferred Securities in the prospectus, the prospectus supplement, product supplement, pricing supplement or any other similar offering document related to the offering of the Preferred Securities;
•to delete, amend or supplement any provision contained in the Indenture or in any supplemental indenture as a result of, and to the extent necessary to effect, the substitution or modification of the Preferred Securities pursuant to “―Substitution and Modification of the Preferred Securities” herein; or
•to change or modify any provision of the Indenture as necessary to ensure that the Preferred Securities shall be convertible into ordinary shares of Newco in the event of a Newco Scheme (each as defined in the Indenture).

Other modifications and amendments may be made to the Indenture and any applicable supplemental indenture with the consent of the holders of not less than a majority in aggregate Liquidation Preference of the outstanding Preferred Securities, voting as one class. However, no modifications or amendments may be made without the consent of the holder of the Preferred Securities affected that would:

•change the terms of the Preferred Securities to reduce the Liquidation Preference payable upon the redemption of, or the Distributions payable on the Preferred Securities, or change the obligation of BBVA (or its successor) to pay Additional Amounts (except as contemplated under “—Substitution of Issuer” herein) on the Preferred Securities, or the currency in which payments under the Preferred Securities are to be made, or impair the right to institute suit for the enforcement of any such payment when due and payable on or with respect to the Preferred Securities, or modify the calculation of and any adjustment to, the Conversion Price;
•reduce the percentage in aggregate Liquidation Preference of the Preferred Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences) provided for in the Indenture or reduce the requirements for a quorum or voting;
•change in any manner adverse to the interests of the holders of the outstanding Preferred Securities the subordination provisions of the Preferred Securities or the terms and conditions of the obligations of BBVA in respect of the due and punctual payment of any amounts due and payable on the outstanding Preferred Securities; or
•modify the requirements applicable to the modifications and amendments referred to above or to the waiver of past Enforcement Events, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Preferred Security affected thereby, except in each case with respect to any modification or amendment of the Indenture pursuant to a supplemental indenture which is entered into as a result of, and to the extent required by, the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, Applicable Banking Regulations or the substitution or modification of the Preferred Securities pursuant to “―Substitution and Modification of the Preferred Securities” herein, as the case may be (in which cases neither the consent nor the affirmative vote of any holder of an outstanding Preferred Security affected shall be required).

Substitution of Issuer

BBVA may, without the consent of holders of the Preferred Securities, consolidate or amalgamate with or merge into any other person or persons (whether or not affiliated with BBVA) or sell, convey or transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (whether or not affiliated with BBVA), provided that (i) any person formed by any consolidation, amalgamation or merger, or any transferee or lessee of BBVA’s assets shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, in form satisfactory to the trustee, all obligations of BBVA under the Indenture; (ii) immediately after giving effect to such consolidation, amalgamation, merger, conveyance, transfer or lease, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; (iii) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such supplemental indenture comply with this section and that all conditions precedent herein provided for relating to such transaction have been complied with; and (iv) except where the successor entity is a holding company of BBVA or a wholly-owned subsidiary of BBVA, immediately prior to such assumption, the successor entity shall have ratings for long-term senior debt assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors) which are the same as, or higher than, the credit rating for long-term senior debt of BBVA (or, if applicable, the previous successor entity) assigned by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or their respective successors).

In addition, any holding company of BBVA or any wholly-owned subsidiary of BBVA may without the consent of the holders of the Preferred Securities, assume the obligations of BBVA (or of any person which shall have previously assumed the obligations of BBVA) under the Preferred Securities, provided that (i) the successor entity shall expressly assume such obligations by an amendment to the Indenture in form satisfactory to the trustee; (ii) immediately after giving effect to such assumption of obligations, no Enforcement Event and no event which, after notice or lapse of time or both, would become an Enforcement Event, shall have occurred and be continuing; and (iii) BBVA shall have delivered to the trustee an officer’s certificate and an opinion of counsel in such forms as are required in the Indenture.

Following any of the events described in the preceding two paragraphs, the successor entity shall succeed to, and be substituted for, and may exercise every right and power of, BBVA under the Indenture with respect to any Preferred Securities with the same effect as if such successor entity had been named as BBVA in the Indenture, and BBVA will be released from all its obligations under the Preferred Securities and Indenture and any relevant supplemental indentures. In addition, Additional Amounts under the Preferred Securities will be payable in respect of taxes imposed by the jurisdiction of incorporation or tax residence of the successor entity (subject to exceptions equivalent to those that apply to the obligation to pay Additional Amounts for taxes imposed in Spain) rather than taxes imposed by Spain. Additional Amounts with respect to payments of Distributions due prior to the date of such assumption will be payable only in respect of taxes imposed by Spain. In addition, the successor entity will also be entitled to redeem the Preferred Securities in the circumstances described under “―Redemption of the Preferred Securities—Redemption Due to a Tax Event” above, and to substitute or modify the terms of the Preferred Securities in the circumstances described in, and in accordance with, “―Substitution and Modification of the Preferred Securities” above, except that if such successor entity is not incorporated or tax resident in Spain (i) references to Spain in the definition of “Tax Event” shall be deemed to refer to the successor entity’s jurisdiction of incorporation or tax residence, and (ii) the change in, or amendment to, the laws or regulations of such jurisdiction of incorporation or tax residence or of any political subdivision thereof or any authority or agency therein or thereof having power to tax, or the change in the application or binding official interpretation or administration of any such laws or regulations giving rise to a Tax Event shall become effective subsequent to the date of the relevant merger, consolidation, amalgamation, conveyance, transfer, lease or assumption, as the case may be.

Additional Amounts

All payments of Distributions payable in respect of Preferred Securities by BBVA will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges (collectively “Taxes”) of whatever nature imposed or levied by or on behalf of Spain or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, BBVA shall (to the extent such payment can be made out of Distributable Items of BBVA on the same basis as for payment of any Distribution) pay, in respect of any withholding or deduction imposed on payments of Distributions only (and not Liquidation Preference or other amount), such additional amounts (“Additional Amounts”) as will result in holders of Preferred Securities receiving such amounts as they would have received in respect of such Distributions had no such withholding or deduction been required. Notwithstanding the foregoing, the Indenture specifies certain situations for which no such Additional Amounts are payable with respect to any Preferred Security.

Except where the context requires otherwise, any reference in this summary to Distributions in respect of the Preferred Securities shall be deemed to include any Additional Amounts payable with respect thereto.

The payment of any Additional Amounts in respect of the Preferred Securities pursuant to the Indenture is also subject to the same conditions and limitations as the payment of any Distribution, including the conditions and limitations described under “—Distributions—Distributions Discretionary”.

Undertakings

So long as any Preferred Security remains outstanding, BBVA shall, unless approved by a majority in aggregate Liquidation Preference of the Preferred Securities:

(i) not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, on Conversion, Common Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii) if any offer is to be made to all (or as nearly as may be practicable all) Shareholders (or all (or as nearly as may be practicable all) such Shareholders other than the offeror and/or any associates of the offeror) to acquire all or a majority of the issued Common Shares, or if a scheme is proposed with regard to such acquisition (other than a Newco Scheme), give notice of such offer or scheme to the holders at the same time as any notice thereof is sent to the Shareholders (or as soon as practicable thereafter) that details concerning such offer or scheme may be obtained from the specified offices of the Paying and Conversion Agent or, if BBVA is designated as the Paying and Conversion Agent, from the specified offices or the website of BBVA and, where such an offer or scheme has been recommended by the board of directors of BBVA, or where such an offer has become or been declared unconditional in all respects or such scheme has become effective, use all commercially reasonable endeavors to procure that a like offer or scheme is extended to the holders of any Common Shares issued during the period of the offer or scheme arising out of any Conversion and/or to the holders;

(iii) in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that such amendments are made to the Indenture immediately after completion of the Scheme of Arrangement as are necessary to ensure that the Preferred Securities may be converted into or exchanged for ordinary shares in Newco (or depositary or other receipts or certificates representing ordinary shares of Newco) mutatis mutandis in accordance with and subject to the Indenture and the ordinary shares of Newco are:

(a) admitted to the Relevant Stock Exchange; or

(b) listed and/or admitted to trading on another Recognized Stock Exchange,

and the holders of the Preferred Securities (which, for this purpose, includes holders of a beneficial interest in the Preferred Securities) irrevocably authorize BBVA to make such amendments to the Indenture without the need for any further authorization from the holders of the Preferred Securities;

(iv) issue, allot and deliver Common Shares upon Conversion subject to and as provided in the Indenture;

(v) use all reasonable endeavors to ensure that its issued and outstanding Common Shares and any Common Shares issued upon Conversion will be admitted to listing and trading on the Relevant Stock Exchange or will be listed and/or admitted to trading on another Recognized Stock Exchange;

(vi) at all times keep in force the relevant resolutions needed for issue, free from pre-emptive rights, sufficient authorized but unissued Common Shares to enable Conversion of the Preferred Securities, and all rights of subscription and exchange for Common Shares, to be satisfied in full; and

(vii) where the provisions of the Indenture require or provide for a determination by an Independent Financial Adviser or a role to be performed by a Conversion Shares Depository or a Paying and Conversion Agent, use all reasonable endeavors promptly to appoint such persons for such purposes.

Governing Law

The Preferred Securities and the Indenture (except as set forth therein) shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state, except that the authorization and execution by BBVA of the Indenture, the authorization, issuance and execution by BBVA of the Preferred Securities and provisions thereof relating to the subordination of the Preferred Securities, the waiver of the right of set-off and the agreements and acknowledgments by holders of Preferred Securities and the trustee, respectively, with respect to the exercise and effects of the Spanish Bail-in Power shall be governed by and construed in accordance with the common laws (derecho común) of Spain.

Submission to Jurisdiction

Except as provided in the immediately succeeding paragraph, BBVA will submit (for the purposes of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture) to the non-exclusive jurisdiction of any U.S. federal or state court in the Borough of Manhattan, the City of New York, New York, in which any such suit or proceeding is so instituted, and will waive, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Notwithstanding anything to the contrary in the Preferred Securities or in the Indenture, the Spanish courts shall have exclusive jurisdiction in respect of any suit or proceeding arising out of or relating to the Preferred Securities or the Indenture arising out of, relating to or in connection with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority (a “Bail-in Dispute”) and accordingly each of BBVA, the trustee, each holder and beneficial owner of any Preferred Security and each agent will submit, to the extent it may effectively do so, to the exclusive jurisdiction of the Spanish courts in relation to any Bail-in Dispute. Each of BBVA, the trustee, each holder and beneficial owner of any Preferred Securities and each agent will further irrevocably waive, to the extent it may effectively do so, any objection to the Spanish courts on the grounds that they are an inconvenient or inappropriate forum in respect of any Bail-in Dispute.

Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power

Notwithstanding anything to the contrary in the Preferred Securities, the Indenture or any other agreements, arrangements, or understandings between BBVA and any holder of the Preferred Securities, by its acquisition of any Preferred Securities, each holder (which, for the purposes of this section, includes each holder of a beneficial interest in the Preferred Securities) acknowledges, accepts, consents to and agrees to be bound by: (i) the exercise and effects of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice with respect to the Preferred Securities, and may include and result in any of the following, or some combination thereof: (a) the reduction or cancellation of all, or a portion, of the Amounts Due on the Preferred Securities; (b) the conversion of all, or a portion, of the Amounts Due on the Preferred Securities into shares, other securities or other obligations of BBVA or another person (and the issue to or conferral on the holder of any such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the Preferred Securities; (c) the cancellation of the Preferred Securities; (d) the inclusion of a maturity date for the Preferred Securities or the amendment or alteration thereof, or the amendment of the Liquidation Preference or Distributions payable on the Preferred Securities, or the date on which Distributions become payable, including by suspending payment for a temporary period; and (ii) the variation of the terms of the Preferred Securities, or the rights of the holders thereunder or under the Indenture, as deemed necessary by the Relevant Spanish Resolution Authority, to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

By its acquisition of any Preferred Securities, each holder thereof acknowledges and agrees that neither a reduction or cancellation, in part or in full, of the Amounts Due on the Preferred Securities, or the conversion thereof into another security or obligation of BBVA or another person, in each case as a result of the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to BBVA, nor the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, shall: (i) give rise to a default or event of default for purposes of Section 315(b) (Notice of Defaults) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act or (ii) be a default or an Enforcement Event with respect to the Preferred Securities or under the Indenture. By its acquisition of any Preferred Securities, each holder of Preferred Securities further acknowledges and agrees that no repayment or payment of Amounts Due on the Preferred Securities will become due and payable or be paid after the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority if, and to the extent that, such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of any Preferred Securities, each holder of Preferred Securities, to the extent permitted by the Trust Indenture Act, waives any and all claims, in law and/or in equity, against the trustee for, agrees not to initiate a suit against the trustee in respect of, and agrees that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities. Additionally, by its acquisition of any Preferred Securities, each holder of Preferred Securities acknowledges and agrees that, upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities: (i) the trustee will not be required to take any further directions from the holders of Preferred Securities with respect to any portion of the Preferred Securities that is written down, converted to equity and/or cancelled under the Indenture; and (ii) the Indenture will not impose any duties upon the trustee whatsoever with respect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority; provided, however, that notwithstanding the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, so long as any Preferred Securities remain outstanding, there will at all times be a trustee for the Preferred Securities in accordance with the Indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Preferred Securities remain outstanding following the completion of the exercise of the Spanish Bail-in Power.

By its acquisition of any Preferred Securities, each holder of Preferred Securities further agrees to be deemed to have authorized, directed and requested DTC, the European Clearing Systems and any direct participant in DTC, the European Clearing Systems or other intermediary or depositary through which it holds such Preferred Securities to take any and all necessary actions, if required, to implement the exercise of the Spanish Bail-in Power with respect to the Preferred Securities as it may be imposed, without any further action or direction on the part of such holder of Preferred Securities.
Upon the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority with respect to the Preferred Securities, BBVA or the Relevant Spanish Resolution Authority (as the case may be) will provide a written notice to DTC as soon as practicable regarding such exercise of the Spanish Bail-in Power for purposes of notifying the holders of the Preferred Securities. BBVA will also deliver a copy of such notice to the trustee for information purposes. No failure or delay by BBVA to deliver a notice shall affect the validity or enforceability of the exercise of the Spanish Bail-in Power.
By its acquisition of any Preferred Security, each holder acknowledges, accepts, consents to and agrees to be bound by (i) the exercise and effect of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority, which may be imposed with or without any prior notice, with respect to any Common Shares that may be delivered to it upon the Conversion (if any) of the Preferred Securities; and (ii) the variation of the terms of such Common Shares to give effect to the exercise of the Spanish Bail-in Power by the Relevant Spanish Resolution Authority.

Subsequent Holders’ Agreement

Holders of any Preferred Securities that acquire such Preferred Securities in the secondary market or otherwise shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified herein and in the Indenture to the same extent as the holders that acquire such Preferred Securities upon their initial issuance, including, without limitation, with respect to Conversion and the acknowledgment and agreement to be bound by and consent to the terms of the Preferred Securities related to the exercise and effects of the Spanish Bail-in Power set forth under “—Agreement and Acknowledgment with Respect to the Exercise of the Spanish Bail-in Power”.

The Indenture provides that the foregoing agreement and acknowledgment regarding the Spanish Bail-in Power is governed by Spanish law and that any Bail-in Dispute is subject to the exclusive jurisdiction of the Spanish courts.

See “Item 3. Key Information—Risk Factors—Regulatory, Tax, Compliance and Reporting Risks—The Group is subject to a comprehensive regulatory and supervisory framework, including resolution regulations, which could have a material adverse effect on its business, financial condition and results of operations” and “Item 4. Information on the Company—Business Overview—Supervision and Regulation—Capital Requirements, MREL and Resolution” in our Annual Report.

Purchases of the Preferred Securities

BBVA or any member of the BBVA Group or any other legal entity acting on behalf of BBVA may purchase or otherwise acquire any of the outstanding Preferred Securities at any price in the open market or otherwise, subject to such purchase being in compliance with Applicable Banking Regulations then in force and subject to the prior consent of the Regulator, if required pursuant to such regulations. Upon their acquisition, such Preferred Securities will immediately cease to be deemed “outstanding” under the Indenture and must be surrendered to the trustee for their cancellation.

Notwithstanding any other provision of the Indenture and subject to compliance with the provisions of any applicable law (including the Spanish Companies Act and the Applicable Banking Regulations), BBVA and/or any member of the BBVA Group may exercise such rights as BBVA and/or such member of the BBVA Group may from time to time possess to purchase or redeem or buy back any of BBVA’s shares (including Common Shares) or any depositary or other receipts or certificates representing the same without the consent of the holders.

Maintenance of Tax Procedures

The Indenture provides for the timely provision by the Paying Agent of a duly executed and completed Payment Statement in connection with each payment of income under the Preferred Securities, and set forth certain procedures agreed by BBVA and the Paying Agent which aim to facilitate such process, along with a form of the Payment Statement to be used by the Paying Agent. For these purposes, “income” means, with respect to a Distribution Payment Date, the aggregate Distribution paid on a Distribution Payment Date or, with respect to a redemption date, the amount of the difference, if any, between the aggregate Redemption Price paid upon the redemption of the Preferred Securities (or a portion thereof) and the aggregate Liquidation Preference of such Preferred Securities, provided that such difference corresponds to a Distribution paid by BBVA.

If the Paying Agent fails to deliver a duly executed and completed Payment Statement on a timely basis, in respect of a Distribution Payment Date or in connection with a redemption date, then the related payment will be subject to Spanish withholding tax. If this were to occur, BBVA would not pay Additional Amounts.

Notices

All notices to holders of Preferred Securities shall be validly given if in writing and mailed first-class postage prepaid to them at their respective addresses in the register maintained by the security registrar. While the Preferred Securities are in global form, any notice given to the holder of a Preferred Security shall be sufficiently given if such notice is given to such holder through DTC, in accordance with DTC’s applicable procedures from time to time.